Filed pursuant to Rule 424(b)(5)
Registration No. 333-105322
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 8, 2004)
$900,000,000
(Approximate)
CENTEX HOME EQUITY LOAN TRUST 2004-D
Centex Home Equity Loan Asset-Backed Certificates, Series 2004-D
Centex Home Equity Company, LLC
Originator and Servicer
CHEC Funding, LLC
Depositor

Consider carefully the risk factors beginning on page S-11 in this prospectus supplement.

The certificates will represent interests in the trust only and will not be guaranteed by or represent interests in or obligations of Centex Home Equity Company, LLC or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

We are offering pursuant to this prospectus supplement and the accompanying prospectus:

Offered	Principal	Certificate	Final Scheduled
Certificates	Balance*	Rate**	Distribution Date

Class AF-1	$126,900,000	2.980%, subject to an interest rate cap.	April 2020

Class AF-2	$33,300,000	3.350%, subject to an interest rate cap.	April 2023

Class AF-3	$64,900,000	3.860%, subject to an interest rate cap.	April 2030

Class AF-4	$26,000,000	4.680%, subject to an interest rate cap.	June 2032

Class AF-5	$29,360,000	5.350%, subject to an interest rate cap.	September 2034

Class AF-6	$27,700,000	4.670%, subject to an interest rate cap.	September 2034

Class AV-1	$99,000,000	One-month LIBOR plus 0.330%, subject to an interest rate cap.	September 2034

Class AV-2	$173,000,000	One-month LIBOR plus 0.340%, subject to an interest rate cap.	September 2034

Class AV-3	$115,000,000	One-month LIBOR plus 0.150%, subject to an interest rate cap.	May 2028

Class AV-4	$28,400,000	One-month LIBOR plus 0.300%, subject to an interest rate cap.	November 2031

Class AV-5	$30,100,000	One-month LIBOR plus 0.480%, subject to an interest rate cap.	September 2034

Class MF-1	$19,800,000	5.160%, subject to an interest rate cap.	September 2034

Class MF-2	$14,940,000	5.560%, subject to an interest rate cap.	September 2034

Class MF-3	$13,500,000	5.760%, subject to an interest rate cap.	September 2034

Class MV-1	$43,200,000	One-month LIBOR plus 0.620%, subject to an interest rate cap.	September 2034

Class MV-2	$10,800,000	One-month LIBOR plus 0.690%, subject to an interest rate cap.	September 2034

Class MV-3	$8,370,000	One-month LIBOR plus 1.000%, subject to an interest rate cap.	September 2034

Class MV-4	$8,100,000	One-month LIBOR plus 1.030%, subject to an interest rate cap.	September 2034

Class MV-5	$8,100,000	One-month LIBOR plus 1.200%, subject to an interest rate cap.	September 2034

Class MV-6	$8,370,000	One-month LIBOR plus 1.650%, subject to an interest rate cap.	September 2034

Class BF	$3,600,000	5.900%, subject to an interest rate cap.	September 2034

Class BV	$7,560,000	One-month LIBOR plus 1.750%, subject to an interest rate cap.	September 2034

*	Principal balances subject to variance of plus or minus 5%.

**	The certificate rate on each class of certificates will increase for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option, as set forth in this prospectus supplement.

The Certificates

•	Interest and principal on the certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, on the next business day. The first scheduled distribution date is October 25, 2004.

•	The offered certificates currently have no trading market.

•	The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class AV-3, Class AV-4 and Class AV-5 certificates will be senior certificates.

•	The Class M and Class B certificates of a group will be subordinate to, and provide credit enhancement for, the senior certificates of the related group. The Class B certificates of a group will be subordinate to, and provide credit enhancement for, the Class M certificates of the related group and each class of Class M certificates of a group having a higher numerical designation will be subordinate to, and provide credit enhancement for, each class of Class M certificates of the related group having a lower numerical designation.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters listed below will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are expected to be approximately $897,479,535 excluding accrued interest, and before deducting issuance expenses payable by the depositor, estimated to be $700,000. We expect that delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about September 23, 2004.

Citigroup

Banc of America Securities LLC

Credit Suisse First Boston

RBS Greenwich Capital

September 8, 2004

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

•	this prospectus supplement, which describes the specific terms of your certificates.

      You should rely primarily on the description of your certificates in this prospectus supplement.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the offered certificates in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates. In addition, all dealers selling the offered certificates will be required to deliver a prospectus supplement and prospectus until December 7, 2004.

i

SUMMARY

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this entire prospectus supplement and accompanying prospectus.

•	This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

•	You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Defined Terms” beginning on page S-124 in this prospectus supplement.

Issuer

•	Centex Home Equity Loan Trust 2004-D.

Depositor

•	CHEC Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of Centex Home Equity Company, LLC.

Originator

•	Centex Home Equity Company, LLC, a Delaware limited liability company (formerly Centex Credit Corporation, a Nevada corporation).

•	All of the home equity loans have been originated by the originator, by an affiliate of the originator or by a broker for simultaneous assignment to the originator or were acquired by the originator from correspondent lenders and reunderwritten to comply with the originator’s underwriting standards.

•	The originator will sometimes be referred to in this prospectus supplement as “CHEC.”

Sellers

•	Centex Home Equity Company, LLC.

•	Harwood Street Funding II, LLC, which is a limited purpose entity and an affiliate of Centex Home Equity Company, LLC.

Servicer

•	Centex Home Equity Company, LLC.

Trustee

•	JPMorgan Chase Bank.

Statistical Calculation Date

•	The opening of business on August 1, 2004.

•	All statistical information relating to the home equity loans presented in this prospectus supplement is given as of the statistical calculation date.

Cut-Off Date

•	The opening of business on September 1, 2004 or, with respect to any home equity loans originated after that date but prior to the closing date, the date of origination of that home equity loan.

•	The cut-off date is the date on and after which the issuer will be entitled to receive all collections on and proceeds of the home equity loans.

Closing Date

      September 23, 2004.

Distribution Date

      The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first distribution date will be October 25, 2004.

Record Date

•	With respect to any distribution date and each class of fixed rate certificates, the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

•	With respect to any distribution date and each class of variable rate certificates, the last business day immediately preceding the distribution date or, if definitive certificates are issued, the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

The Certificates

      On the closing date, the trust will issue the offered certificates, the Class X-IO certificates and the Class R certificates.

Offered Certificates

      The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class AV-5, Class MF-1, Class MF-2, Class MF-3, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class BF and Class BV certificates.

Senior Certificates

      The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class AV-3, Class AV-4 and Class AV-5 certificates.

Subordinate Certificates

      The Class MF-1, Class MF-2, Class MF-3, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class BF and Class BV certificates.

Non-Offered Certificates

      The Class X-IO certificates and Class R certificates are not being offered to the public. We have included information with respect to the Class X-IO and Class R certificates in this prospectus supplement solely to provide you a better understanding of the offered certificates.

Group I Certificates

      The Group I certificates consist of the Group I senior certificates and the Group I subordinate certificates.

      The Group I senior certificates will be the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 certificates. The Group I subordinate certificates will be the Class MF-1, Class MF-2, Class MF-3 and Class BF certificates.

Group II/ III Certificates

      The Group II/ III certificates consist of the Group II senior certificates, the Group III senior certificates and the Group II/III subordinate certificates.

      The Group II senior certificates will be the Class AV-1 certificates.

      The Group III senior certificates will be the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 certificates.

      The Group II/ III subordinate certificates will be the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6 and Class BV certificates.

Fixed Rate Certificates

      The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class MF-3 and Class BF certificates.

Variable Rate Certificates

      The Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class AV-5, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6 and Class BV certificates.

Denominations

      The offered certificates will be offered for purchase in denominations of $25,000 and multiples of $1,000 above $25,000.

Book-Entry Registration

      We will issue the offered certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the offered certificates are in book-entry form they will be registered in the name of the nominee of the depository in the United States.

Final Scheduled Distribution Date

      The final scheduled distribution date for each class of offered certificates is as set forth on the cover page of this prospectus supplement.

Distributions to Offered Certificateholders

Interest

      You will be entitled to receive payments of interest on each distribution date to the extent set forth in this prospectus supplement.

Fixed Rate Certificate Interest

      The interest rate on any distribution date for a fixed rate certificate will be the applicable interest rate set forth on the cover page of this prospectus supplement.

      The interest period with respect to each distribution date and a fixed rate certificate is the calendar month preceding the month of the distribution date. For example, if the distribution date occurs on December 27, 2004, the interest period would be the month of November 2004. Each calendar month will be deemed to have 30 days and each year will be deemed to have 360 days. Therefore, if you are a holder of a fixed rate certificate, you would use the following formula to calculate your interest payment on any distribution date:

30 --- 360	× IR × PB = your interest payment

IR	=	the applicable per annum fixed interest rate, subject to (1) the Group I net wac cap and (2) an increase of 0.50% per annum after an affiliate of the servicer first fails to exercise its clean-up call option.

PB	=	the principal balance of your fixed rate certificate immediately prior to any distributions on the distribution date.

      If you are a holder of a fixed rate certificate, we will increase the interest payment we owe to you for a distribution date by any unpaid interest we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

      The Group I net wac cap for the fixed rate certificates is the weighted average of the net coupon rates of the Group I home equity loans related to the applicable distribution date.

      If you are a holder of a fixed rate certificate, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the Group I net wac cap, including any interest accrued on such amount at the related certificate rate. Payment of these amounts will be made on a subordinated basis, to the extent that money is available to make these payments. However, if the clean-up call option is exercised as described in this prospectus supplement, you will not be entitled to receive these amounts upon termination of the trust, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under “DESCRIPTION OF THE CERTIFICATES — Distributions” in this prospectus supplement.

Variable Rate Certificate Interest

      The interest rate on any distribution date with respect to the variable rate certificates will be the applicable interest rate set forth on the cover page of this prospectus supplement.

      The interest period with respect to each distribution date and the variable rate certificates is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date. Interest on the variable rate certificates will accrue during the related interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days. Therefore, if you are a holder of a variable rate certificate, you would use the following formula to calculate your interest payment on any distribution date:

N 360	× IR × PB = your interest payment

N	=	number of days in the interest period.

IR	=	the applicable per annum variable interest rate for the interest period, subject to (1) the applicable net wac cap and (2) in the case of the Group II senior certificates and the Group III senior certificates, a doubling of the applicable margin after an affiliate of the servicer first fails to exercise its clean-up call option and, in the case of the Group II/ III subordinate certificates, an increase of 1.5 times the applicable margin after an affiliate of the servicer first fails to exercise its clean-up call option.
PB	=	the principal balance of your variable rate certificate immediately prior to any distributions on the distribution date.

      If you are a holder of a variable rate certificate, we will increase the interest payment we owe to you for a distribution date by any unpaid interest we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

      The Group II net wac cap for the Class AV-1 certificates is equal to the product of the weighted average of the net coupon rates of the Group II home equity loans related to the applicable distribution date, and a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related interest period.

      The Group III net wac cap for the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 certificates is equal to the product of the weighted average of the net coupon rates of the Group III home equity loans related to the applicable distribution date, and a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related interest period.

      The Group II/III subordinate net wac cap for each class of Group II/III subordinate certificates is a per annum rate equal to the weighted average of (i) the Group II net wac cap and (ii) the Group III net wac cap, weighted on the basis of the related group subordinate amount for such distribution date. The group subordinate amount for each of Group II and Group III and any distribution date is the excess of the aggregate loan balance of the home equity loans of the related group as of the first day of the related remittance period over the aggregate certificate principal balance of the senior certificates of such group immediately prior to such distribution date.

      If you are a holder of a variable rate certificate, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the Group II net wac cap, the Group III net wac cap, or the Group II/III subordinate net wac cap, as the case may be, including any interest accrued on such amount at the related certificate rate. Payment of these amounts will be made on a subordinated basis, to the extent that money is available to make these payments. However, if the clean-up call option is exercised as described in this prospectus supplement, you will not be entitled to receive these amounts upon termination of the trust, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under “DESCRIPTION OF THE CERTIFICATES — Distributions” in this prospectus supplement.

Principal

      On each distribution date, the amount available for distributions of principal to the offered certificates of a group will include (1) principal collections on the related home equity loans, plus (2) any excess interest collections on the related home equity loans, and any excess interest collections available on a subordinate basis from the home equity loans of the other group after required distributions are made with respect to the other group, required to be distributed to satisfy the required level of overcollateralization for the related group less (3) any decrease in the related required level of overcollateralization. No principal collections with respect to Group I will be available to support Group II/III or vice versa, except for any excess overcollateralization amounts for the related group.

Group I Senior Certificates

      On each distribution date we will distribute principal in a specified amount to the Group I senior certificates as described under “DESCRIPTION OF THE CERTIFICATES —

Distributions — Distributions of Principal,” in the following order of priority:

•	first, to the Class AF-6 certificates, for each distribution date on or after the distribution date in October 2007 in an amount up to a specified amount; and

•	second, sequentially, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 certificates, in that order, so that each class does not receive any principal payments until the principal balance of the prior class has been reduced to zero.

      The Class AF-6 certificate is a “lock-out” certificate. If you are a holder of a Class AF-6 certificate generally you will not be entitled to receive payments of principal until the distribution date in October 2007. From that point on, you will be entitled to receive an increasing percentage of your class’s proportionate share of principal payable to the Group I certificates, based on a schedule.

Group II Senior Certificates

      On each distribution date we will distribute principal in a specified amount to the Group II senior certificates, as described under “DESCRIPTION OF THE CERTIFICATES — Distributions — Distributions of Principal,” as follows:

•	to the Class AV-1 certificates, until the principal balance of the Class AV-1 certificates has been reduced to zero.

Group III Senior Certificates

      On each distribution date we will distribute principal in a specified amount to the Group III senior certificates as described under “DESCRIPTION OF THE CERTIFICATES — Distributions — Distributions of Principal,” concurrently, as follows:

•	to the Class AV-2 certificates, until the certificate principal balance of the Class AV-2 certificates has been reduced to zero; and

•	sequentially, to the Class AV-3, Class AV-4 and Class AV-5 certificates, in that order, so that each class does not receive any principal payments until the principal balance of the prior class has been reduced to zero.

Subordinate Certificates

      On each distribution date we will distribute principal in respect of the Group I home equity loans to the Group I subordinate certificates on a subordinate basis. On each distribution date we will distribute principal in respect of the Group II and Group III home equity loans to the Group II/III subordinate certificates on a subordinate basis. Prior to the related stepdown date or while any related trigger event is in effect, principal in respect of the home equity loans in a group will generally be distributed to the senior certificates of the related group. After the related stepdown date, if there is no related trigger event in effect, principal distributions in respect of the home equity loans of a group will generally be allocated first to the senior certificates of the related group, based on a formula amount and then any excess will be distributed to the subordinate classes of the related group in the amounts and the order of priority described under “DESCRIPTION OF THE CERTIFICATES — Distributions” in this prospectus supplement.

Trust Property

      The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

•	a pool of closed-end fixed rate home equity loans secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties transferred to the trust on the closing date;

•	a pool of closed-end adjustable rate home equity loans conforming to certain agency guidelines and secured by first lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties transferred to the trust on the closing date;

•	a pool of closed-end adjustable rate home equity loans some of which conform and some of which do not conform to certain agency guidelines and secured by first lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties transferred to the trust on the closing date;

•	payments on the home equity loans received on and after the cut-off date;

•	property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

•	amounts on deposit in the accounts specified in this prospectus supplement;

•	rights under certain interest rate cap agreements described in this prospectus supplement;

•	rights under any hazard insurance policies, if any, covering the mortgaged properties; and

•	proceeds of the foregoing.

The Home Equity Loans

      We will divide the home equity loans into three groups. The Group I home equity loan group will contain home equity loans that bear interest at fixed rates. The Group II home equity loan group will contain home equity loans that conform to certain agency guidelines, and that bear interest at rates that adjust semi-annually or annually based on six-month LIBOR or one-year LIBOR, as applicable, and the applicable gross margin (subject to the limitations described in this prospectus supplement and the accompanying prospectus). The Group III home equity loan group will contain home equity loans, some of which conform and some of which do not conform to certain agency guidelines, and that bear interest at rates that adjust semi-annually or annually based on six-month LIBOR or one-year LIBOR, as applicable, and the applicable gross margin (subject to the limitations described in this prospectus supplement and the accompanying prospectus). The initial rate adjustment date for those home equity loans that bear interest at an adjustable rate is either six months, two years, three years or five years after the date of origination of the related home equity loan.

      As further described in this prospectus supplement, for purposes of credit enhancement and distributions to the variable rate certificates, the Group II home equity loans and the Group III home equity loans will be considered a single home equity loan group, which we refer to in this prospectus supplement as the Group II/III home equity loans or Group II/III.

      All of the home equity loans in the trust have been originated by CHEC, an affiliate of CHEC or a broker for simultaneous assignment to CHEC or were acquired by CHEC from correspondent lenders and reunderwritten to comply with CHEC’s underwriting standards.

      The home equity loans are not and will not be guaranteed by the depositor, the sellers, the servicer, the trustee or any of their affiliates. None of the home equity loans is insured by a primary mortgage insurance policy.

      The statistical information presented in this prospectus supplement is with respect to 6,652 home equity loans, of which 2,992 are fixed rate home equity loans and 3,660 are adjustable rate home equity loans, in each case, as of the statistical calculation date. Prior to the closing date, additional home equity loans may be added to each home equity loan group and some home equity loans may be removed from each home equity loan group.

      As a result of this potential variation in home equity loans to be transferred to the trust and the amortization of home equity loans between the statistical calculation date and the cut-off date, the characteristics of the home equity loans in each home equity loan group as of the closing date may differ from the characteristics presented in this prospectus supplement as of the statistical calculation date. The depositor does not expect a material change in the weighted average characteristics of any home equity loan group.

Delinquency Advances and Compensating Interest

      Each month the servicer will determine the amount of any unpaid interest due on the home equity loans. If the servicer believes that unpaid interest can be recovered, then the servicer will either:

•	advance the unpaid interest to the trust out of its own funds; or

•	advance the unpaid interest to the trust out of collections on the home equity loans that are not required to be distributed on the related distribution date.

      The servicer will reimburse the trust for amounts advanced from trust collections prior to the date on which these amounts are required to be a part of any amounts distributable to you.

      The servicer will provide to the trust the amount of any shortfall of interest on a home equity loan that is caused by a full prepayment of a home equity loan up to the amount of the aggregate servicing fee payable with respect to the related home equity group for the related period.

      The servicer is entitled to be reimbursed by the trust for any delinquency advances from the related home equity loan and, if the delinquency advance is a non-recoverable advance, from collections on the home equity loans of the related group prior to any distributions to you. The servicer is also entitled to be reimbursed by the trust for any delinquency advances, as well as unreimbursed payments of compensating interest, from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.

Servicing Advances

      Unless the servicer determines that any proposed advance is not recoverable from the related home equity loan, the servicer will pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•	expenditures in connection with a foreclosed home equity loan prior to the liquidation of that home equity loan;

•	the cost of any enforcement or judicial proceedings, including foreclosures; and

•	the cost of the management and liquidation of property acquired in satisfaction of the related home equity loan.

      The servicer is entitled to be reimbursed by the trust for any servicing advances from the borrower of the related home equity loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related home equity loan and, if the servicing advance is a non-recoverable advance, from collections on the home equity loans of the related group, in each case prior to any distributions to you. The servicer is also entitled to be reimbursed by the trust for any servicing advances from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.

Credit Enhancement

Subordination

      The issuance of senior certificates and subordinate certificates by the trust is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

      The certificates that are designated as senior certificates of a group will have a payment priority over the certificates that are designated as subordinate certificates of the related group. Among the classes of Group I subordinate certificates:

•	the Class MF-1 certificates will have payment priority over the Class MF-2 certificates, the Class MF-3 certificates and the Class BF certificates;

•	the Class MF-2 certificates will have payment priority over the Class MF-3 certificates and the Class BF certificates; and

•	the Class MF-3 certificates will have payment priority over the Class BF certificates.

      Among the classes of Group II/III subordinate certificates:

•	the Class MV-1 certificates will have payment priority over the Class MV-2 certificates, the Class MV-3 certificates, the Class MV-4 certificates, the Class MV-5 certificates, the Class MV-6 certificates and the Class BV certificates;

•	the Class MV-2 certificates will have payment priority over the Class MV-3 certificates, the Class MV-4 certificates, the Class MV-5 certificates, the Class MV-6 certificates and the Class BV certificates;

•	the Class MV-3 certificates will have payment priority over the Class MV-4 certificates, the Class MV-5 certificates, the Class MV-6 certificates and the Class BV certificates;

•	the Class MV-4 certificates will have payment priority over the Class MV-5 certificates, the Class MV-6 certificates and the Class BV certificates;

•	the Class MV-5 certificates will have payment priority over the Class MV-6 certificates and the Class BV certificates; and

•	the Class MV-6 certificates will have payment priority over the Class BV certificates.

Allocation of Losses

      If, on any distribution date, there is insufficient excess interest or overcollateralization in a related group or, to the limited extent described in this prospectus supplement, excess interest available from the other group, to absorb realized losses on the home equity loans, then realized losses on such home equity loans will be allocated, in the case of the Group I subordinate certificates, first, to the Class BF certificates, second, to the Class MF-3 certificates, third, to the Class MF-2 certificates and fourth, to the Class MF-1 certificates and, in the case of the Group II/III subordinate certificates, first, to the Class BV certificates, second, to the Class MV-6 certificates, third, to the Class MV-5 certificates, fourth, to the Class MV-4 certificates, fifth, to the Class MV-3 certificates, sixth, to the Class MV-2 certificates and seventh, to the Class MV-1 certificates. Such realized losses will be allocated through a reduction in the principal balance of the applicable class equal to the realized losses in excess of the amount of excess interest and overcollateralization on such distribution date. The pooling and servicing agreement does not permit the allocation of realized losses on the home equity loans to the senior certificates; however, investors in the senior certificates should realize that under certain loss scenarios there will not be sufficient interest and principal collections on the home equity loans in a group to pay the senior certificates all the interest and principal amounts to which such certificates are then entitled.

      Once realized losses are allocated to the subordinate certificates, the principal balance reduced as a result of such realized losses will not be reinstated thereafter, except to the extent the principal balance is increased by a subsequent recovery, as described under “DESCRIPTION OF THE CERTIFICATES — Credit Enhancement; Allocation of Realized Losses” in this prospectus supplement. However, the amount of any realized losses allocated to the subordinate certificates may be paid to the holders of these certificates according to the priorities set forth under “DESCRIPTION OF THE CERTIFICATES — Distributions” in this prospectus supplement.

Overcollateralization

      Overcollateralization is calculated as the amount by which the aggregate principal balance of the home equity loans in a home equity loan group exceeds the aggregate principal balance of the offered certificates of the related group. The offered certificates will not have the benefit of any overcollateralization on the closing date. Beginning on the first distribution date, excess interest collections from a group and, to a limited extent, from the other group, if any, will be applied as accelerated payments of principal to the class or classes of related offered certificates then entitled to receive distributions of principal until the applicable overcollateralization level equals a related specified required overcollateralization level as described under “DESCRIPTION OF THE CERTIFICATES — Credit Enhancement — Overcollateralization Resulting from Cash Flow Structure.”

      If there is not sufficient excess interest, the applicable required overcollateralization level will not be reached or maintained. In addition, realized losses on the home equity loans of a group in excess of excess interest collections will reduce the amount of overcollateralization for that group. If realized losses on the home equity loans of a group result in the overcollateralization amount becoming negative, the principal balance of the class of related subordinate certificates then outstanding with the lowest relative payment priority will be reduced by such negative amount.

Crosscollateralization

      Each home equity loan group provides for limited crosscollateralization of the offered certificates from excess interest collections of the other home equity loan group on a subordinated basis solely to cause the offered certificates of the other group to reach the targeted level of overcollateralization for such group and to cover realized losses of the other group as more fully described under “DESCRIPTION OF THE CERTIFICATES — Credit Enhancement” in this prospectus supplement.

Cap Agreements

      The variable rate certificates will have the benefit of two interest rate cap agreements as described under “DESCRIPTION OF THE CERTIFICATES — Cap Agreement Reserve Fund” in this prospectus supplement.

Optional Termination of the Trust by an Affiliate of the Servicer

      An affiliate of the servicer may, at its option, terminate the trust by purchasing, at the termination price described in this prospectus supplement, all of the home equity loans on any distribution date on or after the date on which the aggregate outstanding loan balance of the home equity loans in all groups is less than or equal to 10% of the aggregate outstanding loan balance of the home equity loans in all groups on the cut-off date. The certificate rate on each class of offered certificates will increase for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option, as described under “DESCRIPTION OF THE CERTIFICATES — Certificate Rate” in this prospectus supplement.

Optional Purchase of Delinquent Home Equity Loans

      The servicer has the option, but is not obligated, to purchase from the trust any home equity loan that becomes delinquent for two consecutive monthly installments, subject to the limitations described in the pooling and servicing agreement.

Certain Federal Tax Considerations

      Subject to the considerations discussed under “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” in this prospectus supplement, in the opinion of McKee Nelson LLP, counsel to the sellers and the trust, for federal income tax purposes, the trust will include one or more real estate mortgage investment conduits or “REMICs” and the offered certificates will represent ownership of “regular interests” in a REMIC.

ERISA Considerations

      Subject to the considerations and conditions described under “ERISA CONSIDERATIONS” in this prospectus supplement, we expect that the offered certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended.

Legal Investment Considerations

      The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such certificates. You should consult your own counsel as to whether and to what extent the offered certificates constitute legal investments for you.

Certificate Ratings

      It is a condition to the issuance of the offered certificates that they receive the respective ratings set forth below from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch Ratings.

Class	S & P	Moody’s	Fitch

AF-1	AAA	Aaa	AAA
AF-2	AAA	Aaa	AAA
AF-3	AAA	Aaa	AAA
AF-4	AAA	Aaa	AAA
AF-5	AAA	Aaa	AAA
AF-6	AAA	Aaa	AAA
AV-1	AAA	Aaa	AAA
AV-2	AAA	Aaa	AAA
AV-3	AAA	Aaa	AAA
AV-4	AAA	Aaa	AAA
AV-5	AAA	Aaa	AAA
MF-1	AA	Aa2	AA
MF-2	A	A2	A
MF-3	BBB+	Baa2	BBB+
MV-1	AA	Aa2	AA
MV-2	AA-	Aa3	AA-
MV-3	A+	A1	A+
MV-4	A	A2	A
MV-5	A-	A3	A-
MV-6	BBB+	Baa1	BBB+
BF	BBB	Baa3	BBB
BV	BBB	Baa2	BBB

RISK FACTORS

      You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the certificates.

You may have difficulty selling your certificates	The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

The borrowers have less than perfect credit	CHEC underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history, collateral and in other respects. The home equity loans originated or acquired by CHEC or its affiliates have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired past credit experience, limited credit history, insufficient home equity value, or high debt-to-income ratios. As a result of this approach to underwriting, the home equity loans may experience higher rates of delinquencies, defaults and foreclosures than home equity loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

Newly originated home equity loans may default	Approximately 99.93% of the home equity loans as of the statistical calculation date were originated within twelve months prior to this date. The weighted average remaining term to stated maturity of the Group I, Group II and Group III home equity loans as of the statistical calculation date is approximately 333 months, 359 months and 360 months, respectively. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans expected to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

The rate of return of principal is uncertain due to prepayments	Overview. The trust’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the home equity loans.

In general, if you purchase an offered certificate at a premium to the outstanding principal amount of the certificate the yield on your certificate may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, if you purchase an offered certificate at a discount to the outstanding principal amount of the certificate, the yield on your certificate may be adversely affected by a lower than anticipated level of prepayments.

Generally, if prevailing interest rates fall significantly below the coupon rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the coupon rates on the home equity loans, the rate of prepayments is likely to decrease.

Many of the home equity loans have no prepayment penalties. Approximately 23.36% of the Group I home equity loans, approximately 39.97% of the Group II home equity loans and approximately 32.64% of the Group III home equity loans, in each case as of the statistical calculation date, may be prepaid in whole or in part at any time without penalty. Home equity loans may not be viewed by borrowers as permanent financing. Accordingly, the home equity loans in the trust may experience a higher rate of prepayment than traditional mortgage loans.

Due-on-sale clauses. All of the home equity loans contain due-on-sale provisions and the servicer is required by the pooling and servicing agreement to enforce these provisions unless the enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan.

2/28, 3/27 and 5/25 adjustable rate loans. Approximately 69.37%, 29.86% and 0.35% of the Group II home equity loans and approximately 78.74%, 20.42% and 0.12% of the Group III home equity loans, in each case as of the statistical calculation date, have a two year fixed rate term followed by a 28 year adjustable rate term, a three year fixed rate term followed by a 27 year adjustable rate term or a five year fixed rate term followed by a 25 year adjustable rate term, respectively. We refer to these loans in this prospectus supplement as the 2/28, 3/27 and 5/25 adjustable rate loans, respectively. As with home equity loans generally, the rate of prepayments on these 2/28, 3/27 and 5/25 adjustable rate loans which are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28, 3/27 and 5/25 adjustable rate loans may differ from that of the other Group II or Group III home equity loans although the other Group II or Group III home equity loans also have adjustable interest rates. As a 2/28, 3/27 or 5/25 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

You may be unable to reinvest distributions in comparable investments	Asset backed securities like the offered certificates usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their home equity loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

Effect of home equity loan yield on certificate rate of the variable rate certificates; basis risk	Approximately 0.42% of the Group II home equity loans and approximately 0.72% of the Group III home equity loans, as of the statistical calculation date, have interest rates which adjust semi-annually based upon the London interbank offered rate, commonly referred to as LIBOR, for six-month United States dollar deposits. We refer to these loans in this prospectus supplement as the six-month adjustable rate loans. Following their initial fixed interest rate period, the 2/28 and 3/27 loans provide for interest rate and payment adjustments in a manner similar to the six-month adjustable rate loans and the 5/25 adjustable rate loans provide for interest rate and payment adjustments annually based upon LIBOR for one-year United States dollar deposits.

The interest rates for the variable rate certificates are determined in accordance with and adjust monthly based upon one-month LIBOR, and are subject to the Group II net wac cap, the Group III net wac cap or the Group II/ III subordinate net wac cap, as applicable. One- month LIBOR, six-month LIBOR and one-year LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which either six-month LIBOR or one-

year LIBOR is stable or is falling or that, even if each of one-month LIBOR, six-month LIBOR and one-year LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR or one-year LIBOR. Furthermore, even if one-month LIBOR, six-month LIBOR and one-year LIBOR were at the same level, the Group II net wac cap, the Group III net wac cap or the Group II/ III subordinate net wac cap, as applicable, may still limit the amount of interest that would otherwise be distributable on the related variable rate certificates. The operation of the Group II net wac cap, the Group III net wac cap or the Group II/ III subordinate net wac cap, as applicable, may cause the certificate rate of the Group II senior certificates, the Group III senior certificates or the Group II/ III subordinate certificates, respectively, to be reduced for extended periods in a rising interest rate environment. Although we intend to pay you on future distribution dates on a subordinated basis the amount by which we reduce your interest payment because of the Group II net wac cap, the Group III net wac cap or the Group II/ III subordinate net wac cap, as applicable, together with any interest thereon, to the extent of amounts available under the interest rate cap agreements described herein or to the extent of amounts in the supplemental interest reserve fund available for such purpose, we cannot assure you that excess funds will be available to make these payments. However, if the clean-up call option is exercised as described in this prospectus supplement, you will not be entitled to receive these amounts upon termination of the trust, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under “DESCRIPTION OF THE CERTIFICATES — Distributions” in this prospectus supplement.

In addition, the Group II home equity loans and the Group III home equity loans are subject to periodic adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Group II net wac cap, the Group III net wac cap and the Group II/ III subordinate net wac cap, as applicable, limiting increases in the certificate rate for the Group II senior certificates, the Group III senior certificates and the Group II/ III subordinate certificates, respectively. Finally, the Group II home equity loans and the Group III home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the variable rate certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days. This may result in the Group II net wac cap, the Group III net wac cap and the Group II/ III subordinate net wac cap limiting the certificate rate for the Group II senior certificates, the Group III senior certificates and the Group II/ III subordinate certificates, respectively, to less than one-month

LIBOR plus the applicable margin in interest periods that have more than 30 days.

If you are a holder of a variable rate certificate and the certificate rate is limited in any period by the Group II net wac cap, the Group III net wac cap or the Group II/ III subordinate net wac cap, as applicable, you may suffer a temporary or permanent decline in the market value of your certificates.

Effect of a default or termination under the interest rate cap agreements	Amounts by which we reduce the interest payment to the Group II senior certificates, the Group III senior certificates or the Group II/ III subordinate certificates because of the Group II net wac cap, the Group III net wac cap or the Group II/ III subordinate net wac cap, respectively, are payable, on each distribution date after the first distribution date but not beyond the distribution date in August 2007, in part from amounts on deposit in the cap agreement reserve fund. The only assets available to fund the cap agreement reserve fund are payments, if any, made under the two interest rate cap agreements by the counterparty to the cap agreements. If the counterparty were to default under an interest rate cap agreement or if a cap agreement were to terminate for any reason during this period, there may be insufficient funds to pay to you any related cap carryover amounts and the value and marketability of a class of variable rate certificates may consequently be adversely affected.

Effect of prepayments of home equity loans on certificate rates of the fixed rate certificates; interest rate risk	The fixed rate certificates are subject to the Group I net wac cap. If there is a sufficiently high prepayment rate with respect to home equity loans bearing a higher coupon than the weighted average coupon of the Group I home equity loans, the interest rate payable on the fixed rate certificates may become subject to the Group I net wac cap. Although we intend to pay you on future distribution dates on a subordinated basis the amount by which we reduce your interest payment because of the Group I net wac cap, together with any interest thereon, to the extent of amounts in the supplemental interest reserve fund available for such purpose, we cannot assure you that excess funds will be available to make these payments. However, if the clean-up call option is exercised as described in this prospectus supplement, you will not be entitled to receive these amounts upon termination of the trust, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under “DESCRIPTION OF THE CERTIFICATES — Distributions” in this prospectus supplement.

If you are a fixed rate certificateholder and the stated fixed rate payable on your certificates is reduced as a result of the Group I net wac cap, you may suffer a temporary or permanent decline in the market value of your certificates.

The subordinate certificates of a group will absorb cash shortfalls before the senior certificates of the related group	The subordinate certificates of a group will not receive any distributions of interest until the senior certificates of the related group receive their interest distributions and will not receive any distributions of principal until the senior certificates of the related group receive their principal distributions. If the principal and interest collections on the home equity loans of a group are insufficient to make all of the required distributions on the offered certificates of the related group, one or more classes of subordinate certificates of the related group will not receive all of their distributions. In addition, losses due to defaults by borrowers, to the extent not covered by the amount of related overcollateralization and excess interest for a group and any excess interest available on a subordinate basis from the other group at that time, will be allocated to the subordinate certificates of the related group in the reverse order of their related payment priority. Any allocation of a loss to a class of subordinate certificates will reduce its principal balance, which will not be recovered unless reimbursed from future excess interest on a subordinated basis, except to the extent that the principal balance of such class is increased by any subsequent recoveries. Distributions to the Group I subordinate certificates are made in the following order of priority: to the Class MF-1 certificates, then to the Class MF-2 certificates, then to the Class MF-3 certificates and then to the Class BF certificates. Distributions to the Group II/ III subordinate certificates are made in the following order of priority: to the Class MV-1 certificates, then to the Class MV-2 certificates, then to the Class MV-3 certificates, then to the Class MV-4 certificates, then to the Class MV-5 certificates, then to the Class MV-6 certificates and then to the Class BV certificates. Losses are allocated to the Group I subordinate certificates in the reverse order, commencing with the Class BF certificates, then to the Class MF-3 certificates, then to the Class MF-2 certificates and then to the Class MF-1 certificates. Losses are allocated to the Group II/ III subordinate certificates in the reverse order, commencing with the Class BV certificates, then to the Class MV-6 certificates, then to the Class MV-5 certificates, then to the Class MV-4 certificates, then to the Class MV-3 certificates, then to the Class MV-2 certificates and then to the Class MV-1 certificates. As a result, the more subordinate certificates of a group, and particularly the Class B certificates of the related group, will be affected to a larger degree by any losses on the home equity loans in the related group.

Additional risks associated with the subordinate certificates	The weighted average lives of, and the yields to maturity on, the subordinate certificates of a related group will be progressively more sensitive, in the order of their payment priority, to the rate and timing of borrower defaults and the severity of ensuing losses on the home equity loans. If the actual rate and severity of losses on the home equity loans of a group is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by that holder based on that assumption. The timing of losses on the home equity loans of a group will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of such home equity loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.

Realized losses on the home equity loans of a group, to the extent they exceed the amount of such group’s overcollateralization, any excess interest for such group and any excess interest available on a subordinate basis from the other group at that time following distributions of principal on the related distribution date, will reduce the certificate principal balance of the subordinate certificates of a related group in the reverse order of their related payment priority. As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery, as described under “DESCRIPTION OF THE CERTIFICATES — Credit Enhancement; Allocation of Realized Losses” in this prospectus supplement. However, the amount of any realized losses allocated to the subordinate certificates may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under “DESCRIPTION OF THE CERTIFICATES — Distributions” in this prospectus supplement.

The return on your certificates could be reduced by shortfalls due to the Servicemembers Civil Relief Act	The Servicemembers Civil Relief Act, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The response of the United States to the terrorist attacks on September 11, 2001 and other recent geopolitical developments has included military operations that have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time. The servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates. Interest shortfalls on the home equity loans due to the application of the Relief Act or similar legislation or regulations reduce the amount of interest available for distribution on the offered certificates.

The Relief Act also limits the ability of the servicer to foreclose on a home equity loan during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the home equity loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

We do not know how many home equity loans have been or may be affected by the application of the Relief Act.

We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS — Servicemembers Civil Relief Act” in the prospectus.

The yield on the subordinate certificates will be particularly sensitive to prepayments	The multiple class structure of the offered certificates causes the yield of the subordinate certificates of a group to be particularly sensitive to changes in the rates of prepayments of the home equity loans of the related group. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on the subordinate certificates of a group will be sensitive to the rates of prepayment on the home equity loans of the related group experienced both before and after the commencement of principal distributions on the related subordinate certificates. In particular, the subordinate certificates of a group do not receive (unless the certificate principal balances of the related senior certificates have been reduced to zero) any portion of the amount of principal payable to the offered certificates of the related group prior to the distribution date in October 2007. Thereafter, subject to the delinquency and realized loss performance of the related home equity loan pool, the subordinate certificates of a group (unless the certificate principal balances of the related senior certificates have been reduced to zero) may not receive any portion of the amount of principal then payable to the offered certificates of the related group. The weighted average lives of the related subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

Yield considerations relating to excess cash	If the offered certificates of a group are overcollateralized below the required amount, excess interest for the related group and, to the limited extent described in this prospectus supplement, for the other group, if any, will be distributable on the related offered certificates then entitled to receive principal distributions as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which excess interest is distributed as a payment of principal. If the actual rate of excess interest distributions is slower than the rate anticipated by an investor who purchases a related offered certificate at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of excess interest distributions is faster than the rate anticipated by an investor who purchases a related offered certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield. The amount of excess interest available for distribution on any distribution date will be affected by:

• the actual amount of interest received, advanced, collected or recovered in respect of the home equity loans during the calendar month prior to the related distribution date;

• changes in the weighted average of the coupon rates of the home equity loans resulting from prepayments and liquidations of such home equity loans;

• adjustments in the interest rates on the Group II home equity loans or Group III home equity loans;

• adjustments in the certificate rates on the variable rate certificates;

• an increase in the certificate rate of the certificates if an affiliate of the servicer should not exercise the clean-up call option on the first distribution date on which such clean-up call option could have been exercised; and

• whether an affiliate of the servicer exercises the clean-up call option on the first date upon which such clean-up call option could have been exercised.

The amount of excess interest distributed as principal on the offered certificates will also be based on the required amount of overcollateralization and the amount of realized losses on the home equity loans in a related group during the related remittance period. We cannot assure you that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization for either group.

Liquidation of home equity loans could cause payment delays and/or losses	Overview. Even assuming that the mortgaged properties provide adequate security for the related home equity loans, substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on offered certificates of the related group could occur. Further, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable from the liquidation of defaulted home equity loans and thereby reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, holders of offered certificates in the related group, and the related subordinate certificates in particular, could experience a loss.

We refer you to “RISK FACTORS — The subordinate certificates of a group will absorb cash shortfalls before the senior certificates of the related group” in this prospectus supplement for more detail.

Second Liens. As of the statistical calculation date, approximately 93.65% of the aggregate outstanding loan balance of the Group I home equity loans are secured by first liens on the related properties, and approximately 6.35% of the aggregate outstanding loan balance of the Group I home equity loans are secured by second liens on the related properties. With respect to home equity loans that are junior in priority to liens having a first priority with respect to the related mortgaged property, the servicer has the power, in some cases, to consent to a new mortgage lien on the mortgaged property having priority over the home equity loan in connection with the refinancing of the first lien. Home equity loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds are insufficient to satisfy the loans and prior liens in the aggregate, the trust and, accordingly, you (1) bear the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (2) may suffer a loss if the deficiency judgment cannot be obtained or is not realized upon.

In addition, borrowers often have financing needs in excess of the amount CHEC may finance under its first lien home equity loan underwriting guidelines described under “THE SELLER AND THE SERVICER” in the accompanying prospectus. In such circumstances, CHEC may offer a “piggyback” second lien mortgage in addition to CHEC’s first lien mortgage to finance such excess amount up to a maximum combined loan-to-value-ratio of 100%. Approximately 0.04% of the Group I home equity loans that are secured by first lien mortgages, and approximately 0.00% and 0.22% of the Group II home equity loans and the Group III home equity loans, respectively, all of which are secured by first lien mortgages, are subject to piggyback second lien mortgages included in the trust. The loan-to-value ratios for first lien home equity loans listed under the tables entitled “Original Combined Loan-to-Value Ratios of Group I Home Equity Loans,” “Original Loan-to-Value Ratios of Group II Home Equity Loans” and “Original Loan-to-Value Ratios of Group III Home Equity Loans” in this prospectus supplement (and for purposes of the calculation of the weighted average loan-to-value ratios of the Group I home equity loans, Group II home equity loans and Group III home equity loans) do not reflect the principal balances of the related piggyback second lien mortgages. Borrowers with piggyback second lien mortgages may have little or no equity in their homes. These borrowers may have a higher incidence of default than borrowers of home equity loans with substantial equity in their homes. In the event of a default on any of these home equity loans, holders of the offered certificates, and the subordinate certificates, in particular, may suffer a loss.

Home equity loans transferred to the trust may have characteristics that differ from those of the home equity loans presented in this prospectus supplement, which may reduce your yield to maturity	Following the transfer of the home equity loans to the trust on the closing date, the characteristics of the home equity loans in any loan group, or in all loan groups, may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the home equity loans and of the borrowers, the credit quality of the home equity loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. You should consider potential variances when making your investment decision. In addition, as a result of the changes in the home equity loans included in the trust, the principal balance each class of certificates is subject to a variance of plus or minus 5%.

There could be delays in distributions on your certificates if the transfer of home equity loans to the trust is not considered a sale in the event of bankruptcy	The sale of the home equity loans from the sellers to the depositor and from the depositor to the trust will be treated by the sellers, the depositor and the trust, for bankruptcy law purposes, as a sale of the home equity loans. In the event of an insolvency of a seller or the depositor, it is possible that a receiver or conservator for, or a creditor of, such seller or the depositor may argue that the transaction between such seller, the depositor and the trust was a pledge of the home equity loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the offered certificates.

Prepayment interest shortfalls may result in loss of interest	When a full principal prepayment is made on a home equity loan, the mortgagor is charged interest only up to the date of the prepayment instead of for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections that are attributable to prepayment interest shortfalls, but only to the extent of the aggregate servicing fee for the related remittance period.

Geographic concentration may affect performance	As of the statistical calculation date, approximately 35.43%, 10.37% and 7.15% of the Group I home equity loans are located in California, Texas and Florida, respectively, approximately 10.97%, 7.86%, 6.29% and 5.60% of the Group II home equity loans are located in California, Florida, Texas and Ohio, respectively, and approximately 23.63%, 7.67% and 5.67% of the Group III home equity loans are located in California, Florida and Texas, respectively. To the extent that those regions have experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the home equity loans in those regions may be expected to increase the foregoing risks to you. The sellers and the depositor can neither quantify the impact of any recent property value declines on the home equity loans nor predict whether, to what extent or for how long declines may continue.

In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

Hurricane Risk	Hurricanes Charley, Frances and Ivan, which struck Florida and surrounding areas in August and September 2004, respectively, may have adversely affected any mortgaged properties located in those areas. The applicable seller will make a representation and warranty in the pooling and servicing agreement that each mortgaged property is undamaged by flood or other casualty as of the closing date. If this representation and warranty proves to be untrue in any material respect due to damage caused by one of these hurricanes, with the result that the interests of the certificateholders in the related home equity loan are or may be materially and adversely affected, CHEC will be required to cure the breach or repurchase or, if permitted by the pooling and servicing agreement, substitute for the related home equity loan. We do not know how many mortgage properties included in any home equity loan group have been or may be affected by either Hurricane Charley, Frances or Ivan. Damages to mortgage properties as a result of any of these hurricanes may or may not be covered by the related hazard insurance policies. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the home equity loans secured by mortgaged properties that were or may be affected by Hurricane Charley, Frances or Ivan. Any adverse impact as a result of this event may be borne by the holders of the offered certificates in the related group, particularly if the applicable seller fails to repurchase or substitute for any home equity loan that is the subject of a breach of this representation and warranty. Any such repurchase will have the same effect on the holders of the offered certificates of the related group as a prepayment of those home equity loans.

Violations of consumer protection laws may result in losses	Applicable state laws generally regulate interest rates and other charges on home equity loans and require specific disclosures to borrowers and the licensing of originators of home equity loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of home equity loans.

Home equity loans are also subject to federal laws, including:

• the federal Truth in Lending Act and regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;

• the Equal Credit Opportunity Act and regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

• the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles with respect to the home equity loans included in the trust may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust fund to damages and administrative enforcement. In this event, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

In addition to the foregoing, a number of federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, requires that borrowers of mortgage loans that have interest rates or origination costs in excess of prescribed levels be given certain disclosures prior to the consummation of such mortgage loans and limits or prohibits the inclusion in such mortgage loans of certain loan provisions. Some states and localities have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the home equity loans, could subject the trust, as an assignee of the home equity loans, to monetary penalties and could result in the borrowers rescinding such home equity loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The sellers will represent in the pooling and servicing agreement that none of the home equity loans will be subject to HOEPA. In addition, the sellers will represent in the pooling and servicing agreement that the home equity loans at origination complied in all material respects with applicable federal, state and local laws, including, but not limited to, all applicable predatory and abusive lending laws, and that none of the home equity loans is a “high cost” loan as defined by the applicable predatory and abusive lending laws. If the trust should include loans subject to HOEPA or in material violation of any applicable federal, state or local law or loans that are “high cost” loans, this would constitute a breach of the relevant seller’s representations and warranties, and CHEC would be obligated to cure the breach or repurchase or, if permitted by the pooling and servicing agreement, substitute for the home equity loan in question.

Some of the home equity loans included in the trust were underwritten with, and finance the cost of, credit insurance. From time to time, originators of home equity loans that finance the cost of credit insurance have been named in legal actions brought by federal and state regulatory authorities alleging that certain practices employed relating to the sale of credit insurance constitute violations of law. Although CHEC has procedures in place to ensure compliance with applicable law, if such an action was brought against CHEC with respect to home equity loans included in the trust and was successful, it is possible that the borrower could be entitled to refunds of amounts previously paid or that the trust could be subject to damages and administrative enforcement.

In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act and state debtor relief laws, may also adversely affect the servicer’s ability to collect the principal of or interest on the home equity loans and holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss if the applicable laws result in these loans being uncollectible.

Reduction in certificate rating could have an adverse effect on the value of your certificates	The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address either the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to the offered certificateholders, on a subordinated basis, due to the application of any interest rate cap described under the section “DESCRIPTION OF THE CERTIFICATES — Certificate Rate,” or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

None of the sellers, the servicer or depositor is required to maintain the ratings of the offered certificates. Any downgrade in the ratings assigned to your certificates will result in a decline in the market value of your certificates.

Potential liability for environmental conditions	Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

DESCRIPTION OF THE HOME EQUITY LOANS

Overview

      The statistical information presented in this prospectus supplement concerning the pool of home equity loans (the “Home Equity Loans”) is based on the pool of Home Equity Loans CHEC Funding, LLC (the “Depositor”) expects to transfer to Centex Home Equity Loan Trust 2004-D (the “Trust”) on the date of issuance of the Offered Certificates (the “Closing Date”). The statistical information concerning the Home Equity Loans is as of the opening of business on August 1, 2004 (the “Statistical Calculation Date”).

      This subsection describes characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate outstanding loan balance of the related Home Equity Loans as of the Statistical Calculation Date (the “Statistical Calculation Date Loan Balance”). Prior to the Closing Date, additional Home Equity Loans may be added to each Home Equity Loan Group and other Home Equity Loans may be removed from a Home Equity Loan Group. As a result, the characteristics of the Home Equity Loans in each Home Equity Loan Group as of the Closing Date may differ from the characteristics presented in this prospectus supplement as of the Statistical Calculation Date. The Depositor does not expect any material change in the weighted average characteristics of any Home Equity Loan Group.

      Each Home Equity Loan in the Trust will be assigned to one of three home equity loan groups (“Group I,” “Group II” and “Group III,” respectively, and each a “Home Equity Loan Group” or “Group”). Each Home Equity Loan Group will constitute a separate sub-trust. The Home Equity Loans in Group I (the “Group I Home Equity Loans”) will bear interest at fixed interest rates. The Home Equity Loans in Group II (the “Group II Home Equity Loans”) and Group III (the “Group III Home Equity Loans”) will bear interest at adjustable interest rates. As further described in this prospectus supplement, for purposes of credit enhancement and distributions to the Variable Rate Certificates, the Group II Home Equity Loans and the Group III Home Equity Loans will be considered a single Home Equity Loan Group, called the “Group II/ III Home Equity Loans” or “Group II/ III”.

      The Home Equity Loans to be transferred by Centex Home Equity Company, LLC (“CHEC”) and Harwood Street Funding II, LLC (together, the “Sellers”) to the Depositor and from the Depositor to the Trust on the Closing Date are fixed and adjustable rate home equity loans evidenced by promissory notes secured by first and second lien deeds of trust, security deeds or mortgages on properties (the “Mortgaged Properties”). The Mortgaged Properties securing the Home Equity Loans consist primarily of one- to four-family residential properties and manufactured housing treated as real property under applicable state law. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes). None of the Home Equity Loans is insured by pool mortgage insurance policies or primary mortgage insurance policies. All of the Home Equity Loans in the Trust have been or will be originated by CHEC, by an affiliate of CHEC or by a broker for simultaneous assignment to CHEC or were or will be acquired by CHEC from correspondent lenders and reunderwritten to comply with CHEC’s underwriting standards. All of the Home Equity Loans will be serviced by CHEC in its capacity as servicer. As of the Statistical Calculation Date, the Home Equity Loans have the following general characteristics:

•	6,652 total Home Equity Loans

•	2,992 fixed rate Home Equity Loans

•	3,660 adjustable rate Home Equity Loans

•	$900,059,864.84 aggregate outstanding loan balance

•	all of the Home Equity Loans were originated no earlier than August 23, 1996

•	located in 47 states

•	Group I Home Equity Loans:

•	$362,321,450.64 aggregate outstanding loan balance

•	40.255% of aggregate outstanding loan balance of all Home Equity Loans

•	Group II Home Equity Loans:

•	$107,294,581.70 aggregate outstanding loan balance

•	11.921% of aggregate outstanding loan balance of all Home Equity Loans

•	Group III Home Equity Loans:

•	$430,443,832.50 aggregate outstanding loan balance

•	47.824% of aggregate outstanding loan balance of all Home Equity Loans

      All of the Home Equity Loans as of the Statistical Calculation Date have a monthly payment due in September 2004.

      The Original Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios with respect to the Home Equity Loans were calculated based upon the lesser of the appraised value of the related Mortgaged Property at the time of origination or the purchase price of the related Mortgaged Property if the Home Equity Loan was made to finance the acquisition of the Mortgaged Property (the “Appraised Value”). Where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio and the Original Combined Loan-to-Value Ratio.

      In a limited number of circumstances, and within CHEC underwriting guidelines, CHEC may discount the Appraised Values of Mortgaged Properties (when calculating maximum Original Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios) where the Mortgaged Properties are unique or have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Mortgaged Properties more conservatively than would otherwise be the case if the appraisals were accepted as written.

      The “Original Combined Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property and the “Original Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property.

      We refer you to “RISK FACTORS — The borrowers have less than perfect credit” and “— Liquidation of home equity loans could cause payment delays and/or losses” in this prospectus supplement for more detail.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values, causing the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgages, to become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Group I Home Equity Loans

      The Group I Home Equity Loans consist of a Group of Home Equity Loans, some of which conform and some of which do not conform to certain agency guidelines.

      The following summary information with respect to the Group I Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)

Avg. Outstanding Principal Balance	$121,096.74	$9,091.22 to $874,107.89
Wtd. Avg. Coupon Rate (approximate)	6.95%	5.25% to 14.99%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	74.75%	10.78% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	333 months	60 to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	333 months	58 to 360 months
Wtd. Avg. Original Credit Score (approximate)	643	499 to 816
Maximum Seasoning	95 months
Ratio of First to Second Liens	93.65%/6.35%
Outstanding Principal Balance of Loans Secured by First Liens
Two- to Four-Family Properties	$538,601.57
All Other Properties	$338,775,931.97
Outstanding Principal Balance of Loans Secured by Second Liens
Two- to Four-Family Properties	$34,921.79
All Other Properties	$22,971,995.31
Balloon Loans (as a percent of the aggregate outstanding loan balance)	0.41%
Fixed Rate Interest Only Loans(1)	3.32%
Latest Maturity Date	August 1, 2034
30 to 59 day Delinquencies (as a percent of the aggregate outstanding loan balance)(2)	0.17%

(1)	“Fixed Rate Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(2)	Approximately 94.30% of the aggregate outstanding loan balance of the Group I Home Equity Loans had first monthly payments due on or after July 1, 2004, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

      The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group I Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
State	Loans	Loan Balance	Loan Balance

Arizona	47	$4,636,762.65	1.28%
Arkansas	13	861,215.42	0.24
California	642	128,370,402.51	35.43
Colorado	45	8,126,967.09	2.24
Connecticut	69	12,863,275.98	3.55
Delaware	17	2,298,300.75	0.63
Florida	256	25,920,633.82	7.15
Georgia	55	5,292,418.74	1.46
Idaho	18	1,566,725.04	0.43
Illinois	24	1,764,188.69	0.49
Indiana	55	5,195,256.73	1.43
Iowa	27	2,484,154.42	0.69
Kansas	4	342,249.30	0.09
Kentucky	47	3,550,686.77	0.98
Louisiana	85	6,420,048.11	1.77
Maine	8	730,314.07	0.20
Maryland	72	7,340,376.25	2.03
Massachusetts	43	5,774,404.28	1.59
Michigan	41	3,378,564.06	0.93
Minnesota	14	1,531,052.47	0.42
Mississippi	21	1,631,287.77	0.45
Missouri	27	1,950,533.14	0.54
Montana	5	570,695.96	0.16
Nebraska	17	2,020,329.16	0.56
Nevada	42	5,293,605.74	1.46
New Hampshire	23	2,742,689.48	0.76
New Jersey	74	8,529,258.19	2.35
New Mexico	27	2,805,060.62	0.77
New York	74	7,548,232.92	2.08
North Carolina	35	2,884,195.00	0.80
Ohio	56	6,243,298.18	1.72
Oklahoma	50	4,207,996.90	1.16
Oregon	21	2,388,838.29	0.66
Pennsylvania	156	16,268,421.66	4.49
Rhode Island	12	1,256,541.09	0.35
South Carolina	17	1,155,545.90	0.32
South Dakota	2	166,908.77	0.05
Tennessee	88	7,562,909.79	2.09
Texas	488	37,568,887.96	10.37
Utah	9	1,722,635.51	0.48
Vermont	8	655,786.07	0.18
Virginia	71	7,081,388.06	1.95
Washington	61	9,637,492.04	2.66
West Virginia	8	466,164.65	0.13
Wisconsin	13	1,047,257.57	0.29
Wyoming	5	467,493.07	0.13

Total	2,992	$362,321,450.64	100.00%

(1)	Determined by property address designated as such in the related mortgage.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Original Combined Loan-to-Value Ratios(%)	Loans	Loan Balance	Loan Balance

10.78 - 15.00	5	$279,651.64	0.08%
15.01 - 20.00	6	404,402.71	0.11
20.01 - 25.00	15	1,373,887.91	0.38
25.01 - 30.00	18	1,016,712.07	0.28
30.01 - 35.00	22	1,965,448.04	0.54
35.01 - 40.00	37	2,778,284.68	0.77
40.01 - 45.00	60	6,259,524.02	1.73
45.01 - 50.00	91	11,193,740.12	3.09
50.01 - 55.00	83	9,491,492.91	2.62
55.01 - 60.00	153	15,752,909.07	4.35
60.01 - 65.00	169	20,967,931.52	5.79
65.01 - 70.00	279	34,501,790.55	9.52
70.01 - 75.00	316	38,547,918.72	10.64
75.01 - 80.00	749	96,902,658.37	26.74
80.01 - 85.00	384	45,520,005.94	12.56
85.01 - 90.00	463	55,491,568.93	15.32
90.01 - 95.00	131	19,244,275.03	5.31
95.01 - 100.00	11	629,248.41	0.17

Total	2,992	$362,321,450.64	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Original Combined Loan-to-Value Ratio of the Group I Home Equity Loans is approximately 74.75%.

COUPON RATES OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Coupon Rates(%)	Loans	Loan Balance	Loan Balance

5.250 - 5.500	53	$11,277,107.27	3.11%
5.501 - 6.000	603	122,152,311.20	33.71
6.001 - 6.500	387	60,554,729.98	16.71
6.501 - 7.000	413	53,190,241.31	14.68
7.001 - 7.500	240	25,590,643.58	7.06
7.501 - 8.000	287	24,783,725.39	6.84
8.001 - 8.500	177	15,452,900.42	4.26
8.501 - 9.000	186	14,488,945.92	4.00
9.001 - 9.500	112	6,943,049.79	1.92
9.501 - 10.000	174	9,972,568.96	2.75
10.001 - 10.500	100	5,731,125.06	1.58
10.501 - 11.000	88	4,057,829.65	1.12
11.001 - 11.500	50	2,303,521.16	0.64
11.501 - 12.000	58	2,931,688.88	0.81
12.001 - 12.500	32	1,634,096.40	0.45
12.501 - 13.000	16	600,452.99	0.17
13.001 - 13.500	9	325,180.42	0.09
13.501 - 14.000	3	218,450.83	0.06
14.001 - 14.500	3	90,122.13	0.02
14.501 - 14.999	1	22,759.30	0.01

Total	2,992	$362,321,450.64	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Coupon Rate of the Group I Home Equity Loans is approximately 6.954%.

LOAN BALANCES OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Loan Balances($)	Loans	Loan Balance	Loan Balance

9,091 - 10,000	1	$9,091.22	0.00%
10,001 - 15,000	2	26,220.04	0.01
20,001 - 25,000	68	1,685,062.04	0.47
25,001 - 30,000	73	2,082,496.21	0.57
30,001 - 35,000	97	3,295,749.36	0.91
35,001 - 40,000	81	3,089,644.51	0.85
40,001 - 45,000	57	2,447,042.89	0.68
45,001 - 50,000	153	7,525,341.17	2.08
50,001 - 55,000	196	10,319,854.35	2.85
55,001 - 60,000	177	10,284,191.89	2.84
60,001 - 65,000	134	8,433,146.15	2.33
65,001 - 70,000	144	9,765,499.16	2.70
70,001 - 75,000	115	8,373,459.88	2.31
75,001 - 80,000	114	8,899,175.85	2.46
80,001 - 85,000	97	8,028,649.76	2.22
85,001 - 90,000	74	6,498,857.52	1.79
90,001 - 95,000	80	7,385,810.09	2.04
95,001 - 100,000	82	8,048,727.69	2.22
100,001 - 105,000	56	5,753,603.72	1.59
105,001 - 110,000	51	5,478,390.85	1.51
110,001 - 115,000	55	6,196,014.75	1.71
115,001 - 120,000	46	5,426,221.62	1.50
120,001 - 125,000	37	4,558,097.87	1.26
125,001 - 130,000	53	6,774,363.11	1.87
130,001 - 135,000	41	5,449,665.18	1.50
135,001 - 140,000	42	5,790,381.42	1.60
140,001 - 145,000	38	5,435,254.05	1.50
145,001 - 150,000	45	6,685,070.26	1.85
150,001 - 200,000	294	51,365,358.91	14.18
200,001 - 250,000	190	42,341,609.20	11.69
250,001 - 300,000	120	32,921,549.05	9.09
300,001 - 350,000	71	22,994,612.24	6.35
350,001 - 400,000	50	18,828,447.42	5.20
400,001 - 450,000	18	7,640,037.85	2.11
450,001 - 500,000	16	7,668,337.94	2.12
500,001 - 550,000	10	5,248,582.51	1.45
550,001 - 600,000	2	1,162,311.81	0.32
600,001 - 650,000	6	3,777,923.68	1.04
650,001 - 700,000	2	1,358,180.06	0.37
700,001 - 750,000	1	749,216.95	0.21
750,001 - 800,000	1	791,192.52	0.22
850,001 - 874,108	2	1,729,007.89	0.48

Total	2,992	$362,321,450.64	100.00%

(1)	As of the Statistical Calculation Date, the average outstanding Loan Balance of the Group I Home Equity Loans is approximately $121,096.74.

TYPES OF MORTGAGED PROPERTIES OF GROUP I HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Property Type	Loans	Loan Balance	Loan Balance

Single Family	2,610	$314,305,567.09	86.75%
PUD	216	30,764,566.03	8.49
Condominium	86	10,337,392.94	2.85
Townhouse	35	3,262,841.23	0.90
Manufactured Housing	38	3,077,559.99	0.85
Two- to Four-Family	7	573,523.36	0.16

Total	2,992	$362,321,450.64	100.00%

ORIGINAL TERMS TO MATURITY OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Original Terms to Maturity (months)	Loans	Loan Balance	Loan Balance

60	3	$98,279.37	0.03%
61 - 120	90	5,031,791.38	1.39
121 - 180	365	26,076,764.02	7.20
181 - 240	357	28,659,562.41	7.91
241 - 300	38	3,505,576.08	0.97
301 - 360	2,139	298,949,477.38	82.51

Total	2,992	$362,321,450.64	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Original Term to Maturity of the Group I Home Equity Loans is approximately 333 months.

REMAINING TERMS TO MATURITY OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Remaining Terms to Maturity (months)	Loans	Loan Balance	Loan Balance

58 - 60	3	$98,279.37	0.03%
61 - 120	92	5,079,672.81	1.40
121 - 180	364	26,088,673.57	7.20
181 - 240	356	28,599,771.43	7.89
241 - 300	38	3,505,576.08	0.97
301 - 360	2,139	298,949,477.38	82.51

Total	2,992	$362,321,450.64	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Remaining Term to Maturity of the Group I Home Equity Loans is approximately 333 months.

SEASONING OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Seasoning (months)	Loans	Loan Balance	Loan Balance

0	1,494	$177,844,502.38	49.08%
1 - 12	1,494	184,408,147.68	50.90
13 - 24	2	20,919.15	0.01
85 - 95	2	47,881.43	0.01

Total	2,992	$362,321,450.64	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Seasoning of the Group I Home Equity Loans is approximately 1 month.

OCCUPANCY STATUS OF GROUP I HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Occupancy Status	Loans	Loan Balance	Loan Balance

Primary Home	2,955	$360,053,484.27	99.37%
Second Home	20	1,135,455.85	0.31
Investment Property	17	1,132,510.52	0.31

Total	2,992	$362,321,450.64	100.00%

LIEN POSITIONS OF GROUP I HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Lien Position	Loans	Loan Balance	Loan Balance

First Lien	2,504	$339,314,533.54	93.65%
Second Lien	488	23,006,917.10	6.35

Total	2,992	$362,321,450.64	100.00%

DOCUMENTATION TYPES OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Documentation Type	Loans	Loan Balance	Loan Balance

Full Documentation	2,731	$332,901,950.47	91.88%
Stated Income	170	19,016,307.09	5.25
Limited Documentation	91	10,403,193.08	2.87

Total	2,992	$362,321,450.64	100.00%

(1)	We refer you to “THE SELLER AND THE SERVICER — Underwriting Guidelines Applicable to the Home Equity Loans” in the prospectus for a description of CHEC’s documentation programs.

CREDIT GRADES OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Credit Grade	Loans	Loan Balance	Loan Balance

A+	890	$148,346,157.67	40.94%
A-1	1,327	152,567,371.53	42.11
A-2	580	48,705,054.72	13.44
B	70	4,978,901.94	1.37
C-1	89	4,929,761.94	1.36
C-2	19	1,370,096.70	0.38
D	17	1,424,106.14	0.39

Total	2,992	$362,321,450.64	100.00%

(1)	We refer you to “THE SELLER AND THE SERVICER — Underwriting Criteria of the Seller” in the prospectus for a description of CHEC’s credit grades and underwriting criteria.

ORIGINAL CREDIT SCORES OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Original Credit Scores(2)	Loans	Loan Balance	Loan Balance

499 - 500	3	$246,263.46	0.07%
501 - 525	59	3,474,227.32	0.96
526 - 550	251	20,358,213.28	5.62
551 - 575	336	31,647,529.04	8.73
576 - 600	403	41,251,700.18	11.39
601 - 625	500	56,879,666.30	15.70
626 - 650	489	57,090,829.03	15.76
651 - 675	356	49,223,797.18	13.59
676 - 700	230	34,448,833.80	9.51
701 - 725	133	23,667,576.84	6.53
726 - 750	87	14,688,353.23	4.05
751 - 775	79	14,692,298.97	4.06
776 - 800	62	13,598,345.59	3.75
801 - 816	4	1,053,816.42	0.29

Total	2,992	$362,321,450.64	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Original Credit Score of the Group I Home Equity Loans is approximately 643.

(2)	The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

SECOND MORTGAGE RATIOS OF GROUP I HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Second Mortgage Ratios(%)	Loans	Loan Balance	Loan Balance

22.66 - 25.00	3	$152,466.21	0.66%
30.01 - 35.00	2	85,000.00	0.37
35.01 - 40.00	4	131,371.54	0.57
40.01 - 45.00	9	357,081.80	1.55
45.01 - 50.00	9	393,637.02	1.71
50.01 - 55.00	8	356,687.28	1.55
55.01 - 60.00	28	1,114,007.90	4.84
60.01 - 65.00	30	1,561,294.33	6.79
65.01 - 70.00	53	2,285,439.54	9.93
70.01 - 75.00	58	2,804,731.58	12.19
75.01 - 80.00	99	4,933,611.62	21.44
80.01 - 85.00	106	4,927,439.06	21.42
85.01 - 90.00	70	3,523,683.48	15.32
95.01 - 100.00	9	380,465.74	1.65

Total	488	$23,006,917.10	100.00%

(1)	Applies only to Home Equity Loans in the second lien position. The Second Mortgage Ratios shown above are equal to, with respect to each Home Equity Loan in the second lien position, the original principal balance of the Home Equity Loan at the date of origination divided by the sum of (a) the original principal balance of the Home Equity Loan at the date of origination and (b) the remaining principal balance of the senior lien on the related mortgaged property at the date of origination of the Home Equity Loan.

PRODUCT TYPES OF GROUP I HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Product Type	Loans	Loan Balance	Loan Balance

Fixed(1)	2,927	$348,803,185.01	96.27%
IO Fixed	43	12,015,120.29	3.32
Balloon	22	1,503,145.34	0.41

Total	2,992	$362,321,450.64	100.00%

(1)	Excluding IO Fixed and Balloon.

PREPAYMENT PENALTIES OF GROUP I HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Prepayment Penalty	Loans	Loan Balance	Loan Balance

Prepayment Penalty	2,018	$277,675,246.50	76.64%
No Prepayment Penalty	974	84,646,204.14	23.36

Total	2,992	$362,321,450.64	100.00%

PURPOSE OF GROUP I HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Purpose	Loans	Loan Balance	Loan Balance

Cash Out Refinance	2,347	$259,485,270.43	71.62%
Rate/ Term Refinance	498	76,600,745.48	21.14
Purchase	147	26,235,434.73	7.24

Total	2,992	$362,321,450.64	100.00%

Group II Home Equity Loans

      The Group II Home Equity Loans consist of a Group of Home Equity Loans, all of which conform to certain agency guidelines.

      The following summary information with respect to the Group II Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)

Avg. Outstanding Principal Balance	$139,888.63	$28,952.22 to $325,984.50
Wtd. Avg. Coupon Rate (approximate)	7.08%	4.75% to 8.75%
Wtd. Avg. Gross Margin (approximate)	7.16%	2.25% to 7.99%
Wtd. Avg. Maximum Rate (approximate)(1)	14.04%	10.75% to 15.75%
Wtd. Avg. Minimum Rate (approximate)(1)	7.08%	4.75% to 8.75%
Wtd. Avg. Original Loan-to-Value Ratio (approximate)	82.68%	18.88% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	360 months	360 to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	359 months	349 to 360 months
Wtd. Avg. Original Credit Score (approximate)	590	500 to 769
Maximum Seasoning	11 months
Ratio of First to Second Liens	100.00%/0.00%
Outstanding Principal Balance of Loans Secured by
Two- to Four-Family Properties	$371,281.93
All Other Properties	$106,923,299.77
2/28 Adjustable Rate Interest Only Loans(2)	1.68%
3/27 Adjustable Rate Interest Only Loans(3)	1.98%
Balloon Payments (as a percent of the aggregate outstanding loan balance)	0.00%
Latest Maturity Date	August 1, 2034
30 to 59 day Delinquencies (as a percent of the aggregate outstanding loan balance)(4)	1.15%
Six-Month Adjustable Rate Loans(5)
Percentage of Aggregate Outstanding Group II Principal Loan Balance	0.42%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	6 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate)(6)	1.00%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate)(6)	1.00%
2/ 28 Adjustable Rate Loans(7)
Percentage of Aggregate Outstanding Group II Principal Loan Balance	69.37%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	24 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate)(6)	2.19%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate)(6)	1.07%
3/ 27 Adjustable Rate Loans(8)
Percentage of Aggregate Outstanding Group II Principal Loan Balance	29.86%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	36 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate)(6)	2.89%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate)(6)	1.08%
5/ 25 Adjustable Rate Loans(9)
Percentage of Aggregate Outstanding Group II Principal Loan Balance	0.35%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	60 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate)(6)	2.00%
Wtd. Avg. Annual Interest Rate Adjustment Cap (approximate)(6)	2.00%

(1)	The “Maximum Rates” or “Minimum Rates” are the highest and lowest rates, respectively, at which interest may accrue on the Group II Home Equity Loans.

(2)	2/28 Adjustable Rate Interest Only Loans provide for payments of interest but not principal for the first 24 months and thereafter payments of principal and interest on a monthly basis.

(3)	3/27 Adjustable Rate Interest Only Loans provide for payments of interest but not principal for the first 36 months and thereafter payments of principal and interest on a monthly basis.

(4)	Approximately 95.90% of the aggregate outstanding loan balance of the Group II Home Equity Loans had first monthly payments due on or after July 1, 2004, so it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

(5)	“Six-Month Adjustable Rate Loans” have their first adjustment date six months following their date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

(6)	Above the then current coupon rate.

(7)	“2/28 Adjustable Rate Loans” have their first adjustment date two years after the date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations. “2/28 Adjustable Rate Loans” include 2/28 Adjustable Rate Interest Only Loans.

(8)	“3/27 Adjustable Rate Loans” have their first adjustment date three years after the date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations. “3/27 Adjustable Rate Loans” include 3/27 Adjustable Rate Interest Only Loans.

(9)	“5/25 Adjustable Rate Loans” have their first adjustment date five years after the date of origination, and adjust annually thereafter, based on one year LIBOR plus a margin, subject to certain limitations.

     The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group II Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
State	Loans	Loan Balance	Loan Balance

Arizona	27	$3,343,145.41	3.12%
Arkansas	6	491,473.77	0.46
California	50	11,773,503.26	10.97
Colorado	12	2,072,881.92	1.93
Connecticut	12	2,299,872.06	2.14
Delaware	5	637,699.50	0.59
Florida	63	8,431,096.88	7.86
Georgia	32	4,292,718.16	4.00
Idaho	5	604,880.94	0.56
Illinois	16	1,982,089.65	1.85
Indiana	19	1,640,248.69	1.53
Iowa	15	1,472,591.32	1.37
Kansas	4	428,102.13	0.40
Kentucky	11	1,035,655.81	0.97
Louisiana	9	852,783.04	0.79
Maine	11	1,365,977.21	1.27
Maryland	26	3,683,562.22	3.43
Massachusetts	13	2,612,395.44	2.43
Michigan	27	3,617,385.00	3.37
Minnesota	10	1,541,679.62	1.44
Mississippi	1	286,391.50	0.27
Missouri	16	1,787,070.19	1.67
Montana	4	417,968.95	0.39
Nebraska	4	263,892.08	0.25
Nevada	7	1,476,051.82	1.38
New Hampshire	4	754,565.85	0.70
New Jersey	22	4,178,646.51	3.89
New Mexico	12	1,596,686.10	1.49
New York	30	4,226,963.22	3.94
North Carolina	33	4,307,750.50	4.01
Ohio	49	6,005,858.11	5.60
Oklahoma	5	612,537.80	0.57
Oregon	6	1,102,931.69	1.03
Pennsylvania	28	3,382,244.12	3.15
Rhode Island	6	924,803.58	0.86
South Carolina	10	1,192,219.68	1.11
Tennessee	14	2,224,813.40	2.07
Texas	65	6,750,528.36	6.29
Utah	7	971,581.23	0.91
Vermont	2	229,466.23	0.21
Virginia	29	4,433,005.37	4.13
Washington	26	4,532,922.68	4.22
West Virginia	5	338,829.49	0.32
Wisconsin	9	1,117,111.21	1.04

Total	767	$107,294,581.70	100.00%

(1)	Determined by property address designated as such in the related mortgage.

ORIGINAL LOAN-TO-VALUE RATIOS

OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Original Loan-to-Value Ratios(%)	Loans	Loan Balance	Loan Balance

18.88 - 20.00	1	$301,775.87	0.28%
25.01 - 30.00	1	64,000.00	0.06
35.01 - 40.00	3	199,886.07	0.19
40.01 - 45.00	1	56,650.00	0.05
45.01 - 50.00	7	833,398.04	0.78
50.01 - 55.00	9	1,301,565.42	1.21
55.01 - 60.00	10	1,178,522.31	1.10
60.01 - 65.00	21	3,014,053.08	2.81
65.01 - 70.00	23	3,367,526.96	3.14
70.01 - 75.00	60	7,822,782.54	7.29
75.01 - 80.00	196	26,959,410.32	25.13
80.01 - 85.00	70	9,909,713.73	9.24
85.01 - 90.00	232	33,873,190.52	31.57
90.01 - 95.00	132	18,258,202.07	17.02
95.01 - 100.00	1	153,904.77	0.14

Total	767	$107,294,581.70	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Original Loan-to-Value Ratio of the Group II Home Equity Loans is approximately 82.68%.

CURRENT COUPON RATES OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Current Coupon Rates(%)	Loans	Loan Balance	Loan Balance

4.750 - 5.000	5	$864,445.29	0.81%
5.001 - 5.500	23	4,070,081.82	3.79
5.501 - 6.000	57	10,289,516.99	9.59
6.001 - 6.500	54	7,890,168.85	7.35
6.501 - 7.000	135	18,175,097.61	16.94
7.001 - 7.500	258	35,404,720.38	33.00
7.501 - 8.000	212	27,772,286.19	25.88
8.001 - 8.500	22	2,698,641.45	2.52
8.501 - 8.750	1	129,623.12	0.12

Total	767	$107,294,581.70	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Coupon Rate of the Group II Home Equity Loans is approximately 7.081%.

GROSS MARGINS OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Gross Margins(%)	Loans	Loan Balance	Loan Balance

2.250 - 2.500	2	$379,650.60	0.35%
4.501 - 5.000	2	166,629.61	0.16
5.001 - 5.500	12	2,138,474.12	1.99
5.501 - 6.000	48	8,248,566.51	7.69
6.001 - 6.500	66	11,295,118.78	10.53
6.501 - 7.000	60	7,593,726.18	7.08
7.001 - 7.500	263	37,118,215.49	34.59
7.501 - 7.990	314	40,354,200.41	37.61

Total	767	$107,294,581.70	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Gross Margin of the Group II Home Equity Loans is approximately 7.164%.

MAXIMUM RATES OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Maximum Rates(%)	Loans	Loan Balance	Loan Balance

10.750 - 11.000	1	$88,775.60	0.08%
11.501 - 12.000	4	775,669.69	0.72
12.001 - 12.500	24	4,167,993.22	3.88
12.501 - 13.000	57	10,289,516.99	9.59
13.001 - 13.500	63	9,414,172.41	8.77
13.501 - 14.000	143	19,641,034.59	18.31
14.001 - 14.500	260	35,300,643.88	32.90
14.501 - 15.000	204	26,306,349.21	24.52
15.001 - 15.500	10	1,180,802.99	1.10
15.501 - 15.750	1	129,623.12	0.12

Total	767	$107,294,581.70	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Maximum Rate of the Group II Home Equity Loans is approximately 14.036%.

NEXT INTEREST ADJUSTMENT DATES OF GROUP II HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Next Interest Adjustment Date	Loans	Loan Balance	Loan Balance

January 2005	3	$452,400.00	0.42%
August 2005	2	443,911.17	0.41
February 2006	1	62,937.72	0.06
March 2006	2	253,517.64	0.24
April 2006	2	314,491.50	0.29
May 2006	12	1,792,563.04	1.67
June 2006	226	30,157,744.81	28.11
July 2006	248	35,843,682.86	33.41
August 2006	38	5,559,236.60	5.18
November 2006	1	187,442.23	0.17
December 2006	1	68,475.29	0.06
February 2007	2	279,292.69	0.26
March 2007	1	78,119.25	0.07
April 2007	1	52,309.21	0.05
May 2007	7	860,880.21	0.80
June 2007	73	10,623,575.26	9.90
July 2007	125	17,449,845.02	16.26
August 2007	20	2,434,506.60	2.27
June 2009	1	88,775.60	0.08
July 2009	1	290,875.00	0.27

Total	767	$107,294,581.70	100.00%

LOAN BALANCES OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Loan Balances($)	Loans	Loan Balance	Loan Balance

28,952 - 30,000	1	$28,952.22	0.03%
30,001 - 35,000	2	67,872.90	0.06
35,001 - 40,000	1	35,940.69	0.03
40,001 - 45,000	2	88,846.85	0.08
45,001 - 50,000	9	449,670.55	0.42
50,001 - 55,000	17	892,952.77	0.83
55,001 - 60,000	18	1,029,911.75	0.96
60,001 - 65,000	18	1,141,212.55	1.06
65,001 - 70,000	23	1,568,466.05	1.46
70,001 - 75,000	36	2,621,877.59	2.44
75,001 - 80,000	28	2,180,409.70	2.03
80,001 - 85,000	25	2,063,678.46	1.92
85,001 - 90,000	36	3,170,988.83	2.96
90,001 - 95,000	22	2,046,554.41	1.91
95,001 - 100,000	31	3,027,721.77	2.82
100,001 - 105,000	25	2,570,814.98	2.40
105,001 - 110,000	18	1,940,739.90	1.81
110,001 - 115,000	21	2,372,605.31	2.21
115,001 - 120,000	29	3,426,315.10	3.19
120,001 - 125,000	19	2,318,043.11	2.16
125,001 - 130,000	28	3,579,199.38	3.34
130,001 - 135,000	13	1,727,249.96	1.61
135,001 - 140,000	23	3,164,012.09	2.95
140,001 - 145,000	19	2,712,693.08	2.53
145,001 - 150,000	15	2,215,162.23	2.06
150,001 - 200,000	142	24,683,195.40	23.01
200,001 - 250,000	85	18,796,314.27	17.52
250,001 - 300,000	42	11,429,322.07	10.65
300,001 - 325,985	19	5,943,857.73	5.54

Total	767	$107,294,581.70	100.00%

(1)	As of the Statistical Calculation Date, the average outstanding Loan Balance of the Group II Home Equity Loans is approximately $139,888.63.

TYPES OF MORTGAGED PROPERTIES OF GROUP II HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Property Type	Loans	Loan Balance	Loan Balance

Single Family	634	$87,442,476.73	81.50%
PUD	62	10,761,644.09	10.03
Condominium	31	4,192,410.29	3.91
Townhouse	25	3,354,561.88	3.13
Manufactured Housing	12	1,117,497.01	1.04
Two- to Four-Family	2	371,281.93	0.35
Other	1	54,709.77	0.05

Total	767	$107,294,581.70	100.00%

ORIGINAL TERMS TO MATURITY OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Original Term to Maturity (months)	Loans	Loan Balance	Loan Balance

360	767	$107,294,581.70	100.00%

Total	767	$107,294,581.70	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Original Term to Maturity of the Group II Home Equity Loans is approximately 360 months.

REMAINING TERMS TO MATURITY OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Remaining Terms to Maturity (months)	Loans	Loan Balance	Loan Balance

349 - 360	767	$107,294,581.70	100.00%

Total	767	$107,294,581.70	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Remaining Term to Maturity of the Group II Home Equity Loans is approximately 359 months.

SEASONING OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Seasoning (months)	Loans	Loan Balance	Loan Balance

0	435	$62,030,546.08	57.81%
1 - 11	332	45,264,035.62	42.19

Total	767	$107,294,581.70	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Seasoning of the Group II Home Equity Loans is approximately 1 month.

OCCUPANCY STATUS OF GROUP II HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Occupancy Status	Loans	Loan Balance	Loan Balance

Primary Home	756	$106,157,593.12	98.94%
Investment Property	7	720,892.43	0.67
Second Home	4	416,096.15	0.39

Total	767	$107,294,581.70	100.00%

DOCUMENTATION TYPES OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Documentation Type	Loans	Loan Balance	Loan Balance

Full Documentation	670	$91,743,711.54	85.51%
Stated Income	76	12,267,374.75	11.43
Limited Documentation	20	3,161,298.89	2.95
Other	1	122,196.52	0.11

Total	767	$107,294,581.70	100.00%

(1)	We refer you to “THE SELLER AND THE SERVICER — Underwriting Guidelines Applicable to the Home Equity Loans” in the prospectus for a description of CHEC’s documentation programs.

CREDIT GRADES OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Credit Grade	Loans	Loan Balance	Loan Balance

A+	59	$8,064,992.33	7.52%
A-1	353	50,593,064.33	47.15
A-2	324	44,391,599.47	41.37
B	16	1,969,402.32	1.84
C-1	13	1,986,479.53	1.85
C-2	2	289,043.72	0.27

Total	767	$107,294,581.70	100.00%

(1)	We refer you to “THE SELLER AND THE SERVICER — Underwriting Criteria of the Seller” in the prospectus for a description of CHEC’s credit grades and underwriting criteria.

ORIGINAL CREDIT SCORES OF GROUP II HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Original Credit Scores(2)	Loans	Loan Balance	Loan Balance

500	1	$309,000.00	0.29%
501 - 525	12	1,709,979.33	1.59
526 - 550	141	19,598,523.10	18.27
551 - 575	151	21,968,750.88	20.48
576 - 600	171	23,742,917.22	22.13
601 - 625	131	17,555,781.47	16.36
626 - 650	88	12,604,770.22	11.75
651 - 675	38	4,985,144.24	4.65
676 - 700	27	4,088,823.23	3.81
701 - 725	4	384,612.40	0.36
726 - 750	2	246,400.00	0.23
751 - 769	1	99,879.61	0.09

Total	767	$107,294,581.70	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Original Credit Score of the Group II Home Equity Loans is approximately 590.

(2)	The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

PRODUCT TYPES OF GROUP II HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Product Type	Loans	Loan Balance	Loan Balance

2/28 ARM(1)	522	$72,627,299.84	67.69%
3/27 ARM(1)	220	29,908,902.76	27.88
5/25 ARM	2	379,650.60	0.35
6 Month ARM	3	452,400.00	0.42
IO 2/28 ARM	9	1,800,785.50	1.68
IO 3/27 ARM	11	2,125,543.00	1.98

Total	767	$107,294,581.70	100.00%

(1)	Excluding IO ARMS.

PREPAYMENT PENALTIES OF GROUP II HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Prepayment Penalty	Loans	Loan Balance	Loan Balance

Prepayment Penalty	445	$64,408,157.76	60.03%
No Prepayment Penalty	322	42,886,423.94	39.97

Total	767	$107,294,581.70	100.00%

PURPOSE OF GROUP II HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Purpose	Loans	Loan Balance	Loan Balance

Cash Out Refinance	455	$63,269,304.34	58.97%
Rate/ Term Refinance	158	22,021,347.30	20.52
Purchase	154	22,003,930.06	20.51

Total	767	$107,294,581.70	100.00%

Group III Home Equity Loans

      The Group III Home Equity Loans consist of a Group of Home Equity Loans, some of which conform and some of which do not conform to certain agency guidelines.

      The following summary information with respect to the Group III Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)

Avg. Outstanding Principal Balance	$148,788.05	$30,941.01 to $797,400.00
Wtd. Avg. Coupon Rate (approximate)	7.13%	4.40% to 11.95%
Wtd. Avg. Gross Margin (approximate)	7.25%	2.25% to 12.05%
Wtd. Avg. Maximum Rate (approximate)(1)	14.10%	10.40% to 18.90%
Wtd. Avg. Minimum Rate (approximate)(1)	7.13%	4.40% to 11.95%
Wtd. Avg. Original Loan-to-Value Ratio (approximate)	80.61%	13.08% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	360 months	360 to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	360 months	346 to 360 months
Wtd. Avg. Original Credit Score (approximate)	594	467 to 807
Maximum Seasoning	14 months
Ratio of First to Second Liens	100.00%/0.00%
Outstanding Principal Balance of Loans Secured by
Two- to Four-Family Properties	$2,533,108.91
All Other Properties	$427,910,723.59
2/28 Adjustable Rate Interest Only Loans(2)	2.77%
3/27 Adjustable Rate Interest Only Loans(3)	3.13%
Balloon Payments (as a percent of the aggregate outstanding loan balance)	0.00%
Latest Maturity Date	August 1, 2034
30 to 59 day Delinquencies (as a percent of the aggregate outstanding loan balance)(4)	0.86%
Six-Month Adjustable Rate Loans(5)
Percentage of Aggregate Outstanding Group III Principal Loan Balance	0.72%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	6 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate)(6)	1.00%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate)(6)	1.00%
2/28 Adjustable Rate Loans(7)
Percentage of Aggregate Outstanding Group III Principal Loan Balance	78.74%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	24 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate)(6)	2.11%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate)(6)	1.05%
3/27 Adjustable Rate Loans(8)
Percentage of Aggregate Outstanding Group III Principal Loan Balance	20.42%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	36 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate)(6)	2.84%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate)(6)	1.14%
5/25 Adjustable Rate Loans(9)
Percentage of Aggregate Outstanding Group III Principal Loan Balance	0.12%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	59 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate)(6)	2.00%
Wtd. Avg. Annual Interest Rate Adjustment Cap (approximate)(6)	2.00%

(1)	The “Maximum Rates” or “Minimum Rates” are the highest and lowest rates, respectively, at which interest may accrue on the Group III Home Equity Loans.
(2)	2/28 Adjustable Rate Interest Only Loans provide for payments of interest but not principal for the first 24 months and thereafter payments of principal and interest on a monthly basis.
(3)	3/27 Adjustable Rate Interest Only Loans provide for payments of interest but not principal for the first 36 months and thereafter payments of principal and interest on a monthly basis.
(4)	Approximately 97.13% of the aggregate outstanding loan balance of the Group III Home Equity Loans had first monthly payments due on or after July 1, 2004, so it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.
(5)	“Six-Month Adjustable Rate Loans” have their first adjustment date six months following their date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.
(6)	Above the then current coupon rate.
(7)	“2/28 Adjustable Rate Loans” have their first adjustment date two years after the date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations. “2/28 Adjustable Rate Loans” include 2/28 Adjustable Rate Interest Only Loans.
(8)	“3/27 Adjustable Rate Loans” have their first adjustment date three years after the date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations. “3/27 Adjustable Rate Loans” include 3/27 Adjustable Rate Interest Only Loans.
(9)	“5/25 Adjustable Rate Loans” have their first adjustment date five years after the date of origination, and adjust annually thereafter, based on one year LIBOR plus a margin, subject to certain limitations.

     The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group III Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
State	Loans	Loan Balance	Loan Balance

Arizona	60	$7,350,431.89	1.71%
Arkansas	14	1,423,768.89	0.33
California	410	101,704,248.98	23.63
Colorado	47	8,812,104.80	2.05
Connecticut	29	5,953,841.08	1.38
Delaware	20	2,232,519.67	0.52
Florida	230	33,003,880.07	7.67
Georgia	108	12,717,325.69	2.95
Idaho	15	1,822,676.16	0.42
Illinois	27	4,085,269.55	0.95
Indiana	71	6,961,609.80	1.62
Iowa	28	2,553,864.60	0.59
Kansas	10	974,613.15	0.23
Kentucky	43	4,336,867.35	1.01
Louisiana	74	6,299,376.61	1.46
Maine	22	2,702,038.56	0.63
Maryland	82	15,283,820.22	3.55
Massachusetts	54	13,742,592.03	3.19
Michigan	84	10,189,845.89	2.37
Minnesota	22	2,842,117.77	0.66
Mississippi	14	1,385,115.41	0.32
Missouri	51	4,949,510.39	1.15
Montana	5	699,845.00	0.16
Nebraska	11	1,475,100.86	0.34
Nevada	51	10,214,928.94	2.37
New Hampshire	16	2,809,120.15	0.65
New Jersey	89	18,341,336.30	4.26
New Mexico	29	3,370,291.86	0.78
New York	116	18,288,677.14	4.25
North Carolina	76	8,368,903.54	1.94
North Dakota	6	536,132.03	0.12
Ohio	150	17,612,212.87	4.09
Oklahoma	33	2,869,949.85	0.67
Oregon	16	2,134,378.08	0.50
Pennsylvania	133	15,270,968.53	3.55
Rhode Island	19	3,563,390.33	0.83
South Carolina	36	3,657,978.30	0.85
Tennessee	73	7,169,061.13	1.67
Texas	263	24,400,285.03	5.67
Utah	12	1,398,833.47	0.32
Vermont	5	480,897.24	0.11
Virginia	114	19,415,161.44	4.51
Washington	67	10,704,515.83	2.49
West Virginia	13	1,127,529.36	0.26
Wisconsin	44	5,107,078.71	1.19
Wyoming	1	99,817.95	0.02

Total	2,893	$430,443,832.50	100.00%

(1)	Determined by property address designated as such in the related mortgage.

ORIGINAL LOAN-TO-VALUE RATIOS OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Original Loan-to-Value Ratios(%)	Loans	Loan Balance	Loan Balance

13.08 - 15.00	2	$105,972.08	0.02%
15.01 - 20.00	3	159,808.43	0.04
20.01 - 25.00	6	346,611.62	0.08
25.01 - 30.00	8	760,677.67	0.18
30.01 - 35.00	10	883,264.79	0.21
35.01 - 40.00	24	2,873,934.01	0.67
40.01 - 45.00	18	1,671,942.60	0.39
45.01 - 50.00	23	2,024,866.57	0.47
50.01 - 55.00	33	4,081,465.09	0.95
55.01 - 60.00	68	9,246,438.08	2.15
60.01 - 65.00	84	11,757,512.39	2.73
65.01 - 70.00	137	19,429,053.15	4.51
70.01 - 75.00	245	34,810,792.86	8.09
75.01 - 80.00	773	112,836,833.04	26.21
80.01 - 85.00	404	61,572,860.62	14.30
85.01 - 90.00	789	122,436,738.34	28.44
90.01 - 95.00	262	44,802,386.42	10.41
95.01 - 100.00	4	642,674.74	0.15

Total	2,893	$430,443,832.50	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Original Loan-to-Value Ratio of the Group III Home Equity Loans is approximately 80.61%.

CURRENT COUPON RATES OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Current Coupon Rates(%)	Loans	Loan Balance	Loan Balance

4.400 - 4.500	1	$130,225.13	0.03%
4.501 - 5.000	29	6,521,459.00	1.52
5.001 - 5.500	201	41,180,464.35	9.57
5.501 - 6.000	432	82,884,378.97	19.26
6.001 - 6.500	357	60,674,973.24	14.10
6.501 - 7.000	416	64,765,803.15	15.05
7.000 - 7.500	120	18,234,334.85	4.24
7.501 - 8.000	299	41,611,011.93	9.67
8.001 - 8.500	250	30,761,330.93	7.15
8.501 - 9.000	299	36,300,079.17	8.43
9.001 - 9.500	142	15,605,727.62	3.63
9.501 - 10.000	182	18,506,088.51	4.30
10.001 - 10.500	72	6,098,771.05	1.42
10.501 - 11.000	66	5,248,092.28	1.22
11.001 - 11.500	21	1,510,494.54	0.35
11.501 - 11.950	6	410,597.78	0.10

Total	2,893	$430,443,832.50	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Coupon Rate of the Group III Home Equity Loans is approximately 7.130%.

GROSS MARGINS OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Gross Margins(%)	Loans	Loan Balance	Loan Balance

2.250 - 2.500	4	$517,222.35	0.12%
4.501 - 5.000	15	3,332,576.83	0.77
5.001 - 5.500	113	23,415,725.99	5.44
5.501 - 6.000	338	66,630,908.08	15.48
6.001 - 6.500	418	74,338,912.50	17.27
6.501 - 7.000	436	70,597,389.14	16.40
7.001 - 7.500	211	33,004,281.78	7.67
7.501 - 8.000	124	19,038,131.24	4.42
8.001 - 8.500	391	48,246,701.69	11.21
8.501 - 9.000	255	31,818,043.58	7.39
9.001 - 9.500	201	23,780,221.82	5.52
9.501 - 10.000	173	17,601,580.59	4.09
10.001 - 10.500	105	9,683,076.72	2.25
10.501 - 11.000	66	5,167,122.75	1.20
11.001 - 11.500	31	2,416,357.74	0.56
11.501 - 12.000	11	729,511.40	0.17
12.001 - 12.050	1	126,068.30	0.03

Total	2,893	$430,443,832.50	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Gross Margin of the Group III Home Equity Loans is approximately 7.253%.

MAXIMUM RATES OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Maximum Rates(%)	Loans	Loan Balance	Loan Balance

10.400 - 10.500	1	$130,225.13	0.03%
11.001 - 11.500	1	484,459.07	0.11
11.501 - 12.000	31	6,764,015.51	1.57
12.001 - 12.500	202	41,336,624.75	9.60
12.501 - 13.000	433	83,587,700.48	19.42
13.001 - 13.500	364	61,389,488.96	14.26
13.501 - 14.000	421	65,774,680.12	15.28
14.001 - 14.500	115	17,447,802.07	4.05
14.501 - 15.000	307	41,242,261.86	9.58
15.001 - 15.500	256	31,256,311.00	7.26
15.501 - 16.000	293	36,005,086.62	8.36
16.001 - 16.500	141	15,243,233.84	3.54
16.501 - 17.000	175	17,623,727.55	4.09
17.001 - 17.500	63	5,397,682.35	1.25
17.501 - 18.000	64	4,889,397.02	1.14
18.001 - 18.500	21	1,510,494.54	0.35
18.501 - 18.900	5	360,641.63	0.08

Total	2,893	$430,443,832.50	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Maximum Rate of the Group III Home Equity Loans is approximately 14.104%.

NEXT INTEREST ADJUSTMENT DATES OF GROUP III HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Next Interest Adjustment Date	Loans	Loan Balance	Loan Balance

December 2004	6	$932,198.95	0.22%
January 2005	10	2,047,054.16	0.48
February 2005	1	126,068.30	0.03
May 2005	1	47,067.04	0.01
September 2005	1	96,522.06	0.02
February 2006	3	378,581.71	0.09
March 2006	10	1,201,660.44	0.28
April 2006	12	2,029,520.94	0.47
May 2006	25	4,188,146.93	0.97
June 2006	925	132,245,214.67	30.72
July 2006	1,126	165,426,070.33	38.43
August 2006	231	32,992,389.55	7.66
October 2006	1	333,357.49	0.08
January 2007	1	79,165.26	0.02
February 2007	1	99,560.39	0.02
March 2007	3	348,155.81	0.08
May 2007	20	3,543,430.52	0.82
June 2007	182	28,030,794.23	6.51
July 2007	290	49,858,422.87	11.58
August 2007	40	5,923,228.50	1.38
June 2009	3	276,222.35	0.06
July 2009	1	241,000.00	0.06

Total	2,893	$430,443,832.50	100.00%

LOAN BALANCES OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Loan Balances($)	Loans	Loan Balance	Loan Balance

30,941 - 35,000	16	$552,481.55	0.13%
35,001 - 40,000	17	653,122.58	0.15
40,001 - 45,000	21	891,148.56	0.21
45,001 - 50,000	71	3,513,151.02	0.82
50,001 - 55,000	113	5,904,853.10	1.37
55,001 - 60,000	117	6,764,038.17	1.57
60,001 - 65,000	100	6,273,610.84	1.46
65,001 - 70,000	108	7,307,999.99	1.70
70,001 - 75,000	98	7,117,111.86	1.65
75,001 - 80,000	104	8,047,034.15	1.87
80,001 - 85,000	104	8,604,008.18	2.00
85,001 - 90,000	100	8,789,168.47	2.04
90,001 - 95,000	77	7,110,483.83	1.65
95,001 - 100,000	91	8,864,221.43	2.06
100,001 - 105,000	78	8,022,842.57	1.86
105,001 - 110,000	86	9,245,649.91	2.15
110,001 - 115,000	77	8,665,782.15	2.01
115,001 - 120,000	75	8,810,796.48	2.05
120,001 - 125,000	86	10,569,394.64	2.46
125,001 - 130,000	67	8,524,626.71	1.98
130,001 - 135,000	62	8,218,482.93	1.91
135,001 - 140,000	60	8,259,191.37	1.92
140,001 - 145,000	65	9,271,156.44	2.15
145,001 - 150,000	58	8,562,961.65	1.99
150,001 - 200,000	369	64,212,669.18	14.92
200,001 - 250,000	291	64,481,971.18	14.98
250,001 - 300,000	140	38,587,083.52	8.96
300,001 - 350,000	111	36,202,652.87	8.41
350,001 - 400,000	54	20,272,823.30	4.71
400,001 - 450,000	36	15,387,819.94	3.57
450,001 - 500,000	18	8,673,703.64	2.02
500,001 - 550,000	5	2,604,674.42	0.61
550,001 - 600,000	9	5,260,501.72	1.22
600,001 - 650,000	3	1,849,238.50	0.43
650,001 - 700,000	2	1,370,463.69	0.32
700,001 - 750,000	3	2,199,511.96	0.51
750,001 - 797,400	1	797,400.00	0.19

Total	2,893	$430,443,832.50	100.00%

(1)	As of the Statistical Calculation Date, the average outstanding Loan Balance of the Group III Home Equity Loans is approximately $148,788.05.

TYPES OF MORTGAGED PROPERTIES OF GROUP III HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Property Type	Loans	Loan Balance	Loan Balance

Single Family	2,424	$350,174,211.82	81.35%
PUD	219	46,939,608.23	10.90
Condominium	115	17,223,780.50	4.00
Townhouse	54	7,517,573.40	1.75
Manufactured Housing	63	5,958,046.99	1.38
Two- to Four-Family	17	2,533,108.91	0.59
Other	1	97,502.65	0.02

Total	2,893	$430,443,832.50	100.00%

ORIGINAL TERMS TO MATURITY OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Original Term to Maturity (months)	Loans	Loan Balance	Loan Balance

360	2,893	$430,443,832.50	100.00%

Total	2,893	$430,443,832.50	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Original Term to Maturity of the Group III Home Equity Loans is approximately 360 months.

REMAINING TERMS TO MATURITY OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Remaining Terms to Maturity (months)	Loans	Loan Balance	Loan Balance

346 - 360	2,893	$430,443,832.50	100.00%

Total	2,893	$430,443,832.50	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Remaining Term to Maturity of the Group III Home Equity Loans is approximately 360 months.

SEASONING OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Seasoning (months)	Loans	Loan Balance	Loan Balance

0	1,699	$256,614,233.71	59.62%
1 - 12	1,193	173,782,531.75	40.37
13 - 14	1	47,067.04	0.01

Total	2,893	$430,443,832.50	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Seasoning of the Group III Home Equity Loans is approximately 0 months.

OCCUPANCY STATUS OF GROUP III HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Occupancy Status	Loans	Loan Balance	Loan Balance

Primary Home	2,838	$425,123,537.25	98.76%
Investment Property	34	2,701,148.81	0.63
Second Home	21	2,619,146.44	0.61

Total	2,893	$430,443,832.50	100.00%

DOCUMENTATION TYPES OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Documentation Type	Loans	Loan Balance	Loan Balance

Full Documentation	2,553	$372,868,222.31	86.62%
Stated Income	257	43,533,988.55	10.11
Limited Documentation	82	13,736,755.23	3.19
Other	1	304,866.41	0.07

Total	2,893	$430,443,832.50	100.00%

(1)	We refer you to “THE SELLER AND THE SERVICER — Underwriting Guidelines Applicable to the Home Equity Loans” in the prospectus for a description of CHEC’s documentation programs.

CREDIT GRADES OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Credit Grade	Loans	Loan Balance	Loan Balance

A+	252	$43,466,071.64	10.10%
A-1	1,093	186,326,947.10	43.29
A-2	884	123,773,428.12	28.75
B	187	23,677,288.80	5.50
C-1	338	37,967,610.25	8.82
C-2	139	15,232,486.59	3.54

Total	2,893	$430,443,832.50	100.00%

(1)	We refer you to “THE SELLER AND THE SERVICER — Underwriting Criteria of the Seller” in the prospectus for a description of CHEC’s credit grades and underwriting criteria.

ORIGINAL CREDIT SCORES OF GROUP III HOME EQUITY LOANS(1)

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Range of Original Credit Scores(2)	Loans	Loan Balance	Loan Balance

467 - 475	1	$93,890.99	0.02%
476 - 500	8	908,279.40	0.21
501 - 525	241	29,081,876.62	6.76
526 - 550	522	71,209,551.50	16.54
551 - 575	481	70,759,547.25	16.44
576 - 600	532	75,438,245.30	17.53
601 - 625	435	69,850,372.89	16.23
626 - 650	320	52,009,602.15	12.08
651 - 675	190	33,775,776.50	7.85
676 - 700	72	13,690,119.28	3.18
701 - 725	45	6,622,261.20	1.54
726 - 750	32	4,538,795.40	1.05
751 - 775	10	1,708,130.70	0.40
776 - 800	3	630,983.32	0.15
801 - 807	1	126,400.00	0.03

Total	2,893	$430,443,832.50	100.00%

(1)	As of the Statistical Calculation Date, the weighted average Original Credit Score of the Group III Home Equity Loans is approximately 594.

(2)	The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

PRODUCT TYPES OF GROUP III HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Product Type	Loans	Loan Balance	Loan Balance

2/28 ARM(1)	2,293	$327,000,997.08	75.97%
3/27 ARM(1)	477	74,401,723.96	17.28
5/25 ARM	4	517,222.35	0.12
6 Month ARM	17	3,105,321.41	0.72
IO 2/28 ARM	42	11,937,534.08	2.77
IO 3/27 ARM	60	13,481,033.62	3.13

Total	2,893	$430,443,832.50	100.00%

(1)	Excluding IO ARMS.

PREPAYMENT PENALTIES OF GROUP III HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
Prepayment	Home Equity	Calculation Date	Calculation Date
Penalty	Loans	Loan Balance	Loan Balance

Prepayment Penalty	1,875	$289,941,005.34	67.36%
No Prepayment Penalty	1,018	140,502,827.16	32.64

Total	2,893	$430,443,832.50	100.00%

PURPOSE OF GROUP III HOME EQUITY LOANS

	Number of	Statistical	% of Statistical
	Home Equity	Calculation Date	Calculation Date
Purpose	Loans	Loan Balance	Loan Balance

Cash Out Refinance	1,886	$275,479,783.17	64.00%
Rate/ Term Refinance	644	98,409,401.67	22.86
Purchase	363	56,554,647.66	13.14

Total	2,893	$430,443,832.50	100.00%

Delinquency and Loss Experience

      CHEC commenced its servicing activities of home equity loans similar to the Home Equity Loans in October 1997. The following tables set forth CHEC’s delinquency and loss experience as of the dates and for the periods indicated with respect to (1) home equity loans originated or acquired, and serviced, by CHEC that are warehoused in the Harwood Street Funding II, LLC mortgage loan warehouse facility and (2) securitized home equity loans originated or acquired, and serviced, by CHEC. These loans are similar in type to the Home Equity Loans. No home equity loan is considered delinquent for purposes of the table until a payment is one calendar month past due on a contractual basis. The delinquency and loss percentages may be affected by the size and relative lack of seasoning of this servicing portfolio which increased from approximately $4,218,240,230 at March 31, 2002 to approximately $7,261,390,331 at June 30, 2004. CHEC believes that as the existing loan portfolio becomes more seasoned, the rate of delinquencies, loan losses, foreclosures and REO properties will increase. Accordingly, the information in the tables below is for illustrative purposes only and is not intended to indicate or predict the expected delinquency or loss experience on past, current or future pools of home equity loans for which CHEC is the servicer.

DELINQUENCY EXPERIENCE

	As of June 30, 2004		As of March 31, 2004		As of March 31, 2003		As of March 31, 2002

	By		By		By		By
	Number	By Dollar	Number	By Dollar	Number	By Dollar	Number	By Dollar
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

Portfolio(1)	84,115	$7,261,390,331	82,966	$6,917,956,374	70,257	$5,156,184,338	60,689	$4,218,240,230
Delinquency Percentage
30-59 days	3.93%	3.05%	3.06%	2.41%	2.79%	2.30%	2.98%	2.44%
60-89 days	1.17%	0.89%	1.00%	0.79%	1.19%	1.04%	1.02%	0.90%
90 days and over	2.93%	2.35%	3.04%	2.58%	3.56%	3.24%	3.58%	3.33%

Total Delinquency Percentage(2)(3)	8.03%	6.30%	7.10%	5.78%	7.54%	6.58%	7.58%	6.68%

Percentage of REO Properties	2.11%	1.71%	2.11%	1.76%	1.92%	1.82%	1.56%	1.60%

(1)	Portfolio includes (i) loans originated or acquired, and serviced, by CHEC that are warehoused in the Harwood Street Funding II, LLC mortgage loan warehouse facility and (ii) securitized loans originated or acquired, and serviced, by CHEC.

(2)	Excludes REO properties.

(3)	Totals may not sum due to rounding.

LOSS EXPERIENCE

	Three Months Ended	Fiscal Year Ended	Fiscal Year Ended	Fiscal Year Ended
	June 30, 2004	March 31, 2004	March 31, 2003	March 31, 2002
	Dollar Amount($)	Dollar Amount($)	Dollar Amount($)	Dollar Amount($)

Average Portfolio(1)	7,193,221,270	6,124,058,391	4,683,329,780	3,771,149,660
Net Losses(2)	23,822,533	75,728,562	59,789,421	32,555,537
Net Losses as a Percentage of Average Portfolio(3)	1.32%	1.24%	1.28%	0.86%

(1)	“Average Portfolio” during the period is the arithmetic average of the principal balances of the loans outstanding on the last day of each month during the period. Portfolio includes (i) loans originated or acquired, and serviced, by CHEC that are warehoused in the Harwood Street Funding II, LLC mortgage loan warehouse facility and (ii) securitized loans originated or acquired, and serviced, by CHEC.

(2)	“Net Losses” means gross losses minus recoveries.

(3)	For the three months ended June 30, 2004, “Net Losses as a Percentage of Average Portfolio” is annualized by multiplying “Net Losses” by 4.

PREPAYMENT AND YIELD CONSIDERATIONS

      The rate of principal payments on each class of Offered Certificates of a Group, the aggregate amount of distributions on each class of Offered Certificates of a Group and the yield to maturity of each class of Offered Certificates of a Group will be related to the rate and timing of payments of principal on the Home Equity Loans of the related Group. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans, by the rate of principal prepayments on the Home Equity Loans (including for this purpose prepayments resulting from refinancings of the loans or liquidations of the loans due to defaults, casualties, condemnations and repurchases by CHEC or purchases by the Servicer of delinquent home equity loans) and by realized losses on the Home Equity Loans. Certain of the Home Equity Loans may be prepaid by the mortgagors at any time without penalty. Certain of the Home Equity Loans are subject to penalties for prepayments.

Prepayments

      Prepayments, liquidations and purchases of the Home Equity Loans of a Group (including any optional purchase by the Servicer of a delinquent Home Equity Loan and the optional purchase of all the Home Equity Loans by an affiliate of the Servicer in connection with the affiliate’s clean-up call option) will result in distributions on the Offered Certificates of the related Group of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or timing of principal prepayments. The extent to which the yield to maturity of an Offered Certificate of a Group may vary from the anticipated yield will depend upon the degree to which an Offered Certificate of the related Group is purchased at a discount or premium, and the degree to which the timing of payments on the Offered Certificate is sensitive to prepayments, liquidations and purchases of the Home Equity Loans of the related Group.

      The rate of prepayment on the Home Equity Loans cannot be predicted. As of the Statistical Calculation Date, approximately 23.36% of the Group I Home Equity Loans, approximately 39.97% of the Group II Home Equity Loans and approximately 32.64% of the Group III Home Equity Loans may be prepaid in whole or in part at any time without penalty. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans will contain “due-on-sale” provisions, and the Servicer is required by the Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law or the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Home Equity Loan. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans may also be affected by the extent to which the Home Equity Loans provide for the payment of a penalty in connection with a prepayment and the amount of the penalty.

      We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS — Due-on-Sale Clauses in Home Equity Loans” in the prospectus for more detail.

      As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Group I Home Equity Loans, is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The prepayment behavior of the 2/28, 3/27 and 5/25 adjustable rate loans may differ from that of the other Home Equity Loans. As a 2/28, 3/27 or 5/25 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed rate home equity loans, adjustable rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate home equity loans at competitive rates may encourage mortgagors to refinance their adjustable rate home equity loans to “lock in” a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

      Furthermore, with respect to up to 10% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, the Depositor may deliver all or a portion of each related mortgage file to the Trustee or the Custodian on behalf of the Trustee no later than 20 days after the Closing Date. Should the Seller fail to deliver all or a portion of any mortgage file to the Depositor or other designee of the Depositor or, at the Depositor’s direction, to the Trustee or the Custodian on behalf of the Trustee, within that period, the Seller will be required (i) to use its best efforts to deliver a replacement Home Equity Loan satisfying the criteria specified in the Agreement for the related delayed delivery Home Equity Loan or (ii) if no such replacement Home Equity Loan has been delivered within the time period specified in the Agreement, to repurchase the related delayed delivery Home Equity Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Home Equity Loans.

      In addition, the time at which the clean-up call option may first be exercised will be affected by prepayments in all three Home Equity Loan Groups.

Projected Yields

      Excess Interest (as defined in “DESCRIPTION OF THE CERTIFICATES — Glossary” below) for the Home Equity Loans of a Group will be distributed in reduction of the Certificate Principal Balance of the Offered Certificates of the related Group then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount applicable to such Group exceeds the actual related overcollateralization amount. In addition, Excess Interest for the Home Equity Loans of a Group may be available for distribution in reduction of the Certificate Principal Balance of the Offered Certificates of the other Group on a subordinated basis, to the extent described in “DESCRIPTION OF THE CERTIFICATES — Distributions” below. If purchased at a premium or a discount, the yield to maturity on an Offered Certificate will be affected by the rate at which the Excess Interest for the Home Equity Loans is distributed in reduction of the applicable Certificate Principal Balance of the Offered Certificates. If the actual rate of the Excess Interest distribution is slower than the rate anticipated by an investor who purchases an Offered Certificate, and particularly a Subordinate Certificate, at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of the Excess Interest distribution is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield. The amount of Excess Interest available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Home Equity Loans during the related Remittance Period and the amount will be influenced by changes in the weighted average of the coupon rates of the Home Equity Loans resulting from prepayments and liquidations. The amount of Excess Interest distributions applied in reduction of the Certificate Principal Balance of the Offered Certificates of a Group on each Distribution Date will be based on the then required overcollateralization amount for such Group. Once the required level of overcollateralization for such Group is reached, the application of Excess Interest to accelerate overcollateralization will cease, unless necessary to maintain the required overcollateralization amount.

      We refer you to “DESCRIPTION OF THE CERTIFICATES — Credit Enhancement — Overcollateralization Resulting from Cash Flow Structure” in this prospectus supplement for more detail.

Subordinate Certificates

      The Subordinate Certificates of a Group provide credit enhancement for the Senior Certificates of the related Group and may absorb losses on the Home Equity Loans in the related Home Equity Loan Group. The weighted average lives of, and the yields to maturity on, the Subordinate Certificates of a Group, in reverse order of their relative payment priorities, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the related Home Equity Loans. If the actual rate and severity of losses on the Home Equity Loans of a Home Equity Loan Group is higher than those assumed by a holder of a Subordinate Certificate of the related Group, the actual yield to maturity on the holder’s certificate may be lower than the yield expected by the holder based on that assumption. Realized Losses on the Home Equity Loans of a Home Equity Loan Group will reduce the Certificate Principal Balance of the class of Subordinate Certificates of the related Group then outstanding with lowest relative payment priority if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates of the related Group, following all distributions on a Distribution Date, exceeds the aggregate principal balance of the Home Equity Loans of such Group. As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case, except to the extent that the Certificate Principal Balance of such class of Subordinate Certificates is subsequently increased by any Recoveries. Under the limited circumstances set forth under “DESCRIPTION OF THE CERTIFICATES — Distributions”, Excess Interest from one Group is payable in respect of Realized Losses of the other Group.

      In addition, the Subordinate Certificates of a Group will not be entitled to any principal distributions prior to the Stepdown Date applicable to such Group or during the continuation of a Trigger Event applicable to such Group, unless the Certificate Principal Balances of all of the Certificates of such Group with a higher relative payment priority have been paid in full. Because of the disproportionate distribution of principal to the Senior Certificates of such Group, depending on the timing of Realized Losses, defaults and delinquencies on the Home Equity Loans of a Home Equity Loan Group and the availability, if any, of Excess Interest amounts from the other Group, the weighted average lives of the Subordinate Certificates of such Group may be longer than would otherwise be the case.

Payment Delay Feature of the Fixed Rate Certificates

      The effective yield to the Certificateholders of each class of Fixed Rate Certificates will be lower than the yield otherwise produced by the applicable Certificate Rate and the purchase price of the Certificates because distributions will not be payable to the Certificateholders until the Distribution Date following the month of accrual (without any additional distribution of interest or earnings on the Certificates in respect of the delay).

Principal Payment Features of the Class AF-6 Certificates

      Investors in the Class AF-6 Certificates should be aware that the Class AF-6 Certificates generally do not receive any portion of principal payments prior to the Distribution Date occurring in October 2007; thereafter, they will receive an increasing percentage of their pro rata share of principal payable to the Group I Senior Certificates based on a schedule. This percentage will, after the Distribution Date in September 2011, exceed their pro rata share of principal. As a result, the weighted average life of the Class AF-6 Certificates may be longer or shorter than would otherwise be the case, and the effect on the market value of the Class AF-6 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Offered Certificates.

Weighted Average Lives

      Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. In general, the earlier prepayments of principal occur on the Home Equity Loans of a Home Equity Loan Group, the greater the effect on the yields of the Offered Certificates of the related Group. The effect on an investor’s yield due to principal prepayments on the Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Offered Certificates of a Group will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans of the related Group and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties of the related Group.

      The “weighted average life” of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any class of the Offered Certificates of a Group will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans of the related Group, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans (“Balloon Loans”).

      Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Group I Home Equity Loans is the prepayment assumption (the “Prepayment Assumption”). A 100% Prepayment Assumption assumes constant prepayment rates (“CPR”) of 4% per annum of the then outstanding principal balance of the Group I Home Equity Loans in the first month of the life of the Home Equity Loans and an additional 1.455% (precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Home Equity Loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum of the outstanding principal balance of the Group I Home Equity Loans each month. The model used with respect to the Group II Home Equity Loans and Group III Home Equity Loans is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of the home equity loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans to be included in the Trust.

      Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables set forth below. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and the weighted average lives of the Offered Certificates of the related Group set forth in the tables. In addition, since the actual Home Equity Loans in the Trust will have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the “Structuring Assumptions”):

•	the Home Equity Loans consist of pools of loans with the amortization characteristics set forth below,

•	the Closing Date for the Offered Certificates is September 23, 2004,

•	distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing on October 25, 2004 and are made in accordance with the priorities described in this prospectus supplement,

•	the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of each month commencing on September 1, 2004 (with no defaults, delinquencies, modifications, waivers or amendments),

•	the Home Equity Loans prepay at the specified percentages of the Prepayment Assumption, in the case of the Group I Home Equity Loans, or at the specified percentages of CPR, in the case of the Group II Home Equity Loans or Group III Home Equity Loans, as set forth below,

•	all prepayments are prepayments in full received on the last day of each month and include 30 days’ interest thereon,

•	the clean-up call option is not exercised (except as noted in footnote 2 in each of the following tables),

•	the Offered Certificates of each class have the respective Certificate Rates and initial Certificate Principal Balances as set forth in this prospectus supplement,

•	the overcollateralization level for each Group is set as specified in this prospectus supplement,

•	the coupon rate for each Group II Home Equity Loan and each Group III Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur at six-month or one-year intervals, as applicable, following the initial adjustment date to equal the sum of the applicable gross margin and six-month LIBOR or one-year LIBOR, as applicable (the sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors),

•	one-year LIBOR remains constant at 2.430%, six-month LIBOR remains constant at 2.085% per annum and one-month LIBOR remains constant at 1.740% per annum, and

•	the aggregate Servicing Fee and Trustee Fee for each Group is payable monthly at the rate of 0.51% per annum of the outstanding principal balance of the Home Equity Loans in the related Group as of the first day of each Remittance Period.

Group I

						Remaining
	Loan	Gross	Net	Original	Remaining	Amortization	Remaining IO
	Balance	Coupon	Coupon	Term	Term	Term	Term
Pool Number	($)	(%)	(%)	(months)	(months)	(months)	(months)

1	1,493,514.45	8.259	7.749	180	178	358	0
2	5,097,201.58	8.242	7.732	115	114	114	0
3	24,416,171.63	7.613	7.103	180	178	178	0
4	28,250,191.78	7.810	7.300	239	238	238	0
5	288,804,783.04	6.818	6.308	359	358	358	0
6	225,744.29	6.250	5.740	240	239	239	59
7	11,712,393.23	6.144	5.634	360	359	359	59

Group II

						Remaining
		Gross	Net	Original	Remaining	Amortization	Remaining
Pool	Loan	Coupon	Coupon	Term	Term	Term	IO Term
Number	Balance ($)	(%)	(%)	(months)	(months)	(months)	(months)

1	45,023,216.42	7.236	6.726	360	359	359	0
2	1,202,138.65	7.506	6.996	360	352	352	0
3	2,004,831.57	7.611	7.101	360	357	357	0
4	32,997,363.16	7.026	6.516	360	358	358	0
5	20,613,427.07	7.116	6.606	360	359	359	0
6	1,707,283.47	7.221	6.711	360	355	355	0
7	11,129,891.30	6.822	6.312	360	358	358	0
8	424,607.39	6.761	6.251	360	359	359	0
9	505,971.50	5.961	5.451	360	359	359	0
10	1,282,480.05	6.124	5.614	360	359	359	23
11	731,547.66	6.314	5.804	360	358	358	22
12	1,625,554.22	6.196	5.686	360	359	359	35
13	751,687.54	5.833	5.323	360	358	358	34

[Additional columns below]

[Continued from above table, first column(s) repeated]

					Next	Rate	Initial
			Lifetime	Lifetime	Rate	Change	Periodic	Subsequent
Pool		Margin	Cap	Floor	Change	Frequency	Cap	Periodic
Number	Index	(%)	(%)	(%)	(months)	(months)	(%)	Cap (%)

1	6 month LIBOR	7.261	14.225	7.236	23	6	2.167	1.076
2	6 month LIBOR	7.682	14.381	7.506	16	6	2.163	1.082
3	6 month LIBOR	7.223	14.200	7.611	21	6	2.302	1.151
4	6 month LIBOR	7.247	13.935	7.026	22	6	2.172	1.040
5	6 month LIBOR	7.085	14.116	7.116	35	6	2.903	1.060
6	6 month LIBOR	7.314	14.156	7.221	31	6	2.615	1.022
7	6 month LIBOR	7.137	13.789	6.822	34	6	2.874	1.049
8	1 year LIBOR	2.250	12.761	6.761	59	12	2.000	2.000
9	6 month LIBOR	6.453	12.961	5.961	5	6	1.000	1.000
10	6 month LIBOR	6.359	13.124	6.124	23	6	3.000	1.500
11	6 month LIBOR	6.664	13.314	6.314	22	6	3.000	1.500
12	6 month LIBOR	6.182	13.196	6.196	35	6	3.000	1.500
13	6 month LIBOR	6.183	12.833	5.833	34	6	3.000	1.500

Group III

						Remaining
		Gross	Net	Original	Remaining	Amortization	Remaining
Pool	Loan	Coupon	Coupon	Term	Term	Term	IO Term
Number	Balance ($)	(%)	(%)	(months)	(months)	(months)	(months)

1	186,414,185.21	7.461	6.951	360	359	359	0
2	3,662,284.83	7.685	7.175	360	355	355	0
3	4,086,530.18	7.458	6.948	360	357	357	0
4	124,903,991.56	7.105	6.595	360	358	358	0
5	46,046,065.35	6.796	6.286	360	359	359	0
6	3,971,554.25	6.575	6.065	360	357	357	0
7	22,578,899.87	6.536	6.026	360	358	358	0
8	504,673.02	5.939	5.429	360	358	358	0
9	3,029,977.19	7.903	7.393	360	359	359	0
10	7,515,328.90	5.827	5.317	360	359	359	23
11	4,132,565.52	5.762	5.252	360	358	358	22
12	8,382,159.21	5.840	5.330	360	359	359	35
13	4,771,784.91	5.815	5.305	360	358	358	34

[Additional columns below]

[Continued from above table, first column(s) repeated]

					Next	Rate	Initial
			Lifetime	Lifetime	Rate	Change	Periodic	Subsequent
Pool		Margin	Cap	Floor	Change	Frequency	Cap	Periodic
Number	Index	(%)	(%)	(%)	(months)	(months)	(%)	Cap (%)

1	6 month LIBOR	7.487	14.450	7.461	23	6	2.062	1.027
2	6 month LIBOR	7.744	14.487	7.685	19	6	2.333	1.126
3	6 month LIBOR	7.254	13.978	7.458	21	6	2.206	1.052
4	6 month LIBOR	7.392	14.069	7.105	22	6	2.093	1.031
5	6 month LIBOR	6.811	13.792	6.796	35	6	2.869	1.077
6	6 month LIBOR	6.628	13.419	6.575	33	6	2.195	1.017
7	6 month LIBOR	6.845	13.511	6.536	34	6	2.790	1.066
8	1 year LIBOR	2.250	11.939	5.939	58	12	2.000	2.000
9	6 month LIBOR	8.576	14.903	7.903	5	6	1.000	1.000
10	6 month LIBOR	5.892	12.827	5.827	23	6	3.000	1.500
11	6 month LIBOR	6.092	12.762	5.762	22	6	3.000	1.500
12	6 month LIBOR	5.849	12.840	5.840	35	6	3.000	1.500
13	6 month LIBOR	6.124	12.815	5.815	34	6	3.000	1.500

Decrement Tables

      The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the Prepayment Assumption, in the case of the Group I Home Equity Loans, and at the indicated percentages of CPR, in the case of the Group II Home Equity Loans and Group III Home Equity Loans, and the weighted average lives of such Offered Certificates. It is not likely that:

•	the Home Equity Loans will have the characteristics assumed,

•	the Home Equity Loans will prepay at the specified percentages of the Prepayment Assumption or CPR or at any other constant percentage, or

•	the level of one-month LIBOR, six-month LIBOR or one-year LIBOR will remain constant at the level assumed or at any other level.

      Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

Prepayment Scenarios

	I	II	III	IV	V	VI	VII

Group I Home Equity Loans — Prepayment Assumption	50%	75%	100%	115%	150%	200%	250%
Group II Home Equity Loans — CPR	12%	18%	24%	27%	36%	50%	60%
Group III Home Equity Loans — CPR	12%	18%	24%	27%	36%	50%	60%

Percent of Initial Certificate Principal Balance Outstanding

	Class AF-1

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	66	57	47	42	29	11	0
September 25, 2006	37	16	0	0	0	0	0
September 25, 2007	10	0	0	0	0	0	0
September 25, 2008	0	0	0	0	0	0	0
September 25, 2009	0	0	0	0	0	0	0
September 25, 2010	0	0	0	0	0	0	0
September 25, 2011	0	0	0	0	0	0	0
September 25, 2012	0	0	0	0	0	0	0
September 25, 2013	0	0	0	0	0	0	0
September 25, 2014	0	0	0	0	0	0	0
September 25, 2015	0	0	0	0	0	0	0
September 25, 2016	0	0	0	0	0	0	0
September 25, 2017	0	0	0	0	0	0	0
September 25, 2018	0	0	0	0	0	0	0
September 25, 2019	0	0	0	0	0	0	0
September 25, 2020	0	0	0	0	0	0	0
September 25, 2021	0	0	0	0	0	0	0
September 25, 2022	0	0	0	0	0	0	0
September 25, 2023	0	0	0	0	0	0	0
September 25, 2024	0	0	0	0	0	0	0
September 25, 2025	0	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	1.68	1.27	1.04	0.95	0.81	0.69	0.60
Weighted Average Life*(2)	1.68	1.27	1.04	0.95	0.81	0.69	0.60

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AF-2

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	73
September 25, 2006	100	100	85	41	0	0	0
September 25, 2007	100	29	0	0	0	0	0
September 25, 2008	54	0	0	0	0	0	0
September 25, 2009	0	0	0	0	0	0	0
September 25, 2010	0	0	0	0	0	0	0
September 25, 2011	0	0	0	0	0	0	0
September 25, 2012	0	0	0	0	0	0	0
September 25, 2013	0	0	0	0	0	0	0
September 25, 2014	0	0	0	0	0	0	0
September 25, 2015	0	0	0	0	0	0	0
September 25, 2016	0	0	0	0	0	0	0
September 25, 2017	0	0	0	0	0	0	0
September 25, 2018	0	0	0	0	0	0	0
September 25, 2019	0	0	0	0	0	0	0
September 25, 2020	0	0	0	0	0	0	0
September 25, 2021	0	0	0	0	0	0	0
September 25, 2022	0	0	0	0	0	0	0
September 25, 2023	0	0	0	0	0	0	0
September 25, 2024	0	0	0	0	0	0	0
September 25, 2025	0	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	4.11	2.89	2.26	2.00	1.60	1.27	1.09
Weighted Average Life*(2)	4.11	2.89	2.26	2.00	1.60	1.27	1.09

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AF-3

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	71	6	0
September 25, 2007	100	100	64	36	0	0	0
September 25, 2008	100	63	23	4	0	0	0
September 25, 2009	89	32	0	0	0	0	0
September 25, 2010	58	11	0	0	0	0	0
September 25, 2011	40	0	0	0	0	0	0
September 25, 2012	31	0	0	0	0	0	0
September 25, 2013	20	0	0	0	0	0	0
September 25, 2014	9	0	0	0	0	0	0
September 25, 2015	0	0	0	0	0	0	0
September 25, 2016	0	0	0	0	0	0	0
September 25, 2017	0	0	0	0	0	0	0
September 25, 2018	0	0	0	0	0	0	0
September 25, 2019	0	0	0	0	0	0	0
September 25, 2020	0	0	0	0	0	0	0
September 25, 2021	0	0	0	0	0	0	0
September 25, 2022	0	0	0	0	0	0	0
September 25, 2023	0	0	0	0	0	0	0
September 25, 2024	0	0	0	0	0	0	0
September 25, 2025	0	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	7.04	4.62	3.46	3.00	2.26	1.73	1.42
Weighted Average Life*(2)	7.04	4.62	3.46	3.00	2.26	1.73	1.42

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AF-4

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	0
September 25, 2007	100	100	100	100	44	0	0
September 25, 2008	100	100	100	100	13	0	0
September 25, 2009	100	100	89	43	0	0	0
September 25, 2010	100	100	42	1	0	0	0
September 25, 2011	100	87	8	0	0	0	0
September 25, 2012	100	69	0	0	0	0	0
September 25, 2013	100	46	0	0	0	0	0
September 25, 2014	100	23	0	0	0	0	0
September 25, 2015	96	2	0	0	0	0	0
September 25, 2016	71	0	0	0	0	0	0
September 25, 2017	47	0	0	0	0	0	0
September 25, 2018	26	0	0	0	0	0	0
September 25, 2019	6	0	0	0	0	0	0
September 25, 2020	0	0	0	0	0	0	0
September 25, 2021	0	0	0	0	0	0	0
September 25, 2022	0	0	0	0	0	0	0
September 25, 2023	0	0	0	0	0	0	0
September 25, 2024	0	0	0	0	0	0	0
September 25, 2025	0	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	13.00	8.86	5.96	5.00	3.35	2.27	1.81
Weighted Average Life*(2)	13.00	8.86	5.96	5.00	3.35	2.27	1.81

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AF-5

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	72
September 25, 2007	100	100	100	100	100	0	0
September 25, 2008	100	100	100	100	100	0	0
September 25, 2009	100	100	100	100	63	0	0
September 25, 2010	100	100	100	100	39	0	0
September 25, 2011	100	100	100	76	26	0	0
September 25, 2012	100	100	98	72	26	0	0
September 25, 2013	100	100	83	60	24	0	0
September 25, 2014	100	100	68	47	18	0	0
September 25, 2015	100	100	54	36	13	0	0
September 25, 2016	100	85	42	27	8	0	0
September 25, 2017	100	70	33	20	4	0	0
September 25, 2018	100	57	25	15	**	0	0
September 25, 2019	100	46	19	11	0	0	0
September 25, 2020	91	37	15	6	0	0	0
September 25, 2021	78	30	11	3	0	0	0
September 25, 2022	66	24	7	1	0	0	0
September 25, 2023	55	19	4	0	0	0	0
September 25, 2024	46	15	1	0	0	0	0
September 25, 2025	38	12	0	0	0	0	0
September 25, 2026	32	8	0	0	0	0	0
September 25, 2027	26	5	0	0	0	0	0
September 25, 2028	20	2	0	0	0	0	0
September 25, 2029	16	0	0	0	0	0	0
September 25, 2030	12	0	0	0	0	0	0
September 25, 2031	6	0	0	0	0	0	0
September 25, 2032	1	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	20.41	15.64	12.14	10.28	6.79	2.71	2.13
Weighted Average Life*(2)	16.35	11.65	8.78	7.46	5.23	2.71	2.13

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AF-6

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	88	0
September 25, 2008	93	89	89	89	93	88	0
September 25, 2009	86	81	79	79	79	71	0
September 25, 2010	73	70	65	63	58	42	0
September 25, 2011	65	58	51	47	40	25	0
September 25, 2012	43	33	24	20	18	14	0
September 25, 2013	29	18	11	8	6	7	0
September 25, 2014	19	10	5	3	2	1	0
September 25, 2015	12	5	2	1	1	0	0
September 25, 2016	8	3	1	1	**	0	0
September 25, 2017	5	2	**	**	**	0	0
September 25, 2018	3	1	**	**	0	0	0
September 25, 2019	2	**	**	**	0	0	0
September 25, 2020	1	**	**	**	0	0	0
September 25, 2021	1	**	**	**	0	0	0
September 25, 2022	**	**	**	**	0	0	0
September 25, 2023	**	**	**	0	0	0	0
September 25, 2024	**	**	**	0	0	0	0
September 25, 2025	**	**	0	0	0	0	0
September 25, 2026	**	**	0	0	0	0	0
September 25, 2027	**	**	0	0	0	0	0
September 25, 2028	**	**	0	0	0	0	0
September 25, 2029	**	0	0	0	0	0	0
September 25, 2030	**	0	0	0	0	0	0
September 25, 2031	**	0	0	0	0	0	0
September 25, 2032	**	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	7.93	7.21	6.78	6.62	6.49	5.97	2.57
Weighted Average Life*(2)	7.91	7.16	6.62	6.34	5.34	3.81	2.57

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AV-1

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	81	74	67	63	52	35	23
September 25, 2006	67	55	44	39	24	5	0
September 25, 2007	56	40	27	21	6	0	0
September 25, 2008	45	31	23	20	6	0	0
September 25, 2009	36	25	17	14	6	0	0
September 25, 2010	31	21	13	10	5	0	0
September 25, 2011	27	17	10	7	3	0	0
September 25, 2012	24	13	7	5	2	0	0
September 25, 2013	21	11	5	4	1	0	0
September 25, 2014	18	9	4	3	1	0	0
September 25, 2015	15	7	3	2	**	0	0
September 25, 2016	13	6	2	1	0	0	0
September 25, 2017	11	5	2	1	0	0	0
September 25, 2018	10	4	1	1	0	0	0
September 25, 2019	8	3	1	**	0	0	0
September 25, 2020	7	2	1	0	0	0	0
September 25, 2021	6	2	**	0	0	0	0
September 25, 2022	5	1	0	0	0	0	0
September 25, 2023	4	1	0	0	0	0	0
September 25, 2024	3	1	0	0	0	0	0
September 25, 2025	3	**	0	0	0	0	0
September 25, 2026	2	**	0	0	0	0	0
September 25, 2027	2	0	0	0	0	0	0
September 25, 2028	1	0	0	0	0	0	0
September 25, 2029	1	0	0	0	0	0	0
September 25, 2030	1	0	0	0	0	0	0
September 25, 2031	**	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	5.54	3.80	2.80	2.43	1.57	0.88	0.68
Weighted Average Life*(2)	5.24	3.56	2.63	2.28	1.46	0.88	0.68

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AV-2

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	81	74	67	63	52	35	23
September 25, 2006	67	55	44	39	24	5	0
September 25, 2007	56	40	27	21	6	0	0
September 25, 2008	45	31	23	20	6	0	0
September 25, 2009	36	25	17	14	6	0	0
September 25, 2010	32	21	13	10	5	0	0
September 25, 2011	27	17	10	7	3	0	0
September 25, 2012	24	14	7	5	2	0	0
September 25, 2013	21	11	6	4	1	0	0
September 25, 2014	18	9	4	3	1	0	0
September 25, 2015	15	7	3	2	**	0	0
September 25, 2016	13	6	2	1	0	0	0
September 25, 2017	11	5	2	1	0	0	0
September 25, 2018	10	4	1	1	0	0	0
September 25, 2019	8	3	1	**	0	0	0
September 25, 2020	7	2	1	0	0	0	0
September 25, 2021	6	2	**	0	0	0	0
September 25, 2022	5	1	**	0	0	0	0
September 25, 2023	4	1	0	0	0	0	0
September 25, 2024	4	1	0	0	0	0	0
September 25, 2025	3	1	0	0	0	0	0
September 25, 2026	2	**	0	0	0	0	0
September 25, 2027	2	**	0	0	0	0	0
September 25, 2028	2	0	0	0	0	0	0
September 25, 2029	1	0	0	0	0	0	0
September 25, 2030	1	0	0	0	0	0	0
September 25, 2031	**	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	5.56	3.81	2.81	2.44	1.57	0.88	0.68
Weighted Average Life*(2)	5.25	3.57	2.63	2.28	1.46	0.88	0.68

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AV-3

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	71	60	50	44	28	3	0
September 25, 2006	51	33	16	8	0	0	0
September 25, 2007	33	10	0	0	0	0	0
September 25, 2008	18	0	0	0	0	0	0
September 25, 2009	4	0	0	0	0	0	0
September 25, 2010	0	0	0	0	0	0	0
September 25, 2011	0	0	0	0	0	0	0
September 25, 2012	0	0	0	0	0	0	0
September 25, 2013	0	0	0	0	0	0	0
September 25, 2014	0	0	0	0	0	0	0
September 25, 2015	0	0	0	0	0	0	0
September 25, 2016	0	0	0	0	0	0	0
September 25, 2017	0	0	0	0	0	0	0
September 25, 2018	0	0	0	0	0	0	0
September 25, 2019	0	0	0	0	0	0	0
September 25, 2020	0	0	0	0	0	0	0
September 25, 2021	0	0	0	0	0	0	0
September 25, 2022	0	0	0	0	0	0	0
September 25, 2023	0	0	0	0	0	0	0
September 25, 2024	0	0	0	0	0	0	0
September 25, 2025	0	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	2.29	1.53	1.14	1.00	0.73	0.50	0.40
Weighted Average Life*(2)	2.29	1.53	1.14	1.00	0.73	0.50	0.40

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AV-4

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	37
September 25, 2006	100	100	100	100	41	0	0
September 25, 2007	100	100	60	24	0	0	0
September 25, 2008	100	86	35	14	0	0	0
September 25, 2009	100	50	**	0	0	0	0
September 25, 2010	87	20	0	0	0	0	0
September 25, 2011	62	0	0	0	0	0	0
September 25, 2012	40	0	0	0	0	0	0
September 25, 2013	20	0	0	0	0	0	0
September 25, 2014	3	0	0	0	0	0	0
September 25, 2015	0	0	0	0	0	0	0
September 25, 2016	0	0	0	0	0	0	0
September 25, 2017	0	0	0	0	0	0	0
September 25, 2018	0	0	0	0	0	0	0
September 25, 2019	0	0	0	0	0	0	0
September 25, 2020	0	0	0	0	0	0	0
September 25, 2021	0	0	0	0	0	0	0
September 25, 2022	0	0	0	0	0	0	0
September 25, 2023	0	0	0	0	0	0	0
September 25, 2024	0	0	0	0	0	0	0
September 25, 2025	0	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	7.67	5.12	3.66	3.00	1.99	1.31	1.01
Weighted Average Life*(2)	7.67	5.12	3.66	3.00	1.99	1.31	1.01

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AV-5

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	29	0
September 25, 2007	100	100	100	100	36	0	0
September 25, 2008	100	100	100	100	36	0	0
September 25, 2009	100	100	100	82	36	0	0
September 25, 2010	100	100	75	59	27	0	0
September 25, 2011	100	96	57	43	17	0	0
September 25, 2012	100	78	43	31	11	0	0
September 25, 2013	100	63	32	22	7	0	0
September 25, 2014	100	51	24	16	4	0	0
September 25, 2015	89	41	18	11	1	0	0
September 25, 2016	77	33	13	8	0	0	0
September 25, 2017	66	26	10	6	0	0	0
September 25, 2018	57	21	7	4	0	0	0
September 25, 2019	48	17	5	1	0	0	0
September 25, 2020	41	13	3	0	0	0	0
September 25, 2021	35	11	1	0	0	0	0
September 25, 2022	29	8	**	0	0	0	0
September 25, 2023	25	6	0	0	0	0	0
September 25, 2024	21	5	0	0	0	0	0
September 25, 2025	17	3	0	0	0	0	0
September 25, 2026	14	1	0	0	0	0	0
September 25, 2027	11	**	0	0	0	0	0
September 25, 2028	9	0	0	0	0	0	0
September 25, 2029	7	0	0	0	0	0	0
September 25, 2030	5	0	0	0	0	0	0
September 25, 2031	2	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	16.06	11.30	8.41	7.40	4.39	1.90	1.45
Weighted Average Life*(2)	14.28	9.88	7.37	6.47	3.76	1.90	1.45

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class MF-1

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	89
September 25, 2008	100	100	83	72	51	77	89
September 25, 2009	100	86	65	55	35	17	51
September 25, 2010	99	72	51	41	24	10	24
September 25, 2011	87	59	40	31	16	6	7
September 25, 2012	76	49	31	23	11	2	0
September 25, 2013	66	41	24	17	8	0	0
September 25, 2014	58	33	19	13	5	0	0
September 25, 2015	50	27	14	10	2	0	0
September 25, 2016	44	22	11	7	0	0	0
September 25, 2017	38	18	8	5	0	0	0
September 25, 2018	32	15	6	4	0	0	0
September 25, 2019	27	12	5	**	0	0	0
September 25, 2020	24	10	3	0	0	0	0
September 25, 2021	20	8	**	0	0	0	0
September 25, 2022	17	6	0	0	0	0	0
September 25, 2023	14	5	0	0	0	0	0
September 25, 2024	12	4	0	0	0	0	0
September 25, 2025	10	1	0	0	0	0	0
September 25, 2026	8	0	0	0	0	0	0
September 25, 2027	7	0	0	0	0	0	0
September 25, 2028	5	0	0	0	0	0	0
September 25, 2029	4	0	0	0	0	0	0
September 25, 2030	1	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	12.53	9.23	7.16	6.28	5.07	4.65	5.17
Weighted Average Life*(2)	11.53	8.25	6.32	5.54	4.43	3.92	2.99

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class MF-2

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	83	72	51	29	36
September 25, 2009	100	86	65	55	35	17	8
September 25, 2010	99	72	51	41	24	10	0
September 25, 2011	87	59	40	31	16	6	0
September 25, 2012	76	49	31	23	11	0	0
September 25, 2013	66	41	24	17	8	0	0
September 25, 2014	58	33	19	13	4	0	0
September 25, 2015	50	27	14	10	0	0	0
September 25, 2016	44	22	11	7	0	0	0
September 25, 2017	38	18	8	4	0	0	0
September 25, 2018	32	15	6	0	0	0	0
September 25, 2019	27	12	3	0	0	0	0
September 25, 2020	24	10	0	0	0	0	0
September 25, 2021	20	8	0	0	0	0	0
September 25, 2022	17	6	0	0	0	0	0
September 25, 2023	14	3	0	0	0	0	0
September 25, 2024	12	0	0	0	0	0	0
September 25, 2025	10	0	0	0	0	0	0
September 25, 2026	8	0	0	0	0	0	0
September 25, 2027	7	0	0	0	0	0	0
September 25, 2028	4	0	0	0	0	0	0
September 25, 2029	**	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	12.48	9.17	7.11	6.23	4.96	4.24	4.05
Weighted Average Life*(2)	11.53	8.25	6.32	5.54	4.36	3.74	3.01

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class MF-3

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	83	72	51	29	15
September 25, 2009	100	86	65	55	35	17	4
September 25, 2010	99	72	51	41	24	10	0
September 25, 2011	87	59	40	31	16	**	0
September 25, 2012	76	49	31	23	11	0	0
September 25, 2013	66	41	24	17	4	0	0
September 25, 2014	58	33	19	13	0	0	0
September 25, 2015	50	27	14	9	0	0	0
September 25, 2016	44	22	11	3	0	0	0
September 25, 2017	38	18	6	0	0	0	0
September 25, 2018	32	15	1	0	0	0	0
September 25, 2019	27	12	0	0	0	0	0
September 25, 2020	24	9	0	0	0	0	0
September 25, 2021	20	4	0	0	0	0	0
September 25, 2022	17	1	0	0	0	0	0
September 25, 2023	14	0	0	0	0	0	0
September 25, 2024	12	0	0	0	0	0	0
September 25, 2025	9	0	0	0	0	0	0
September 25, 2026	5	0	0	0	0	0	0
September 25, 2027	2	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	12.35	9.04	7.00	6.14	4.85	4.02	3.60
Weighted Average Life*(2)	11.53	8.25	6.32	5.54	4.33	3.57	3.01

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class MV-1

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	93
September 25, 2007	100	100	100	100	100	88	59
September 25, 2008	100	87	64	55	88	57	23
September 25, 2009	100	71	48	40	32	28	6
September 25, 2010	88	57	36	29	13	12	0
September 25, 2011	76	47	27	21	8	3	0
September 25, 2012	66	38	21	15	5	0	0
September 25, 2013	57	30	15	11	2	0	0
September 25, 2014	50	25	11	8	0	0	0
September 25, 2015	43	20	9	5	0	0	0
September 25, 2016	37	16	6	4	0	0	0
September 25, 2017	32	13	5	1	0	0	0
September 25, 2018	27	10	3	0	0	0	0
September 25, 2019	23	8	**	0	0	0	0
September 25, 2020	20	6	0	0	0	0	0
September 25, 2021	17	5	0	0	0	0	0
September 25, 2022	14	4	0	0	0	0	0
September 25, 2023	12	2	0	0	0	0	0
September 25, 2024	10	0	0	0	0	0	0
September 25, 2025	8	0	0	0	0	0	0
September 25, 2026	7	0	0	0	0	0	0
September 25, 2027	5	0	0	0	0	0	0
September 25, 2028	4	0	0	0	0	0	0
September 25, 2029	2	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	11.52	7.93	5.98	5.44	5.02	4.42	3.40
Weighted Average Life*(2)	10.71	7.32	5.53	5.04	4.75	3.67	2.84

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class MV-2

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	12
September 25, 2008	100	87	64	55	32	12	5
September 25, 2009	100	71	48	40	21	6	0
September 25, 2010	88	57	36	29	13	0	0
September 25, 2011	76	47	27	21	8	0	0
September 25, 2012	66	38	21	15	5	0	0
September 25, 2013	57	30	15	11	0	0	0
September 25, 2014	50	25	11	8	0	0	0
September 25, 2015	43	20	9	5	0	0	0
September 25, 2016	37	16	6	0	0	0	0
September 25, 2017	32	13	4	0	0	0	0
September 25, 2018	27	10	0	0	0	0	0
September 25, 2019	23	8	0	0	0	0	0
September 25, 2020	20	6	0	0	0	0	0
September 25, 2021	17	5	0	0	0	0	0
September 25, 2022	14	0	0	0	0	0	0
September 25, 2023	12	0	0	0	0	0	0
September 25, 2024	10	0	0	0	0	0	0
September 25, 2025	8	0	0	0	0	0	0
September 25, 2026	7	0	0	0	0	0	0
September 25, 2027	5	0	0	0	0	0	0
September 25, 2028	1	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	11.47	7.88	5.91	5.32	4.48	3.51	2.63
Weighted Average Life*(2)	10.71	7.32	5.50	4.96	4.24	3.38	2.54

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class MV-3

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	62	12
September 25, 2008	100	87	64	55	32	12	1
September 25, 2009	100	71	48	40	21	6	0
September 25, 2010	88	57	36	29	13	0	0
September 25, 2011	76	47	27	21	8	0	0
September 25, 2012	66	38	21	15	2	0	0
September 25, 2013	57	30	15	11	0	0	0
September 25, 2014	50	25	11	8	0	0	0
September 25, 2015	43	20	9	4	0	0	0
September 25, 2016	37	16	6	0	0	0	0
September 25, 2017	32	13	0	0	0	0	0
September 25, 2018	27	10	0	0	0	0	0
September 25, 2019	23	8	0	0	0	0	0
September 25, 2020	20	6	0	0	0	0	0
September 25, 2021	17	2	0	0	0	0	0
September 25, 2022	14	0	0	0	0	0	0
September 25, 2023	12	0	0	0	0	0	0
September 25, 2024	10	0	0	0	0	0	0
September 25, 2025	8	0	0	0	0	0	0
September 25, 2026	7	0	0	0	0	0	0
September 25, 2027	3	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	11.44	7.85	5.87	5.28	4.37	3.32	2.50
Weighted Average Life*(2)	10.71	7.32	5.49	4.94	4.14	3.21	2.42

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class MV-4

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	24	12
September 25, 2008	100	87	64	55	32	12	0
September 25, 2009	100	71	48	40	21	2	0
September 25, 2010	88	57	36	29	13	0	0
September 25, 2011	76	47	27	21	8	0	0
September 25, 2012	66	38	21	15	0	0	0
September 25, 2013	57	30	15	11	0	0	0
September 25, 2014	50	25	11	8	0	0	0
September 25, 2015	43	20	9	0	0	0	0
September 25, 2016	37	16	4	0	0	0	0
September 25, 2017	32	13	0	0	0	0	0
September 25, 2018	27	10	0	0	0	0	0
September 25, 2019	23	8	0	0	0	0	0
September 25, 2020	20	4	0	0	0	0	0
September 25, 2021	17	0	0	0	0	0	0
September 25, 2022	14	0	0	0	0	0	0
September 25, 2023	12	0	0	0	0	0	0
September 25, 2024	10	0	0	0	0	0	0
September 25, 2025	8	0	0	0	0	0	0
September 25, 2026	5	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	11.40	7.81	5.84	5.24	4.27	3.19	2.41
Weighted Average Life*(2)	10.71	7.32	5.49	4.93	4.07	3.09	2.34

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class MV-5

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	93
September 25, 2007	100	100	100	100	100	24	12
September 25, 2008	100	87	64	55	32	12	0
September 25, 2009	100	71	48	40	21	0	0
September 25, 2010	88	57	36	29	13	0	0
September 25, 2011	76	47	27	21	7	0	0
September 25, 2012	66	38	21	15	0	0	0
September 25, 2013	57	30	15	11	0	0	0
September 25, 2014	50	25	11	4	0	0	0
September 25, 2015	43	20	8	0	0	0	0
September 25, 2016	37	16	0	0	0	0	0
September 25, 2017	32	13	0	0	0	0	0
September 25, 2018	27	10	0	0	0	0	0
September 25, 2019	23	6	0	0	0	0	0
September 25, 2020	20	0	0	0	0	0	0
September 25, 2021	17	0	0	0	0	0	0
September 25, 2022	14	0	0	0	0	0	0
September 25, 2023	12	0	0	0	0	0	0
September 25, 2024	10	0	0	0	0	0	0
September 25, 2025	6	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	11.33	7.74	5.79	5.17	4.18	3.08	2.33
Weighted Average Life*(2)	10.71	7.32	5.49	4.91	4.01	3.01	2.27

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class MV-6

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	31
September 25, 2007	100	100	100	100	100	24	12
September 25, 2008	100	87	64	55	32	12	0
September 25, 2009	100	71	48	40	21	0	0
September 25, 2010	88	57	36	29	13	0	0
September 25, 2011	76	47	27	21	0	0	0
September 25, 2012	66	38	21	15	0	0	0
September 25, 2013	57	30	15	8	0	0	0
September 25, 2014	50	25	11	0	0	0	0
September 25, 2015	43	20	0	0	0	0	0
September 25, 2016	37	16	0	0	0	0	0
September 25, 2017	32	13	0	0	0	0	0
September 25, 2018	27	6	0	0	0	0	0
September 25, 2019	23	0	0	0	0	0	0
September 25, 2020	20	0	0	0	0	0	0
September 25, 2021	17	0	0	0	0	0	0
September 25, 2022	14	0	0	0	0	0	0
September 25, 2023	12	0	0	0	0	0	0
September 25, 2024	5	0	0	0	0	0	0
September 25, 2025	0	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	11.21	7.64	5.69	5.10	4.08	2.97	2.25
Weighted Average Life*(2)	10.71	7.32	5.48	4.91	3.96	2.92	2.22

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class BF

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	83	72	51	29	15
September 25, 2009	100	86	65	55	35	17	0
September 25, 2010	99	72	51	41	24	0	0
September 25, 2011	87	59	40	31	16	0	0
September 25, 2012	76	49	31	23	4	0	0
September 25, 2013	66	41	24	17	0	0	0
September 25, 2014	58	33	19	12	0	0	0
September 25, 2015	50	27	14	0	0	0	0
September 25, 2016	44	22	3	0	0	0	0
September 25, 2017	38	18	0	0	0	0	0
September 25, 2018	32	15	0	0	0	0	0
September 25, 2019	27	7	0	0	0	0	0
September 25, 2020	24	0	0	0	0	0	0
September 25, 2021	20	0	0	0	0	0	0
September 25, 2022	17	0	0	0	0	0	0
September 25, 2023	14	0	0	0	0	0	0
September 25, 2024	7	0	0	0	0	0	0
September 25, 2025	0	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	12.14	8.85	6.85	6.00	4.74	3.87	3.39
Weighted Average Life*(2)	11.53	8.25	6.32	5.54	4.32	3.50	3.01

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class BV

Prepayment Scenario	I	II	III	IV	V	VI	VII

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
September 25, 2005	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	31
September 25, 2007	100	100	100	100	100	24	2
September 25, 2008	100	87	64	55	32	1	0
September 25, 2009	100	71	48	40	21	0	0
September 25, 2010	88	57	36	29	4	0	0
September 25, 2011	76	47	27	21	0	0	0
September 25, 2012	66	38	21	9	0	0	0
September 25, 2013	57	30	11	0	0	0	0
September 25, 2014	50	25	0	0	0	0	0
September 25, 2015	43	20	0	0	0	0	0
September 25, 2016	37	12	0	0	0	0	0
September 25, 2017	32	3	0	0	0	0	0
September 25, 2018	27	0	0	0	0	0	0
September 25, 2019	23	0	0	0	0	0	0
September 25, 2020	20	0	0	0	0	0	0
September 25, 2021	15	0	0	0	0	0	0
September 25, 2022	7	0	0	0	0	0	0
September 25, 2023	**	0	0	0	0	0	0
September 25, 2024	0	0	0	0	0	0	0
September 25, 2025	0	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
Weighted Average Life*(1)	10.97	7.45	5.55	4.95	3.94	2.85	2.15
Weighted Average Life*(2)	10.71	7.32	5.47	4.89	3.91	2.84	2.15

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**	Means less than 0.5% but greater than 0%.

(1)	To maturity.

(2)	To optional termination.

      The above tables have been prepared based on the Structuring Assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance of the Home Equity Loans) and should be read in conjunction with those Structuring Assumptions.

FORMATION OF THE TRUST AND TRUST PROPERTY

      The Trust will be created and established pursuant to the Pooling and Servicing Agreement (the “Agreement”) dated as of September 1, 2004 among the Depositor, CHEC and Harwood Street Funding II, LLC as sellers, CHEC as servicer (in this capacity, the “Servicer”) and JPMorgan Chase Bank as trustee (the “Trustee”). On the Closing Date, the Sellers will transfer without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Offered Certificates, the Class X-IO Certificates and the Class R Certificates at the direction of the Depositor.

      The property of the Trust will include all

(a) the Home Equity Loans together with the related Home Equity Loan documents, each Seller’s interest in any Mortgaged Property which secures a Home Equity Loan, all payments on each Home Equity Loan on or after the opening of business on September 1, 2004 (the “Cut-Off Date”) or, with respect to any Home Equity Loan originated after that date, but prior to the Closing Date, the date of origination of that Home Equity Loan, and proceeds of the conversion, voluntary or involuntary, of the foregoing,

(b) the amounts as may be held by the Trustee in the Certificate Account and the Supplemental Interest Reserve Fund, together with investment earnings on those amounts, and the amounts as may be held by the Servicer in the Principal and Interest Account (as defined in the prospectus), if any, inclusive of investment earnings on those amounts, whether in the form of cash, instruments, securities or other properties,

(c) the Trust’s right to receive payments under the Cap Agreements, and the amounts representing those payments as may be held by the Trustee in the Cap Agreement Reserve Fund, and

(d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Agreement.

As described in the Agreement, the Trustee and the Servicer shall each receive specified investment earnings on amounts on deposit in the Certificate Account as additional compensation and the Servicer shall receive any investment earnings on amounts on deposit in the Principal and Interest Account.

      The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Sellers, the Servicer, the Trustee or any of their affiliates.

      Prior to the Closing Date, the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, the activities relating to the Cap Agreements, issuing the Certificates and distributing payments on the Certificates. The Trust will not acquire any receivables or assets other than the Home Equity Loans and their proceeds and rights appurtenant to them and rights under the Cap Agreements. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than as described above, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

DESCRIPTION OF THE CERTIFICATES

      Pursuant to the Agreement the Trust will issue on the Closing Date the Centex Home Equity Loan Asset-Backed Certificates, Series 2004-D, Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class AF-5 Certificates, Class AF-6 Certificates, Class AV-1 Certificates, Class AV-2 Certificates, Class AV-3 Certificates, Class AV-4 Certificates, Class AV-5 Certificates, Class MF-1 Certificates, Class MF-2 Certificates, Class MF-3 Certificates, Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates, Class BF Certificates and Class BV Certificates (collectively referred to as the “Offered Certificates”). The Trust will also issue on the Closing Date the Class X-IO Certificates (the “Class X-IO Certificates”) and one or more classes of residual certificates (together, the “Class R Certificates,” and together with the Class X-IO Certificates, the “Non-Offered Certificates” and together with the Offered Certificates, the “Certificates”). Only the Offered Certificates are being offered pursuant to this prospectus supplement. The Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class AF-5 Certificates, Class AF-6 Certificates, Class AV-1 Certificates, Class AV-2 Certificates, Class AV-3 Certificates, Class AV-4 Certificates and Class AV-5 Certificates are sometimes referred to as the “Senior Certificates” and the Class MF-1 Certificates, Class MF-2 Certificates, Class MF-3 Certificates, Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV–6 Certificates, Class BF Certificates and Class BV Certificates are sometimes referred to as the “Subordinate Certificates.” The Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class AF-5 Certificates, Class AF-6 Certificates, Class MF-1 Certificates, Class MF-2 Certificates, Class MF-3 Certificates and Class BF Certificates are sometimes referred to as the “Fixed Rate Certificates” or the “Group I Certificates”. The Class AV-1 Certificates, Class AV-2 Certificates, Class AV-3 Certificates, Class AV-4 Certificates, Class AV-5 Certificates, Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates and Class BV Certificates are sometimes referred to as the “Variable Rate Certificates” or the “Group II/ III Certificates”. The Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class AF-5 Certificates and Class AF-6 Certificates are sometimes referred to as the “Group I Senior Certificates.” The Class MF-1 Certificates, Class MF-2 Certificates, Class MF-3 Certificates and Class BF Certificates are sometimes referred to as the “Group I Subordinate Certificates.” The Class AV-1 Certificates are sometimes referred to as the “Group II Senior Certificates.” The Class AV-2 Certificates, Class AV-3 Certificates, Class AV-4 Certificates and Class AV-5 Certificates are sometimes referred to as the “Group III Senior Certificates.” The Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates and Class BV Certificates are sometimes referred to as the “Group II/III Subordinate Certificates.” Each of the Group I Certificates and the Group II/III Certificates is sometimes referred to as a “Certificate Group.”

      The form of the Agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe important provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, the sections or defined terms are incorporated in this prospectus supplement by reference.

      The Offered Certificates will be issued in denominations of $25,000 and multiples of $1,000 in excess of $25,000 and will evidence specified undivided interests in the Trust. Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

      We refer you to “— Book-Entry Certificates” below for more detail.

      No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      The Group I Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group I. The Group II Senior Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group II. The Group III Senior Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group III. The Group II/III Subordinate Certificates will receive distributions on a subordinated basis primarily based upon collections on the Home Equity Loans in Group II and Group III.

      The principal amount of a class of Offered Certificates, (each, a “Certificate Principal Balance”) on any Distribution Date is equal to the aggregate outstanding principal balance of such class of Offered Certificates on the Closing Date, reduced by the sum of (a) the aggregate of amounts actually distributed as principal to the holders of the class of Offered Certificates and (b) in the case of the Subordinate Certificates, any reductions in the Certificate Principal Balance of such Subordinate Certificates due to Realized Losses, and increased, in the case of any such Subordinate Certificates to which Realized Losses have been allocated, by the amount of any allocated Recoveries, in each case as described in this prospectus supplement.

      Each class of Offered Certificates represents the right to receive payments of interest at the Certificate Rate for that class and payments of principal as described below.

      The person in whose name a Certificate is registered in the Certificate Register is referred to in this prospectus supplement as a “Certificateholder.”

Book-Entry Certificates

      The Offered Certificates initially will be book-entry certificates (the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Offered Certificates (“Certificateowners”) will hold the certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems. The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each class of Offered Certificates, and will initially be registered in the name of Cede & Co. (“Cede”), the nominee of DTC. Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream, Luxembourg’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A., will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal balances of $25,000 and in integral multiples of $1,000 in excess of $25,000. Except as described in the prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede, as nominee of DTC. Certificateowners will not be Certificateholders as that term is used in the Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

      We refer you to “DESCRIPTION OF THE SECURITIES — Book Entry Securities” in the prospectus for more detail.

Distribution Dates

      On the 25th day of each month, or if the 25th day is not a Business Day, then the next succeeding Business Day (each, a “Distribution Date”), the Trustee will distribute in accordance with the Agreement (a) amounts then on deposit in the certificate account established and maintained by the Trustee under the Agreement (the “Certificate Account”), (b) amounts then on deposit in the Supplemental Interest Reserve Fund and (c) amounts then on deposit in the Cap Agreement Reserve Fund. Distributions will be made in immediately available funds to Certificateholders of Offered Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled to the distributions as it appears on the register (the “Certificate Register”) maintained by the Trustee as registrar (the “Certificate Registrar”). Certificateowners may experience some delay in the receipt of their payments due to the operations of DTC.

      We refer you to “— Book-Entry Certificates” above for more detail.

      The Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Agreement additionally will provide that, in any event, any Certificate as to which the final distribution on that Certificate has been made shall be deemed canceled for all purposes of the Agreement.

Glossary

      The “Basic Principal Amount” with respect to the related Home Equity Loan Group and each Distribution Date shall be the sum of (without duplication):

(A) the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any prepayments on the Home Equity Loans made on behalf of the obligors on Home Equity Loans in the related Home Equity Loan Group actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(B) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by CHEC or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(C) any Substitution Amounts (as defined in the prospectus) relating to principal, delivered by CHEC on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(D) all Net Liquidation Proceeds (as defined in the prospectus) and Recoveries actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the Net Liquidation Proceeds and Recoveries relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and

(E) the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust.

      “Business Day” means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in New York, New York, Dallas, Texas or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

      The “Class AF-6 Calculation Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class AF-6 Certificates and the denominator of which is the total of the Certificate Principal Balances of all of the Group I Senior Certificates, in each case before giving effect to distributions of principal on that Distribution Date.

      The “Class AF-6 Lockout Distribution Amount” for any Distribution Date will be an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that Distribution Date, (2) the Class AF-6 Calculation Percentage for that Distribution Date and (3) the Senior Principal Distribution Amount with respect to Group I for that Distribution Date. In no event shall the Class AF-6 Lockout Distribution Amount exceed the outstanding Certificate Principal Balance of the Class AF-6 Certificates or the Senior Principal Distribution Amount with respect to Group I for the Distribution Date.

      The “Class AF-6 Lockout Percentage” for each Distribution Date will be as follows:

Distribution Date	Lockout Percentage

October 2004 through September 2007	0%
October 2007 through September 2009	45%
October 2009 through September 2010	80%
October 2010 through September 2011	100%
October 2011 and thereafter	300%

      “Class B Principal Distribution Amount” means with respect to each of Group I and Group II/III and any Distribution Date on or after the related Stepdown Date and as long as an applicable Trigger Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Certificate Principal Balances of the related Senior Certificates, after taking into account distribution of the related Senior Principal Distribution Amount for the applicable Distribution Date,

(B) the Certificate Principal Balance of the related Class M-1 Certificates, after taking into account distribution of the related Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C) the Certificate Principal Balance of the related Class M-2 Certificates, after taking into account distribution of the related Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D) the Certificate Principal Balance of the related Class M-3 Certificates, after taking into account distribution of the related Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E) with respect to Group II/ III, the Certificate Principal Balance of the Class MV-4 Certificates, after taking into account distribution of the Class MV-4 Principal Distribution Amount for the applicable Distribution Date,

(F) with respect to Group II/ III, the Certificate Principal Balance of the Class MV-5 Certificates, after taking into account distribution of the Class MV-5 Principal Distribution Amount for the applicable Distribution Date,

(G) with respect to Group II/III, the Certificate Principal Balance of the Class MV-6 Certificates, after taking into account distribution of the Class MV-6 Principal Distribution Amount for the applicable Distribution Date, and

(H) the Certificate Principal Balance of the related Class B Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A) (x) in the case of Group I, 92.40% and (y) in the case of Group II/III, 94.30% of the aggregate Loan Balance of the Home Equity Loans of the related Group as of the last day of the related Remittance Period, and

(B) the aggregate Loan Balance of the Home Equity Loans of the related Group as of the last day of the related Remittance Period minus the related OC Floor;

provided, however, that after the Certificate Principal Balances of the related Senior, Class M-1, Class M-2 and Class M-3 Certificates and, with respect to Group II/III, the Class MV-4, Class MV-5 and Class MV-6 Certificates are reduced to zero, the Class B Principal Distribution Amount for the applicable Group and Distribution Date will equal 100% of the Principal Distribution Amount for such Group.

      “Class Interest Carryover Shortfall” means, with respect to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Certificateholders of that class on the preceding Distribution Date plus (2) one month’s interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

      “Class M-1 Principal Distribution Amount” means, with respect to each of Group I and Group II/III and any Distribution Date on or after the related Stepdown Date, (x) 100% of the Principal Distribution Amount for such Group if the Certificate Principal Balance of each class of related Senior Certificates has been reduced to zero and an applicable Trigger Event exists, or (y) if an applicable Trigger Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Certificate Principal Balances of the related Senior Certificates, after taking into account distribution of the related Senior Principal Distribution Amount for the applicable Distribution Date, and

(B) the Certificate Principal Balance of the related Class M-1 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A) (x) in the case of Group I, 74.60% and (y) in the case of Group II/III, 75.30% of the aggregate Loan Balance of the Home Equity Loans of the related Group as of the last day of the related Remittance Period, and

(B) the aggregate Loan Balance of the Home Equity Loans of the related Group as of the last day of the related Remittance Period minus the related OC Floor.

      “Class M-2 Principal Distribution Amount” means, with respect to each of Group I and Group II/III and any Distribution Date on or after the related Stepdown Date, (x) 100% of the Principal Distribution Amount for such Group if the Certificate Principal Balance of each class of related Senior Certificates and the related Class M-1 Certificates has been reduced to zero and an applicable Trigger Event exists, or (y) if an applicable Trigger Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Certificate Principal Balances of the related Senior Certificates, after taking into account distribution of the related Senior Principal Distribution Amount for the applicable Distribution Date,

(B) the Certificate Principal Balance of the related Class M-1 Certificates, after taking into account distribution of the related Class M-1 Principal Distribution Amount for the applicable Distribution Date, and

(C) the Certificate Principal Balance of the related Class M-2 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A) (x) in the case of Group I, 82.90% and (y) in the case of Group II/III, 79.30% of the aggregate Loan Balance of the Home Equity Loans of the related Group as of the last day of the related Remittance Period, and

(B) the aggregate Loan Balance of the Home Equity Loans of the related Group as of the last day of the related Remittance Period minus the related OC Floor.

      “Class M-3 Principal Distribution Amount” means, with respect to each of Group I and Group II/III and any Distribution Date on or after the related Stepdown Date, (x) 100% of the Principal Distribution Amount for such Group if the Certificate Principal Balance of each class of related Senior Certificates, the related Class M-1 Certificates and the related Class M-2 Certificates has been reduced to zero and an applicable Trigger Event exists, or (y) if an applicable Trigger Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Certificate Principal Balances of the related Senior Certificates, after taking into account distribution of the related Senior Principal Distribution Amount for the applicable Distribution Date,

(B) the Certificate Principal Balance of the related Class M-1 Certificates, after taking into account distribution of the related Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C) the Certificate Principal Balance of the related Class M-2 Certificates, after taking into account distribution of the related Class M-2 Principal Distribution Amount for the applicable Distribution Date, and

(D) the Certificate Principal Balance of the related Class M-3 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A) (x) in the case of Group I, 90.40% and (y) in the case of Group II/III, 82.40% of the aggregate Loan Balance of the Home Equity Loans of the related Group as of the last day of the related Remittance Period, and

(B) the aggregate Loan Balance of the Home Equity Loans of the related Group as of the last day of the related Remittance Period minus the related OC Floor.

      “Class MV-4 Principal Distribution Amount” means, with respect to any Distribution Date on or after the related Stepdown Date, (x) 100% of the Principal Distribution Amount for Group II/III if the Certificate Principal Balance of each class of related Senior Certificates, the Class MV-1 Certificates, the Class MV-2 Certificates and the Class MV-3 Certificates has been reduced to zero and an applicable Trigger Event exists, or (y) if an applicable Trigger Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Certificate Principal Balances of the related Senior Certificates, after taking into account distribution of the related Senior Principal Distribution Amount for the applicable Distribution Date,

(B) the Certificate Principal Balance of the Class MV-1 Certificates, after taking into account distribution of the Class MV-1 Principal Distribution Amount for the applicable Distribution Date,

(C) the Certificate Principal Balance of the Class MV-2 Certificates, after taking into account distribution of the Class MV-2 Principal Distribution Amount for the applicable Distribution Date,

(D) the Certificate Principal Balance of the Class MV-3 Certificates, after taking into account distribution of the Class MV-3 Principal Distribution Amount for the applicable Distribution Date, and

(E) the Certificate Principal Balance of the Class MV-4 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A) 85.40% of the aggregate Loan Balance of the Home Equity Loans of Group II/III as of the last day of the related Remittance Period, and

(B) the aggregate Loan Balance of the Home Equity Loans of Group II/III as of the last day of the related Remittance Period minus the related OC Floor.

      “Class MV-5 Principal Distribution Amount” means, with respect to any Distribution Date on or after the related Stepdown Date, (x) 100% of the Principal Distribution Amount for Group II/III if the Certificate Principal Balance of each class of related Senior Certificates, the Class MV-1 Certificates, the Class MV-2 Certificates, the Class MV-3 Certificates and the Class MV-4 Certificates has been reduced to zero and an applicable Trigger Event exists, or (y) if an applicable Trigger Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Certificate Principal Balances of the related Senior Certificates, after taking into account distribution of the related Senior Principal Distribution Amount for the applicable Distribution Date,

(B) the Certificate Principal Balance of the Class MV-1 Certificates, after taking into account distribution of the Class MV-1 Principal Distribution Amount for the applicable Distribution Date,

(C) the Certificate Principal Balance of the Class MV-2 Certificates, after taking into account distribution of the Class MV-2 Principal Distribution Amount for the applicable Distribution Date,

(D) the Certificate Principal Balance of the Class MV-3 Certificates, after taking into account distribution of the Class MV-3 Principal Distribution Amount for the applicable Distribution Date,

(E) the Certificate Principal Balance of the Class MV-4 Certificates, after taking into account distribution of the Class MV-4 Principal Distribution Amount for the applicable Distribution Date, and

(F) the Certificate Principal Balance of the Class MV-5 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A) 88.40% of the aggregate Loan Balance of the Home Equity Loans of Group II/III as of the last day of the related Remittance Period, and

(B) the aggregate Loan Balance of the Home Equity Loans of Group II/III as of the last day of the related Remittance Period minus the related OC Floor.

      “Class MV-6 Principal Distribution Amount” means, with respect to any Distribution Date on or after the related Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of related Senior Certificates, the Class MV-1 Certificates, the Class MV-2 Certificates, the Class MV-3 Certificates, the Class MV-4 Certificates and the Class MV-5 Certificates has been reduced to zero and an applicable Trigger Event exists, or (y) if an applicable Trigger Event is not in effect, the excess of:

(1) the sum of:

(A) the aggregate Certificate Principal Balances of the related Senior Certificates, after taking into account distribution of the related Senior Principal Distribution Amount for the applicable Distribution Date,

(B) the Certificate Principal Balance of the Class MV-1 Certificates, after taking into account distribution of the Class MV-1 Principal Distribution Amount for the applicable Distribution Date,

(C) the Certificate Principal Balance of the Class MV-2 Certificates, after taking into account distribution of the Class MV-2 Principal Distribution Amount for the applicable Distribution Date,

(D) the Certificate Principal Balance of the Class MV-3 Certificates, after taking into account distribution of the Class MV-3 Principal Distribution Amount for the applicable Distribution Date,

(E) the Certificate Principal Balance of the Class MV-4 Certificates, after taking into account distribution of the Class MV-4 Principal Distribution Amount for the applicable Distribution Date,

(F) the Certificate Principal Balance of the Class MV-5 Certificates, after taking into account distribution of the Class MV-5 Principal Distribution Amount for the applicable Distribution Date, and

(G) the Certificate Principal Balance of the Class MV-6 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A) 91.50% of the aggregate Loan Balance of the Home Equity Loans of Group II/III as of the last day of the related Remittance Period, and

(B) the aggregate Loan Balance of the Home Equity Loans of Group II/III as of the last day of the related Remittance Period minus the related OC Floor.

      “Class Monthly Interest Amount” with respect to each class of Offered Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related Interest Period at the related Certificate Rate on the Certificate Principal Balance of the related Offered Certificates. On any Distribution Date, the Group I Certificates are each subject to the Group I Net WAC Cap, the Class AV-1 Certificates are subject to the Group II Net WAC Cap, the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates are each subject to the Group III Net WAC Cap and the Group II/III Subordinate Certificates are each subject to the Group II/III Subordinate Net WAC Cap. For a description of the respective Certificate Rates, the Group I Net WAC Cap, the Group II Net WAC Cap, the Group III Net WAC Cap and the Group II/III Subordinate Net WAC Cap, see “— Certificate Rate” below.

      “Class Principal Carryover Shortfall” means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of Realized Losses as provided under “—Allocation of Realized Losses” below and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the Certificate Principal Balance of that class of Subordinate Certificates on that Distribution Date and any prior Distribution Dates attributable to the allocation of Recoveries to such class as provided under “— Allocation of Realized Losses” below.

      “Cumulative Loss Event” means, with respect to each of Group I and Group II/III and as to any Distribution Date, the occurrence of a Group I Cumulative Loss Trigger Event or Group II/III Cumulative Loss Trigger Event, as applicable.

      “Delinquency Amount” means, with respect to each of Group I and Group II/III and any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans of such Group that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

      A “Delinquency Event” shall have occurred and be continuing (a) for Group I, if at any time the 60+ Delinquency Percentage (Rolling Three Month) for Group I exceeds 44.00% of the Senior Enhancement Percentage for Group I or (b) for Group II/III, if at any time the 60+ Delinquency Percentage (Rolling Three Month) for Group II/III exceeds 40.00% of the Senior Enhancement Percentage for Group II/III.

      “Excess Interest” means, with respect to each of Group I and Group II/III and any Distribution Date, the sum of (A) the interest amounts remaining for the related Group, if any, after the application of payments pursuant to clauses first through sixth (for Group I) and clauses first through tenth (for Group II/III) under the caption “DISTRIBUTIONS — Distributions of Interest” above and (B) any Excess Overcollateralization Amount for the related Group (after taking into account the payment of the related Principal Distribution Amount for such Group on such Distribution Date).

      “Excess Overcollateralization Amount” means, with respect to each of Group I and Group II/III and any Distribution Date, the lesser of (1) the Basic Principal Amount for the related Group and the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount for the related Group, assuming 100% of the related Basic Principal Amount is distributed on the Certificates of such Group, over (y) the Required Overcollateralization Amount for the related Group.

      “Group I Cumulative Loss Trigger Event” shall have occurred with respect to any Distribution Date and the Group I Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses minus the aggregate amount of any Recoveries incurred on the Group I Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period by (y) the aggregate Loan Balance of the Group I Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage

October 2007 to September 2008	2.00% for the first month, plus an additional 1/12th of 1.25% for each month thereafter.
October 2008 to September 2009	3.25% for the first month, plus an additional 1/12th of 0.75% for each month thereafter.
October 2009 to September 2010	4.00% for the first month, plus an additional 1/12th of 0.25% for each month thereafter.
October 2010 and thereafter	4.25%

      “Group II/ III Cumulative Loss Trigger Event” shall have occurred with respect to any Distribution Date and the Group II/ III Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses minus the aggregate amount of any Recoveries incurred on the Group II/ III Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period by (y) the aggregate Loan Balance of the Group II/ III Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage

October 2007 to September 2008	3.75% for the first month, plus an additional 1/12th of 2.00% for each month thereafter.
October 2008 to September 2009	5.75% for the first month, plus an additional 1/12th of 1.50% for each month thereafter.
October 2009 to September 2010	7.25% for the first month, plus an additional 1/12th of 0.75% for each month thereafter.
October 2010 and thereafter	8.00%

      “Group II Senior Principal Allocation Percentage” means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Basic Principal Amount with respect to the Group II Home Equity Loans and that Distribution Date, and the denominator of which is the aggregate Basic Principal Amount with respect to the Group II Home Equity Loans and the Group III Home Equity Loans and that Distribution Date.

      “Group II Senior Principal Distribution Amount” means, with respect to any Distribution Date, the lesser of (i) the greater of (A) the product of (1) the Group II Senior Principal Allocation Percentage for that Distribution Date and (2) the Senior Principal Distribution Amount for Group II/ III and that Distribution Date and (B) the excess of (1) the Senior Principal Distribution Amount for Group II/ III and that Distribution Date over (2) the aggregate of the Certificate Principal Balances of the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates immediately prior to that Distribution Date and (ii) the Certificate Principal Balance of the Class AV-1 Certificates immediately prior to that Distribution Date.

      “Group III Senior Principal Allocation Percentage” means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Basic Principal Amount with respect to the Group III Home Equity Loans and that Distribution Date, and the denominator of which is the aggregate Basic Principal Amount with respect to the Group II Home Equity Loans and the Group III Home Equity Loans and that Distribution Date.

      “Group III Senior Principal Distribution Amount” means, with respect to any Distribution Date, the lesser of (i) the greater of (A) the product of (1) the Group III Senior Principal Allocation Percentage for that Distribution Date and (2) the Senior Principal Distribution Amount for Group II/ III and that Distribution Date and (B) the excess of (1) the Senior Principal Distribution Amount for Group II/ III and that Distribution Date over (2) the Certificate Principal Balance of the Class AV-1 Certificates immediately prior to that Distribution Date and (ii) the aggregate of the Certificate Principal Balances of the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates immediately prior to that Distribution Date.

      “Loan Balance” means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination. The Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

      “Monthly Remittance Date” means the 18th day of each month, or if the 18th day is not a Business Day, the preceding Business Day. On each Monthly Remittance Date, the Servicer will be required to transfer funds on deposit in the Principal and Interest Account to the Certificate Account.

      “OC Floor” means with respect to each of Group I and Group II/ III, an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans of such Group as of the Cut-Off Date.

      “Overcollateralization Amount” means, with respect to each of Group I and Group II/ III and any Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans of such Group as of the close of business on the last day of the preceding Remittance Period over (2) the aggregate Certificate Principal Balance of the Offered Certificates of the related Group as of that Distribution Date (after taking into account the payment of the related Principal Distribution Amount on that Distribution Date).

      “Principal Distribution Amount” means, with respect to each of Group I and Group II/ III and any Distribution Date, the lesser of (1) the aggregate Certificate Principal Balances of the Offered Certificates of the related Group immediately preceding that Distribution Date and (2) the sum of (x) the Basic Principal Amount for that Group and Distribution Date minus the Excess Overcollateralization Amount, if any, for that Group and Distribution Date and (y) the Subordination Increase Amount, if any, for that Group and Distribution Date.

      “Record Date” means (1) with respect to any Distribution Date and each class of Fixed Rate Certificates, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs and (2) with respect to any Distribution Date and the Variable Rate Certificates, the Business Day immediately preceding the Distribution Date, or if Definitive Certificates have been issued, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs.

      “Recoveries” means, with respect to any Liquidated Loan, an amount received in respect of principal on that Liquidated Loan, which has previously been allocated as a Realized Loss to a class or classes of Subordinate Certificates, net of reimbursable expenses due and owing to the Servicer.

      “Remittance Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which the Distribution Date occurs.

      “Required Overcollateralization Amount” means, with respect to each of Group I and Group II/ III and any Distribution Date (1) prior to the related Stepdown Date, the product of (x) 3.80% for Group I or 2.85% for Group II/ III, respectively, and (y) the aggregate Loan Balance of the Home Equity Loans of the related Group as of the Cut-Off Date; and (2) on and after the related Stepdown Date, the greater of (i) the lesser of (x) the product of 3.80% for Group I or 2.85% for Group II/ III, respectively, and the aggregate Loan Balance of the Home Equity Loans of the related Group as of the Cut-Off Date and (y) the product of 7.60% for Group I or 5.70% for Group II/ III, respectively, and the aggregate Loan Balance of the Home Equity Loans of the related Group as of the end of the related Remittance Period and (ii) the related OC Floor; provided, however, that on each Distribution Date during the continuance of an applicable Trigger Event for a Group the Required Overcollateralization Amount for that Group will equal the Required Overcollateralization Amount for that Group in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

      “Senior Enhancement Percentage” means, with respect to each of Group I and Group II/ III and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Certificate Principal Balances of the Subordinate Certificates of the related Group and (2) the related Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount for that Group on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans for that Group as of the last day of the related Remittance Period.

      “Senior Principal Distribution Amount” means, with respect to each of Group I and Group II/ III and (a) any Distribution Date prior to the related Stepdown Date or during the continuation of an applicable Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount for that Group and (2) the aggregate Certificate Principal Balances of the related Senior Certificates immediately prior to that

Distribution Date, and (b) any other Distribution Date, the lesser of (1) 100% of the Principal Distribution Amount for that Group and (2) the excess, if any, of (x) the aggregate Certificate Principal Balances of the related Senior Certificates immediately prior to that Distribution Date over (y) the lesser of (A) (x) in the case of Group I, 63.60% and (y) in the case of Group II/ III, 59.30% of the aggregate Loan Balance of the Home Equity Loans of the related Group as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the Home Equity Loans of the related Group as of the last day of the related Remittance Period minus the related OC Floor.

      “60+ Delinquency Percentage (Rolling Three Month)” means, with respect to each of Group I and Group II/ III and any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Group and Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans of the related Group as of the end of such Remittance Period.

      “Stepdown Date” means for each of Group I and Group II/ III, the earlier to occur of (1) the Distribution Date after which the aggregate Certificate Principal Balances of the Senior Certificates of the related Group are reduced to zero, and (2) the later to occur of (A) the October 2007 Distribution Date, and (B) the first Distribution Date on which the Senior Enhancement Percentage of the related Group, after giving effect to the distribution of the Principal Distribution Amount of the related Group on that Distribution Date, is at least equal to (x) in the case of Group I, 36.40% and (y) in the case of Group II/ III, 40.70%.

      “Subordination Deficiency” means, with respect to each of Group I and Group II/ III and any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Group and Distribution Date over (2) the Overcollateralization Amount for that Group and Distribution Date after giving effect to the distribution of the related Basic Principal Amount on that Distribution Date.

      “Subordination Increase Amount” means, with respect to each of Group I and Group II/III and any Distribution Date, the lesser of (1) the Subordination Deficiency for that Group and (2) the Excess Interest for that Group.

      “Transition Expenses” means, for Group I, II or III, expenses incurred by the Trustee with respect to such Group in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 for all Groups in the aggregate in any one calendar year (and no more than a total of $100,000 for all Groups in the aggregate during the life of the Trust).

      “Trigger Event” means (a) for Group I, the existence of a Delinquency Event or a Cumulative Loss Event with respect to Group I and (b) for Group II/III, the existence of a Delinquency Event or a Cumulative Loss Event with respect to Group II/III.

Distributions

      The Trustee will be required to deposit into the Certificate Account:

•	the proceeds of any liquidation of the assets of the Trust,

•	all collections on the Home Equity Loans received during the related Remittance Period and remitted by the Servicer to the Trustee, and

•	all other remittances made to the Trustee by or on behalf of the Sellers or the Servicer.

      The Agreement establishes a certificate rate on each class of Offered Certificates (each, a “Certificate Rate”) as set forth in this prospectus supplement under “— Certificate Rate.” The Agreement also establishes a Servicing Fee and a Trustee Fee for each Distribution Date.

      On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the Certificate Account with respect to the Home Equity Loans and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

      Distributions of Interest. All interest collections with respect to each Group are required to be distributed in the following order of priority until such amounts have been fully distributed:

A. For interest collections with respect to Group I:

•	first, to the Trustee, the Trustee Fee and any Transition Expenses for Group I;

•	second, to each class of the Senior Certificates of Group I, the Class Monthly Interest Amount and any Class Interest Carryover Shortfall for such class on that Distribution Date; provided, however, if the interest collections for Group I are not sufficient to make a full distribution of the Class Monthly Interest Amount and any Class Interest Carryover Shortfall with respect to the Senior Certificates of Group I, the interest collections for Group I will be distributed pro rata among each class of Senior Certificates of Group I based on the ratio of:

(i) the Class Monthly Interest Amount and Class Interest Carryover Shortfall for that class to

(ii) the total amount of Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Senior Certificates of Group I;

•	third, to the Class MF-1 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

•	fourth, to the Class MF-2 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

•	fifth, to the Class MF-3 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

•	sixth, to the Class BF Certificates, the Class Monthly Interest Amount for that class and Distribution Date; and

•	seventh, any remainder will be treated as Excess Interest of Group I and distributed as described below under “— Distributions of Excess Interest”.

B. For interest collections with respect to Groups II and III:

•	first, to the Trustee, (a) from interest collections for Group II, the Trustee Fee and any Transition Expenses for Group II, and (b) from interest collections for Group III, the Trustee Fee and any Transition Expenses for Group III;

•	second, (a) from interest collections for Group II, to the Class AV-1 Certificates, the Class Monthly Interest Amount and any Class Interest Carryover Shortfall for such class on that Distribution Date, and (b) from interest collections for Group III, to each class of Senior Certificates of Group III, the Class Monthly Interest Amount and any Class Interest Carryover Shortfall for such class on that Distribution Date; provided, however, if the interest collections for Group III and (to the extent described in priority third below) Group II are not sufficient to make a full distribution of the Class Monthly Interest Amount and any Class Interest Carryover Shortfall with respect to the Senior Certificates of Group III, the interest collections for Group III and (if available, to the extent described in priority third below) Group II will be distributed pro rata among each class of Senior Certificates of Group III based on the ratio of:

(i) the Class Monthly Interest Amount and Class Interest Carryover Shortfall for that class to

(ii) the total amount of Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Senior Certificates of Group III;

•	third, (a) from interest collections for Group II, to each class of Senior Certificates of Group III, to the extent that the Class Monthly Interest Amount and any Class Interest Carryover Shortfall for such class for that Distribution Date have not otherwise been distributed in full for that Distribution Date, and (b) from interest collections for Group III, to the Class AV-1 Certificates, to the extent that the Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Class AV-1 Certificates for that Distribution Date have not otherwise been distributed in full for that Distribution Date;

•	fourth, from the aggregate interest collections for Groups II and III, to the Class MV-1 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

•	fifth, from the aggregate interest collections for Groups II and III, to the Class MV-2 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

•	sixth, from the aggregate interest collections for Groups II and III, to the Class MV-3 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

•	seventh, from the aggregate interest collections for Groups II and III, to the Class MV-4 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

•	eighth, from the aggregate interest collections for Groups II and III, to the Class MV-5 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

•	ninth, from the aggregate interest collections for Groups II and III, to the Class MV-6 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

•	tenth, from the aggregate interest collections for Groups II and III, to the Class BV Certificates, the Class Monthly Interest Amount for that class and Distribution Date; and

•	eleventh, any remainder of the aggregate interest collections for Groups II and III will be treated as Excess Interest of Group II/III and distributed as described below under “— Distributions of Excess Interest”.

      Distributions of Principal. The Principal Distribution Amount for that Distribution Date with respect to each Group is required to be distributed in the following order of priority until the related Principal Distribution Amount has been fully distributed:

A. For the Principal Distribution Amount with respect to Group I:

•	first, to the Senior Certificates of Group I, the Senior Principal Distribution Amount for Group I, as follows:

(i) first, the Class AF-6 Lockout Distribution Amount to the Class AF-6 Certificates, and

(ii) then, the balance of the Senior Principal Distribution Amount for Group I, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, sequentially, in that order so that no distribution will be made to any such class until the Certificate Principal Balances of all the Senior Certificates of Group I with a lower numerical designation shall have been reduced to zero; provided, however, that on any Distribution Date on which the aggregate certificate principal balance of the Senior Certificates of Group I is equal to or greater than the aggregate Loan Balance of the Group I Home Equity Loans, the Senior Principal Distribution Amount for Group I will be distributed pro rata and not sequentially to those Senior Certificates; and

•	second, to the Class MF-1 Certificates, the Class M-1 Principal Distribution Amount for that class;

•	third, to the Class MF-2 Certificates, the Class M-2 Principal Distribution Amount for that class;

•	fourth, to the Class MF-3 Certificates, the Class M-3 Principal Distribution Amount for that class; and

•	fifth, to the Class BF Certificates, the Class B Principal Distribution Amount for that class.

B. For the Principal Distribution Amount with respect to Group II/III:

•	first, to the Senior Certificates of Group II/III, the Senior Principal Distribution Amount for Group II/III, concurrently, as follows:

(i) the Group II Senior Principal Distribution Amount to the Class AV-1 Certificates, and

(ii) the Group III Senior Principal Distribution Amount to the Group III Senior Certificates, allocated concurrently, pro rata, as follows:

(a) to the Class AV-2 Certificates, and

(b) to the Class AV-3, Class AV-4 and Class AV-5 Certificates, sequentially, in that order, so that no distribution will be made to any such class until the Certificate Principal Balance of all the Class AV-3, Class AV-4 and Class AV-5 Certificates with a lower numerical designation shall have been reduced to zero;

•	second, to the Class MV-1 Certificates, the Class M-1 Principal Distribution Amount for that class;

•	third, to the Class MV-2 Certificates, the Class M-2 Principal Distribution Amount for that class;

•	fourth, to the Class MV-3 Certificates, the Class M-3 Principal Distribution Amount for that class;

•	fifth, to the Class MV-4 Certificates, the Class MV-4 Principal Distribution Amount;

•	sixth, to the Class MV-5 Certificates, the Class MV-5 Principal Distribution Amount;

•	seventh, to the Class MV-6 Certificates, the Class MV-6 Principal Distribution Amount; and

•	eighth, to the Class BV Certificates, the Class B Principal Distribution Amount for that class.

      Distributions of Excess Interest. Interest collections with respect to each of Group I and Group II/III not otherwise required to be distributed as described under the heading “— Distributions — Distributions of Interest” above, together with any Excess Overcollateralization Amount for the related

Group, will be treated as Excess Interest and will be required to be distributed in the following order of priority until fully distributed:

•	first, the Subordination Increase Amount for the Group, payable in the order of priority set forth under “— Distributions of Principal” above;

•	second, to the Class M-1 Certificates of the Group, the Class Interest Carryover Shortfall for that class;

•	third, to the Class M-1 Certificates of the Group, the Class Principal Carryover Shortfall for that class;

•	fourth, to the Class M-2 Certificates of the Group, the Class Interest Carryover Shortfall for that class;

•	fifth, to the Class M-2 Certificates of the Group, the Class Principal Carryover Shortfall for that class;

•	sixth, to the Class M-3 Certificates of the Group, the Class Interest Carryover Shortfall for that class;

•	seventh, to the Class M-3 Certificates of the Group, the Class Principal Carryover Shortfall for that class;

•	eighth, with respect to Group II/III, to the Class MV-4 Certificates, the Class Interest Carryover Shortfall for that class;

•	ninth, with respect to Group II/III, to the Class MV-4 Certificates, the Class Principal Carryover Shortfall for that class;

•	tenth, with respect to Group II/III, to the Class MV-5 Certificates, the Class Interest Carryover Shortfall for that class;

•	eleventh, with respect to Group II/III, to the Class MV-5 Certificates, the Class Principal Carryover Shortfall for that class;

•	twelfth, with respect to Group II/III, to the Class MV-6 Certificates, the Class Interest Carryover Shortfall for that class;

•	thirteenth, with respect to Group II/III, to the Class MV-6 Certificates, the Class Principal Carryover Shortfall for that class;

•	fourteenth, to the Class B Certificates of the Group, the Class Interest Carryover Shortfall for that class;

•	fifteenth, to the Class B Certificates of the Group, the Class Principal Carryover Shortfall for that class;

•	sixteenth, for distribution to the other Group, first, to the Offered Certificates of the other Group in accordance with the priorities set forth under “— Distributions of Principal” above, to the extent that any Subordination Increase Amounts with respect to such Certificates have not otherwise been distributed in full for that Distribution Date, and then, to the Subordinate Certificates of the other Group in accordance with the priorities set forth above, to the extent that any related Class Principal Carryover Shortfalls listed above have not otherwise been distributed in full for that Distribution Date;

•	seventeenth, to the Trust’s Supplemental Interest Reserve Fund, the amounts required for such Group for distribution in accordance with one of the next two succeeding priorities, as applicable;

•	eighteenth, in the case of Group I, to the Group I Certificates, in the order of priority set forth under “— Distributions of Interest” above, the related Group I Net WAC Cap Carryover from and to the extent of funds on deposit in the Trust’s Supplemental Interest Reserve Fund with respect to Group I;

•	nineteenth, in the case of Group II/III, to the Variable Rate Certificates, first, to the Group II Senior Certificates and Group III Senior Certificates pro rata, and then, to the Group II/III Subordinate Certificates in the order of priority set forth under “— Distributions of Interest” above, the related Group II Net WAC Cap Carryover, Group III Net WAC Cap Carryover and Group II/III Subordinate Net WAC Cap Carryover, as applicable, in each case from and to the extent of funds on deposit in the Trust’s Supplemental Interest Reserve Fund with respect to Group II and Group III, and to the extent not paid from amounts on deposit in the Cap Agreement Reserve Fund on such Distribution Date;

•	twentieth, to the Trustee as reimbursement for all reimbursable expenses with respect to the related Group incurred in connection with its duties and obligations under the Agreement to the extent not paid as Trustee Fees or Transition Expenses pursuant to the priorities under “Distributions of Interest” above, payable first from the related Group and then from the other Group;

•	twenty-first, to the Servicer to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and unreimbursed Compensating Interest each with respect to the related Group, payable first from the related Group and then from the other Group; and

•	twenty-second, to the Non-Offered Certificates, the remainder.

Certificate Rate

      With respect to any Distribution Date and the Class AF-1 Certificates, the “Certificate Rate” will equal the lesser of (A) 2.980% per annum (or 3.480% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AF-2 Certificates, the “Certificate Rate” will equal the lesser of (A) 3.350% per annum (or 3.850% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AF-3 Certificates, the “Certificate Rate” will equal the lesser of (A) 3.860% per annum (or 4.360% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AF-4 Certificates, the “Certificate Rate” will equal the lesser of (A) 4.680% per annum (or 5.180% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AF-5 Certificates, the “Certificate Rate” will equal the lesser of (A) 5.350% per annum (or 5.850% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AF-6 Certificates, the “Certificate Rate” will equal the lesser of (A) 4.670% per annum (or 5.170% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AV-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.330% per annum (or 0.660% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group II Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AV-2 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.340% per annum (or 0.680% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group III Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AV-3 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.150% per annum (or 0.300% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group III Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AV-4 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.300% per annum (or 0.600% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group III Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class AV-5 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.480% per annum (or 0.960% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group III Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class MF-1 Certificates, the “Certificate Rate” will equal the lesser of (A) 5.160% per annum (or 5.660% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class MF-2 Certificates, the “Certificate Rate” will equal the lesser of (A) 5.560% per annum (or 6.060% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class MF-3 Certificates, the “Certificate Rate” will equal the lesser of (A) 5.760% per annum (or 6.260% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class MV-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.620% per annum (or 0.930% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group II/ III Subordinate Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class MV-2 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.690% per annum (or 1.035% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group II/ III Subordinate Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class MV-3 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.000% per annum (or 1.500% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group II/ III Subordinate Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class MV-4 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.030% per annum (or 1.545% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group II/ III Subordinate Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the MV-5 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.200% per annum (or 1.800% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group II/ III Subordinate Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class MV-6 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.650% per annum (or 2.475% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group II/ III Subordinate Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class BF Certificates, the “Certificate Rate” will equal the lesser of (A) 5.900% per annum (or 6.400% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class BV Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.750% per annum (or 2.625% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group II/III Subordinate Net WAC Cap for the Distribution Date.

      The “Group I Net WAC Cap” with respect to any Distribution Date and each class of Fixed Rate Certificates will be the per annum rate equal to the weighted average of the Net Coupon Rates on the Group I Home Equity Loans as of the beginning of the related Remittance Period.

      The “Group II Net WAC Cap” with respect to any Distribution Date and the Class AV-1 Certificates will be the per annum rate equal to the product of (i) the weighted average of the Net Coupon Rates on the Group II Home Equity Loans as of the beginning of the related Remittance Period and (ii) a fraction, the numerator of which is 30 and denominator of which is the actual number of days in the related Interest Period.

      The “Group III Net WAC Cap” with respect to any Distribution Date and the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates will be the per annum rate equal to the product of (i) the weighted average of the Net Coupon Rates on the Group III Home Equity Loans as of the beginning of the related Remittance Period and (ii) a fraction, the numerator of which is 30 and denominator of which is the actual number of days in the related Interest Period.

      The “Group II/III Subordinate Net WAC Cap” with respect to any Distribution Date and each class of Group II/III Subordinate Certificates will be a rate per annum equal to the weighted average of (i) the Group II Net WAC Cap and (ii) the Group III Net WAC Cap, weighted on the basis of the related Group Subordinate Amount for such Distribution Date.

      The “Group Subordinate Amount” for each of Group II and Group III and any Distribution Date is the excess, if any, of the aggregate Loan Balance of the related Group as of the first day of the related Remittance Period, over the aggregate Certificate Principal Balances of the Senior Certificates of such Group immediately prior to such Distribution Date.

      The “Net Coupon Rate” of any Group I Home Equity Loan, Group II Home Equity Loan or Group III Home Equity Loan will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the Servicing Fee accrues and (2) the rate at which the Trustee Fee accrues (expressed as a per annum percentage of the aggregate principal balance of the Group I, Group II or Group III Home Equity Loans, as applicable).

      If on any Distribution Date the Certificate Rate for any of the Group I Certificates is based on the Group I Net WAC Cap, the applicable Group I Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group I Net WAC Cap Carryover as described under “— Distributions” above.

      If on any Distribution Date the Certificate Rate for the Class AV-1 Certificates is based on the Group II Net WAC Cap, the Class AV-1 Certificateholders will be entitled to receive on subsequent Distribution Dates the Group II Net WAC Cap Carryover as described under “— Distributions” above.

      If on any Distribution Date the Certificate Rate for any of the Group III Senior Certificates is based on the Group III Net WAC Cap, the applicable Group III Senior Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group III Net WAC Cap Carryover as described under “— Distributions” above.

      If on any Distribution Date the Certificate Rate for any of the Group II/III Subordinate Certificates is based on the Group II/III Subordinate Net WAC Cap, the applicable Group II/III Subordinate Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group II/III Subordinate Net WAC Cap Carryover as described under “— Distributions” above.

      Group I Net WAC Cap Carryover, Group II Net WAC Cap Carryover, Group III Net WAC Cap Carryover or Group II/III Subordinate Net WAC Cap Carryover will be treated as paid to the related Class of Offered Certificates, as applicable, from and to the extent of funds on deposit in a reserve fund (the “Supplemental Interest Reserve Fund”) to be held by the Trustee on behalf of such Certificateholders as a source for such interest rate cap carryover payments. The source of funds on deposit in the Supplemental Interest Reserve Fund will be limited to an initial deposit of $10,000 and amounts payable to such account for distribution in respect of interest rate cap carryover payments as described under “— Distributions” above.

      The “Group I Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Group I Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group I Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group I Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Group I Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group I Net WAC Cap).

      The “Group II Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the Class AV-1 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the Certificate Rate for such class and for the Distribution Date without regard to the Group II Net WAC Cap over (2) the amount of interest payable on such class at the Certificate Rate for such class for the Distribution Date and (B) the Group II Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the Class AV-1 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group II Net WAC Cap).

      The “Group III Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Group III Senior Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group III Net WAC Cap over (2) the amount of interest payable on such class at the Certificate Rate for such class for the Distribution Date and (B) the Group III Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Group III Senior Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group III Net WAC Cap).

      The “Group II/III Subordinate Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Group II/III Subordinate Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group II/III Subordinate Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group II/III Subordinate Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group II/III Subordinate Net WAC Cap).

      The ratings on the Offered Certificates by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch Ratings (“Fitch” and together with S&P and Moody’s, the “Rating Agencies”) will not address the likelihood of receipt by such Certificateholders of any amounts in respect of the Group I Net WAC Cap Carryover, the Group II Net WAC Cap Carryover, the Group III Net WAC Cap Carryover or the Group II/III Subordinate Net WAC Cap Carryover, as applicable. Payment of the Group I Net WAC Cap Carryover, the Group II Net WAC Cap Carryover, the Group III Net WAC Cap Carryover or the Group II/III Subordinate Net WAC Cap Carryover, as applicable, will be subject to availability of funds therefor in accordance with the priority of payments set forth under “— Distributions” above.

      “Interest Period” means, with respect to each Distribution Date and the Fixed Rate Certificates, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of the calendar month and, with respect to each Distribution Date and the Variable Rate Certificates, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day preceding the related Distribution Date.

      Interest on the Fixed Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Variable Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

Calculation of One-Month LIBOR

      On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period for the Variable Rate Certificates.

      “One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m., London time, on this date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

      “LIBOR Determination Date” means, with respect to any Interest Period, the second London Business Day preceding the commencement of the Interest Period. For purposes of determining One-Month LIBOR, a “London Business Day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or another page that replaces this page on the service for the purpose of displaying comparable rates or prices) and “Reference Banks” means leading banks selected by CHEC and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

      Overcollateralization Resulting from Cash Flow Structure. The Agreement provides that Excess Interest of a Group will be used in the following order of priority:

(1) to pay the Offered Certificates of the related Group any Subordination Increase Amount for such Group,

(2) to pay any related Class Interest Carryover Shortfall and any related Class Principal Carryover Shortfall on the Subordinate Certificates of the related Group,

(3) first, to the Offered Certificates of the other Group, to the extent that any Subordination Increase Amounts with respect to such Certificates have not otherwise been distributed on a Distribution Date and then, to the Subordinate Certificates of the other Group, to the extent of any related Class Principal Carryover Shortfalls remaining following the distributions payable from such other Group on such Distribution Date,

(4) to pay the applicable Certificateholders of the related Group any (i) Group I Net WAC Cap Carryover, or (ii) Group II Net WAC Cap Carryover, Group III Net WAC Cap Carryover or Group II/ III Subordinate Net WAC Cap Carryover to the extent not paid from the Cap Agreements, as applicable,

(5) to reimburse the Trustee and then the Servicer with respect to any amounts owing to them with respect to the related Group and then the other Group, and

(6) to pay the Class X-IO and the Class R Certificateholders, as specified in the Agreement.

      Pursuant to the Agreement, Excess Interest of a Group and any Excess Interest of the other Group available on a subordinated basis following required distributions on the other Group will be applied beginning on the first Distribution Date as an accelerated payment of principal on the Offered Certificates of the related Group until the Overcollateralization Amount for such Group has increased to the Required Overcollateralization Amount for such Group. The application of Excess Interest for the payment of principal has the effect of accelerating the amortization of the Offered Certificates of the related Group relative to the amortization of the related Home Equity Loans.

      If, on any Distribution Date, the Overcollateralization Amount for a Group is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than the Required Overcollateralization Amount for such Group, then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the related Offered Certificates on the Distribution Date shall instead be distributed as Excess Interest as provided in the Agreement in an amount equal to the Excess Overcollateralization Amount for such Group.

      Allocation of Realized Losses. The Agreement provides generally that on any Distribution Date all amounts collected on account of principal (other than any amount attributed to the Excess Overcollateralization Amount for a Group) during the prior Remittance Period will be distributed to the Certificateholders of the related Offered Certificates. If any Home Equity Loan became a Liquidated Loan during the prior Remittance Period, the Net Liquidation Proceeds related to that Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan. The amount of any insufficiency is referred to as a “Realized Loss.” The Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

      A “Liquidated Loan” is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been made or that the Servicer reasonably believes that the cost of obtaining any additional recoveries from that loan would exceed the amount of the recoveries.

      The Basic Principal Amount of a Home Equity Loan Group includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan of such Home Equity Loan Group. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the aggregate Loan Balance of the Home Equity Loans in a Home Equity Loan Group will decline more than the aggregate Certificate Principal Balance of the related Offered Certificates. If the difference is not covered by the related Overcollateralization Amount, or the application of Excess Interest for that Group or the application of Excess Interest available on a subordinate basis from the other Group, the class of Subordinate Certificates of such Group then outstanding with the lowest relative payment priority will bear the loss.

      If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates of a Group exceeds the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group, that is, the related Offered Certificates are undercollateralized, the Certificate Principal Balance of the class of Subordinate Certificates of such Group then outstanding with the lowest relative payment priority will be reduced by the amount of the excess. Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class. Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under “— Distributions.”

      To the extent that the Certificate Principal Balance of a class of Subordinate Certificates of a Group is reduced on account of Realized Losses that have been allocated to such class (including any class for which the related Certificate Principal Balance has been reduced to zero), then the Certificate Principal Balance of such class will be increased up to the amount of any related Recoveries, beginning with the class of Subordinate Certificates of such Group with the highest relative payment priority, to the extent of the amount of the lesser of (1) the prior reduction in the Certificate Principal Balance of such class and (2) the outstanding Class Principal Carryover Shortfall of such class. The outstanding Class Principal Carryover Shortfall of such class will be reduced by the corresponding amount of the increase in the Certificate Principal Balance of such class.

      The Agreement does not permit the allocation of Realized Losses to the Senior Certificates. Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest paid on the Home Equity Loans of a Home Equity Loan Group to pay the related Senior Certificates all interest and principal amounts to which they are then entitled.

      For all purposes of this prospectus supplement, the Class B Certificates of a Group will have the lowest payment priority of any class of Offered Certificates for such Group.

      Crosscollateralization Provisions. Certain Excess Interest amounts with respect to a Home Equity Loan Group on a Distribution Date will be available on a subordinated basis after required distributions on such Group on such Distribution Date to cover Subordination Increase Amounts remaining unpaid with respect to the Offered Certificates of the other Group and Class Principal Carryover Shortfalls remaining unpaid with respect to the Subordinate Certificates of the other Group, each as described above under “— Distributions.” No principal collections with respect to Group I will be available to support Group II/ III or vice versa, except for any Excess Overcollateralization Amounts for the related Group.

Cap Agreement Reserve Fund

      The Agreement provides for a reserve fund (the “Cap Agreement Reserve Fund”) which will be held by the Trustee on behalf of the holders of the Variable Rate Certificates. The Cap Agreement Reserve Fund will be an asset of the Trust but not of any REMIC. Amounts to which the Trust is entitled under each Cap Agreement will be deposited in the Cap Agreement Reserve Fund. The Servicer will be the beneficial owner of the Cap Agreement Reserve Fund for tax purposes, and amounts on deposit therein will be invested at the direction of the Servicer as provided in the Agreement.

      Distributions from Cap Agreement Reserve Fund. On each Distribution Date after the first Distribution Date but not beyond the August 2007 Distribution Date, the Trustee will apply the amounts to which the Trust is entitled on deposit in the Cap Agreement Reserve Fund in the following order of priority:

•	first, concurrently, from and to the extent of the amounts in the Cap Agreement Reserve Fund (i) to the Class AV-1 Certificates, the lesser of (A) the unpaid Group II Adjusted Cap Carryover and (B) the Group II Net WAC Cap Carryover, (ii) to each class of Group III Senior Certificates, the lesser of (A) the related unpaid Group III Adjusted Cap Carryover for such class and (B) the related Group III Net WAC Cap Carryover for such class, and (iii) to each Class of Group II/ III Subordinate Certificates, the lesser of (A) the related unpaid Group II/ III Subordinate Adjusted Cap Carryover for such class and (B) the related Group II/ III Subordinate Net WAC Cap Carryover for such class;

•	second, concurrently,

(i) from and to the extent of amounts remaining in respect of the Group II Cap Agreement, to the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates, pro rata, any related unpaid Group III Net WAC Cap Carryover for any such class, and

(ii) from and to the extent of amounts remaining in respect of the Group III Cap Agreement, to the Class AV-1 Certificates, any unpaid Group II Net WAC Cap Carryover for such class,

•	third, to the Class MV-1 Certificates, any remaining Group II/ III Subordinate Net WAC Cap Carryover for that class;

•	fourth, to the Class MV-2 Certificates, any remaining Group II/ III Subordinate Net WAC Cap Carryover for that class;

•	fifth, to the Class MV-3 Certificates, any remaining Group II/ III Subordinate Net WAC Cap Carryover for that class;

•	sixth, to the Class MV-4 Certificates, any remaining Group II/ III Subordinate Net WAC Cap Carryover for that class;

•	seventh, to the Class MV-5 Certificates, any remaining Group II/ III Subordinate Net WAC Cap Carryover for that class;

•	eighth, to the Class MV-6 Certificates, any remaining Group II/ III Subordinate Net WAC Cap Carryover for that class;

•	ninth, to the Class BV Certificates, any remaining Group II/ III Subordinate Net WAC Cap Carryover for that class; and

•	tenth, on the August 2007 Distribution Date, any remainder to the Servicer.

      The “Group II Adjusted Cap Carryover” with respect to any Distribution Date and the Class AV-1 Certificates, is equal to the product of (A) the amount, if any, received under the Group II Cap Agreement for such Distribution Date and (B) a fraction, the numerator of which is the outstanding

Certificate Principal Balance of the Class AV-1 Certificates and the denominator of which is the aggregate Loan Balance of the Group II Home Equity Loans, in each case as of the first day of the related Remittance Period.

      The “Group III Adjusted Cap Carryover” with respect to any Distribution Date and class of Group III Senior Certificates, is equal to the product of (A) the amount, if any, received under the Group III Cap Agreement for such Distribution Date and (B) a fraction, the numerator of which is the outstanding Certificate Principal Balance of such class of Group III Senior Certificates and the denominator of which is the aggregate Loan Balance of the Group III Home Equity Loans, in each case as of the first day of the related Remittance Period.

      The “Group II/ III Subordinate Adjusted Cap Carryover” with respect to any Distribution Date and class of the Group II/ III Subordinate Certificates, is equal to such class’ pro rata share (based on outstanding Certificate Principal Balance) of the sum of (i) the product of (A) the amount, if any, received under the Group II Cap Agreement and (B) a fraction, the numerator of which is the Group Subordinate Amount for Group II and the denominator of which is the aggregate Loan Balance of the Group II Home Equity Loans, and (ii) the product of (A) the amount, if any, received under the Group III Cap Agreement and (B) a fraction, the numerator of which is the Group Subordinate Amount for Group III and the denominator of which is the aggregate Loan Balance of the Group III Home Equity Loans, in each case as of the first day of the related Remittance Period.

      The Cap Agreements. The assets of the Trust will include two interest rate cap agreements (the “Group II Cap Agreement” and the “Group III Cap Agreement,” collectively referred to as the “Cap Agreements”) pursuant to each of which The Royal Bank of Scotland plc (together with any successor, the “Counterparty”) will agree to pay to the Trust a monthly payment as set forth therein. Amounts received under the Cap Agreements will be deposited in the Cap Agreement Reserve Fund.

      In the case of each Cap Agreement, the Trust will be entitled to receive, on each Distribution Date after the first Distribution Date, but not beyond the August 2007 Distribution Date in the case of the Group II Cap Agreement, and the August 2006 Distribution Date in the case of the Group III Cap Agreement, an amount equal to the product of (i) the excess, if any, of LIBOR (subject to a maximum rate of 9.50% in the case of the Group II Cap Agreement, and 7.50% in the case of the Group III Cap Agreement) over the applicable Strike Rate for such Distribution Date, (ii) the applicable Scheduled Notional Amount for such Distribution Date and (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

      The applicable “Scheduled Notional Amounts” and “Strike Rates” for each Cap Agreement are set forth with respect to each Distribution Date in “Schedule 1: Scheduled Notional Amounts and Strike Rates for the Cap Agreements.” The Group III Cap Agreement will terminate after the Distribution Date in August 2006. The Group II Cap Agreement will terminate after the Distribution Date in August 2007 after which any amounts remaining in the Cap Agreement Reserve Fund will be distributed to the Servicer.

      The Cap Agreements will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Counterparty are limited to those specifically set forth in the Cap Agreements.

      The Agreement contains provisions permitting the Trustee to enter into any amendment to any Cap Agreement requested by the Counterparty to cure any ambiguity in, or correct or supplement any provision of, such Cap Agreement, so long as the Trustee receives an opinion of counsel (which opinion shall not be an expense of the Trustee) to the effect that the amendment will not adversely affect the interests of the Certificateholders.

      The sole assets of the Cap Agreement Reserve Fund will be payments, if any, received under the Cap Agreements.

      Certain Information Concerning the Counterparty. The Counterparty is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The Group’s operations are principally centered in the United Kingdom. The short-term unsecured and unguaranteed debt obligations of the Counterparty are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Counterparty are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch. Except for the information provided in this paragraph, neither the Counterparty nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

Final Scheduled Distribution Date

      The final scheduled Distribution Date (the “Final Scheduled Distribution Date”) for each class of Offered Certificates is specified on the cover page of this prospectus supplement.

      The Final Scheduled Distribution Date for each of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AV-3 and Class AV-4 Certificates is the Distribution Date on which the Certificate Principal Balance for the related class would be reduced to zero assuming that no prepayments are received on the related Home Equity Loans, scheduled monthly payments of principal of and interest on each of the Home Equity Loans are timely received and there is no optional termination of the Trust through exercise of the clean-up call option. The Final Scheduled Distribution Date for each of the Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class AV-5, Class MF-1, Class MF-2, Class MF-3, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class BF and Class BV Certificates is the Distribution Date occurring one month after the latest scheduled payment of the Home Equity Loans.

      It is expected that the actual last Distribution Date for each class of Offered Certificates will occur significantly earlier than the Final Scheduled Distribution Date.

Optional Termination by an Affiliate of the Servicer

      An affiliate of the Servicer may, at its option, terminate the Trust by purchasing, at the Termination Price, all of the Home Equity Loans on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Group I, Group II and Group III Home Equity Loans is equal to or less than 10% of the aggregate outstanding Loan Balance of the Home Equity Loans in all three Groups on the Cut-Off Date. We refer to this optional termination as the “clean-up call option.” The certificate rate on each class of offered certificates will increase for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option, as described under “DESCRIPTION OF THE CERTIFICATES — Certificate Rate” in this prospectus supplement.

      On any date of determination, the “Termination Price” shall be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, as of such date, and (y) in the case of any REO property and Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent as of any date of determination, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid principal balance of the Offered Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Group I Net WAC Cap Carryover, Group II Net WAC Cap Carryover, Group III Net WAC Cap Carryover and Group II/III Subordinate Net WAC Cap Carryover), any unreimbursed Delinquency Advances, unreimbursed Servicing

Advances and unreimbursed Compensating Interest and any Delinquency Advances the Servicer has failed to remit.

Servicing of Delinquent Home Equity Loans

      The Servicer will exercise its discretion, consistent with customary servicing procedures and the terms of the Agreement, with respect to the enforcement and servicing of defaulted Home Equity Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Home Equity Loan to a third party, the modification of such Home Equity Loan, or foreclosure upon the related Mortgaged Property and disposition thereof.

Servicing Fee

      As to each Home Equity Loan, the Servicer will retain a fee (the “Servicing Fee”) equal to 0.50% per annum, payable monthly at one-twelfth of the annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Remittance Period. If a successor Servicer is appointed in accordance with the Agreement, the Servicing Fee shall be an amount agreed upon by the Trustee and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer. The Servicer will also be able to retain late fees, prepayment charges, assumption fees, release fees, bad check charges and any other servicing related charges.

Voting Rights

      Each Certificateholder of a class will have a voting interest equal to the product of the voting interest to which such class is collectively entitled and the Certificateholder’s percentage interest in such class. One percent (1%) of all voting interests will be allocated to each of the Class X-IO and Class R Certificates. The remaining voting interests will be allocated to the classes of Offered Certificates in proportion to their respective Certificate Principal Balances on any determination date.

The Trustee

      JPMorgan Chase Bank has been named Trustee pursuant to the Agreement.

      The Trustee may have normal banking relationships with the Depositor, the Sellers and the Servicer.

      As to each Home Equity Loan the Trustee will receive a fee (the “Trustee Fee”) set forth in the Agreement.

      The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Servicer. The Depositor and the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Servicer (which approval shall not be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

      No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless (1) Certificateholders holding Certificates evidencing at least 51% of the percentage interests in the Trust have made written requests upon the Trustee to institute a proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity and (2) the Trustee for 60 days has neglected or refused to institute any proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee in compliance with such request or direction.

      The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to the Agreement via the Trustee’s internet website at www.jpmorgan.com/sfr or by calling the Trustee’s customer service desk at 1-877-722-1095. Parties are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk. The Trustee shall have the right to change the way monthly statements are distributed in order to make distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any changes.

USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Sellers.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The following section in conjunction with the section in the prospectus captioned “FEDERAL INCOME TAX CONSEQUENCES” discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This section must be considered only in connection with “FEDERAL INCOME TAX CONSEQUENCES” in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. No portion of the “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” or “FEDERAL INCOME TAX CONSEQUENCES” sections of the prospectus supplement or prospectus constitutes an opinion of counsel, other than the opinions set forth in the second paragraph of “ — General” below and in “FEDERAL INCOME TAX CONSEQUENCES — Opinions” in the prospectus.

General

      The Agreement provides that the Trust, exclusive of the assets held in the Supplemental Interest Reserve Fund and the Cap Agreement Reserve Fund, will comprise a tiered REMIC structure. The Agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC. The Class R Certificates will represent ownership of the residual interest in each of the REMICs.

      Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Agreement, each of the REMICs created by and designated in the Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, Tax Counsel will deliver its opinion to the effect that the Supplemental Interest Reserve Fund and the Cap Agreement Reserve Fund each is an “outside reserve fund” for purposes of the Treasury regulations promulgated under the REMIC provisions of the Code.

      The following discussion assumes that the rights and obligations of the applicable Certificateholders to receive payments of Group I Net WAC Cap Carryover, Group II Net WAC Cap Carryover, Group III Net WAC Cap Carryover and Group II/III Subordinate Net WAC Cap Carryover, as applicable, will be treated as rights and obligations under one or more notional principal contracts rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to all certificateholders and withholding tax consequences to certificateholders who are non-U.S. Persons. Prospective investors in the certificates should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments of Group I Net WAC Cap Carryover, Group II Net WAC Cap Carryover, Group III Net WAC Cap Carryover and Group II/III Subordinate Net WAC Cap Carryover, as applicable.

Tax Treatment of the Offered Certificates

      For federal income tax information reporting purposes, the Trustee will treat a beneficial owner of an Offered Certificate (such Certificates will hereinafter be referred to as the “Carryover Certificates”), (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract or contracts (the “Cap Contract Component”). The REMIC regular interest corresponding to a Carryover Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Carryover Certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the Supplemental Interest Reserve Fund or the Cap Agreement Reserve Fund (the rights from each fund could be treated as separate contracts). In addition to a Group’s Net WAC Cap Carryover, any payment on a Carryover Certificate in excess of the weighted average of all Home Equity Loans (adjusted to account for expenses and differences in monthly day count conventions) will be treated as made from the Supplemental Interest Reserve Fund or the Cap Agreement Reserve Fund and will be deemed to have been paid pursuant to a Cap Contract. Consequently, each beneficial owner of a Carryover Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Federal Income Tax Consequences — Taxation of Debt Securities (Including Regular Interest Securities)” in the prospectus. In addition, each beneficial owner of a Carryover Certificate will be required to report net income with respect to the Cap Contract Component and will be permitted to recognize a net deduction with respect to the Cap Contract Component, subject to the discussion under “— The Cap Contract Components” below. Investors in the Subordinate Certificates of a Group will also be treated as having issued a Cap Contract (in exchange for a premium used to purchase their Certificate), under which they are treated as receiving certain payments and then paying them to more senior Certificates of the related Group to the extent the Group I Net WAC Cap or Group II/III Subordinate Net WAC Cap, as applicable, (adjusted to account for expenses and differences in monthly day count conventions) is less than the weighted average net mortgage rate of the Home Equity Loans in the related Group and their pass through rate exceeds the Group I Net WAC Cap or Group II/ III Subordinate Net WAC Cap, as applicable, (adjusted to account for expenses and differences in monthly day count conventions). Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Carryover Certificate.

Allocations

      A beneficial owner of a Carryover Certificate must allocate its purchase price for the certificate between its components — the REMIC regular interest component and each Cap Contract Component. For information reporting purposes the Trustee will treat the Cap Contract Components as having nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract Component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract Components.

      Upon the sale, exchange, or other disposition of a Carryover Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract Component. Assuming that the Carryover Certificate is held as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract

Component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “FEDERAL INCOME TAX CONSEQUENCES — Taxation of Debt Securities (Including Regular Interest Securities)” in the prospectus.

Original Issue Discount

      Classes of Offered Certificates, depending on their issue price, may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount, and bond premium, if any, will be at a rate equal to 115% of the Prepayment Assumption for the Fixed Rate Certificates and 27% CPR for the Variable Rate Certificates. No representation is made that the Home Equity Loans will actually prepay at these rates or at any other rates.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

      In certain circumstances, the original issue discount regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer provided that such holder discloses such position to the IRS. Accordingly, it is possible that the beneficial owner of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the Agreement in preparing reports to the beneficial owner and the IRS.

      Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of Offered Certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price (or in the case of a Carryover Certificate, the portion of the purchase price allocated to the regular interest component) and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “FEDERAL INCOME TAX CONSEQUENCES — Taxation of Debt Securities (Including Regular Interest Securities)”, “— Market Discount” and “— Premium” in the prospectus.

The Cap Contract Components

      The portion of the overall purchase price of a Carryover Certificate attributable to the Cap Contract Component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract Component of an offered certificate.

      Any payments made to a beneficial owner of a Carryover Certificate from a Supplemental Interest Reserve Fund or the Cap Agreement Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract Component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the period payments (or in the case of the Subordinate Certificates, any payment deemed made as a result of the functioning of the caps as described in “Tax Treatment of the Offered Certificates” above), such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract Component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract Component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Offered Certificates

      The REMIC regular interest components of the Carryover Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Carryover Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract Components of the Carryover Certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages within the meaning of section 860G(a)(3) of the Code if held by another REMIC and could prevent a transferee REMIC from qualifying as a REMIC, particularly the deemed obligations of the Subordinate Certificates. See “CERTAIN FEDERAL INCOME TAX CONSEQUENCES — Treatment of the Offered Certificates” in this prospectus supplement.

CERTAIN STATE TAX CONSIDERATIONS

      Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

ERISA CONSIDERATIONS

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of the plan’s assets in the Offered Certificates. Accordingly, pursuant to Section 404 of ERISA, the fiduciary should consider among other factors:

•	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

•	whether the investment satisfies the applicable diversification requirements;

•	whether the investment is in accordance with the documents and instruments governing the plan;

•	whether the investment is prudent, considering the nature of the investment; and

•	ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, benefit plans subject to ERISA, as well as individual retirement accounts or Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Offered Certificates includes plan assets by reason of a plan or account investing in the entity (each, a “Plan”), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having specified relationships to a Plan. These transactions are treated as “prohibited transactions” under Sections 406 and 407 of ERISA and excise taxes are imposed upon these persons by Section 4975 of the Code.

      An investment in Offered Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that aspects of the investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term “plan assets.” Under Section 2510.3-101 of the United States Department of Labor regulations (the “Plan Assets Regulation”), a Plan’s assets may include an interest in the underlying assets of an entity (including a trust), if the Plan acquires an “equity interest” in the entity, unless certain exceptions apply. The Depositor believes that the Offered Certificates will be considered an equity interest in the Trust for purposes of the Plan Assets Regulation and can give no assurance that the Offered Certificates will qualify for any of the exceptions under the Plan Assets Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires an Offered Certificate.

      The U.S. Department of Labor has granted to Citigroup Global Markets Inc. an administrative exemption (the “Exemption”) from the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of receivables, loans and other obligations such as the Home Equity Loans that meet the conditions and requirements of the Exemption. The Exemption may be applicable to the Offered Certificates if Citigroup Global Markets Inc. or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent. Any plan which intends to rely on the Exemption must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      The Exemption provides only limited relief to Plans sponsored by the Sellers, the Depositor, the Underwriters, the Trustee, the Servicer, a provider of credit support to the trust including an eligible swap counter-party or any mortgagor with respect to Home Equity Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the “Restricted Group”). No exemption is provided from certain restrictions of ERISA for the acquisition or holding of Offered Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of the Excluded Plan. For purposes of the Offered Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief to fiduciaries of Plans, other than Excluded Plans, from certain self-dealing and conflict of interest prohibited transactions if the following requirements are met: no Plan’s investment in any class of Offered Certificates exceeds 25% of all of the Certificates of the class outstanding at the time of the Plan’s acquisition; after the Plan’s acquisition of the class of Offered Certificates, no more than 25% of the assets over which the fiduciary has investment authority is invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Offered Certificates in which Plans have invested, and at least 50% of the aggregate interest in the Trust, is acquired by persons independent of the Restricted Group, and; no Plan’s fiduciary (or any affiliate of such fiduciary) is an obligor with respect to more than 5% of the fair market value of the obligations contained in the investment pool.

      The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

      It is a condition of the Exemption that the rating of the Certificates be at least investment grade at the time of their acquisition by a Plan, whether in the initial offering or in the secondary market. Therefore, if at the time a Certificate is acquired in the secondary market such Certificate is not rated at least investment grade, it may not be acquired by a Plan unless the purchaser is an insurance company general account purchasing the Certificate pursuant to Sections I and III of PTCE 95-60. However, a Plan

that purchased a Certificate with a permitted rating would not be required to dispose of it if the rating later declined.

      We refer you to “ERISA CONSIDERATIONS” in the prospectus for more detail.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that the Offered Certificates constitute “Securities” for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

      Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

LEGAL INVESTMENT CONSIDERATIONS

      The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such Certificates. You should consult your own counsel as to whether and to what extent the Offered Certificates constitute legal investments for you.

      We refer you to “LEGAL INVESTMENT” in the prospectus for more detail.

UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement, dated September 8, 2004 (the “Underwriting Agreement”), between the Depositor and Citigroup Global Markets Inc. as representative of the Underwriters named below (the “Underwriters”), the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor the principal amount of the Offered Certificates set forth opposite their respective names. The Offered Certificates will be offered by the Underwriters when, as and if issued and sold by the Depositor to the Underwriters, subject to the Underwriters’ right to reject any subscription, in whole or in part.

	Principal	Principal	Principal	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of
	Class AF-1	Class AF-2	Class AF-3	Class AF-4	Class AF-5	Class AF-6	Class AV-1
Underwriter	Certificates	Certificates	Certificates	Certificates	Certificates	Certificates	Certificates

Citigroup Global Markets Inc.	$88,830,000.00	$23,310,000.00	$45,430,000.00	$18,200,000.00	$20,552,000.00	$19,390,000.00	$69,300,000.00
Banc of America Securities LLC	12,690,000.00	3,330,000.00	6,490,000.00	2,600,000.00	2,936,000.00	2,770,000.00	9,900,000.00
Credit Suisse First Boston LLC	12,690,000.00	3,330,000.00	6,490,000.00	2,600,000.00	2,936,000.00	2,770,000.00	9,900,000.00
Greenwich Capital Markets, Inc.	12,690,000.00	3,330,000.00	6,490,000.00	2,600,000.00	2,936,000.00	2,770,000.00	9,900,000.00

	Principal	Principal	Principal	Principal	Principal	Principal	Principal
	Amount	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of
	of Class AV-2	Class AV-3	Class AV-4	Class AV-5	Class MF-1	Class MF-2	Class MF-3
Underwriter	Certificates	Certificates	Certificates	Certificates	Certificates	Certificates	Certificates

Citigroup Global Markets Inc.	$121,100,000.00	$80,500,000.00	$19,880,000.00	$21,070,000.00	$13,860,000.00	$10,458,000.00	$9,450,000.00
Banc of America Securities LLC	17,300,000.00	11,500,000.00	2,840,000.00	3,010,000.00	1,980,000.00	1,494,000.00	1,350,000.00
Credit Suisse First Boston LLC	17,300,000.00	11,500,000.00	2,840,000.00	3,010,000.00	1,980,000.00	1,494,000.00	1,350,000.00
Greenwich Capital Markets, Inc.	17,300,000.00	11,500,000.00	2,840,000.00	3,010,000.00	1,980,000.00	1,494,000.00	1,350,000.00

	Principal	Principal	Principal	Principal	Principal	Percentage	Percentage
	Amount of	Amount of	Amount of	Amount of	Amount of	Interest of	Interest of
	Class MV-1	Class MV-2	Class MV-3	Class MV-4	Class MV-5	Class MV-6	Class BF
Underwriter	Certificates	Certificates	Certificates	Certificates	Certificates	Certificates	Certificates

Citigroup Global Markets Inc.	$30,240,000.00	$7,560,000.00	$5,859,000.00	$5,670,000.00	$5,670,000.00	$5,859,000.00	$2,520,000.00
Banc of America Securities LLC	4,320,000.00	1,080,000.00	837,000.00	810,000.00	810,000.00	837,000.00	360,000.00
Credit Suisse First Boston LLC	4,320,000.00	1,080,000.00	837,000.00	810,000.00	810,000.00	837,000.00	360,000.00
Greenwich Capital Markets, Inc.	4,320,000.00	1,080,000.00	837,000.00	810,000.00	810,000.00	837,000.00	360,000.00

Percentage
Interest of
Class BV
Underwriter	Certificates

Citigroup Global Markets Inc.	$5,292,000.00
Banc of America Securities LLC	756,000.00
Credit Suisse First Boston LLC	756,000.00
Greenwich Capital Markets, Inc.	756,000.00

      The Underwriters have informed the Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

      No Offered Certificate will have an established trading market when issued. The Underwriters may, from time to time, act as brokers or purchase and sell Offered Certificates in the secondary market, but the Underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the Offered Certificates or liquidity in the secondary market if one does develop.

      From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against described civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor, the Sellers and the Servicer by McKee Nelson LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

      It is a condition to the issuance of the Offered Certificates that they receive ratings by S&P, Moody’s and Fitch as follows:

Class	S & P	Moody’s	Fitch

AF-1	AAA	Aaa	AAA
AF-2	AAA	Aaa	AAA
AF-3	AAA	Aaa	AAA
AF-4	AAA	Aaa	AAA
AF-5	AAA	Aaa	AAA
AF-6	AAA	Aaa	AAA
AV-1	AAA	Aaa	AAA
AV-2	AAA	Aaa	AAA
AV-3	AAA	Aaa	AAA
AV-4	AAA	Aaa	AAA
AV-5	AAA	Aaa	AAA
MF-1	AA	Aa2	AA
MF-2	A	A2	A
MF-3	BBB+	Baa2	BBB+
MV-1	AA	Aa2	AA
MV-2	AA-	Aa3	AA-
MV-3	A+	A1	A+
MV-4	A	A2	A
MV-5	A-	A3	A-
MV-6	BBB+	Baa1	BBB+
BF	BBB	Baa3	BBB
BV	BBB	Baa2	BBB

      A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Group I Net WAC Cap Carryover, Group II Net WAC Cap Carryover, Group III Net WAC Cap Carryover or Group II/ III Subordinate Net WAC Cap Carryover or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

INDEX OF DEFINED TERMS

Terms	Page

60+ Delinquency Percentage (Rolling Three Month)	S-100
accredited investor	S-120
Agreement	S-88
Appraised Value	S-27
Balloon Loans	S-62
Basic Principal Amount	S-91
Book-Entry Certificates	S-90
Business Day	S-91
Cap Agreement Reserve Fund	S-112
Cap Agreements	S-113
Cap Contract Component	S-117
Carryover Certificates	S-117
Cede	S-90
Certificate Account	S-91
Certificate Group	S-89
Certificate Principal Balance	S-90
Certificate Rate	S-100
Certificate Register	S-91
Certificate Registrar	S-91
Certificateholder	S-90
Certificateowners	S-90
Certificates	S-89
CHEC	S-26
Class AF-6 Calculation Percentage	S-92
Class AF-6 Lockout Distribution Amount	S-92
Class AF-6 Lockout Percentage	S-92
Class B Principal Distribution Amount	S-92
Class Interest Carryover Shortfall	S-93
Class M-1 Principal Distribution Amount	S-93
Class M-2 Principal Distribution Amount	S-93
Class M-3 Principal Distribution Amount	S-94
Class Monthly Interest Amount	S-96
Class MV-4 Principal Distribution Amount	S-94
Class MV-5 Principal Distribution Amount	S-95
Class MV-6 Principal Distribution Amount	S-96
Class Principal Carryover Shortfall	S-97
Class R Certificates	S-89
Class X-IO Certificates	S-89
clean-up call option	S-114
Clearstream, Luxembourg	S-90
Closing Date	S-26
Code	S-116

Terms	Page

Counterparty	S-113
CPR	S-62
Cumulative Loss Event	S-97
Cut-Off Date	S-88
Definitive Certificate	S-90
Delinquency Amount	S-97
Delinquency Event	S-97
Depositor	S-26
Distribution Date	S-91
DTC	S-90
ERISA	S-119
Euroclear	S-90
Excess Interest	S-97
Excess Overcollateralization Amount	S-97
Excluded Plan	S-120
Exemption	S-120
Final Scheduled Distribution Date	S-114
Fitch	S-109
Fixed Rate Certificates	S-89
Group	S-26
Group I	S-26
Group I Certificates	S-89
Group I Cumulative Loss Trigger Event	S-97
Group I Home Equity Loans	S-26
Group I Net WAC Cap	S-107
Group I Net WAC Cap Carryover	S-108
Group I Senior Certificates	S-89
Group I Subordinate Certificates	S-89
Group II	S-26
Group II Adjusted Cap Carryover	S-112
Group II Cap Agreement	S-113
Group II Home Equity Loans	S-26
Group II Net WAC Cap	S-107
Group II Net WAC Cap Carryover	S-108
Group II Senior Certificates	S-89
Group II Senior Principal Allocation Percentage	S-98
Group II Senior Principal Distribution Amount	S-98
Group II/ III	S-26
Group II/ III Certificates	S-89
Group II/ III Cumulative Loss Trigger Event	S-98
Group II/ III Home Equity Loans	S-26
Group II/ III Subordinate Adjusted Cap Carryover	S-113
Group II/ III Subordinate Certificates	S-89

Terms	Page

Group II/ III Subordinate Net WAC Cap	S-107
Group II/ III Subordinate Net WAC Cap Carryover	S-109
Group III	S-26
Group III Adjusted Cap Carryover	S-113
Group III Cap Agreement	S-113
Group III Home Equity Loans	S-26
Group III Net WAC Cap	S-107
Group III Net WAC Cap Carryover	S-108
Group III Senior Certificates	S-89
Group III Senior Principal Allocation Percentage	S-98
Group III Senior Principal Distribution Amount	S-98
Group Subordinate Amount	S-107
Home Equity Loan Group	S-26
Home Equity Loans	S-26
Interest Period	S-109
IRS	S-117
LIBOR Determination Date	S-110
Liquidated Loan	S-111
Loan Balance	S-98
London Business Day	S-110
Monthly Remittance Date	S-98
Moody’s	S-109
Mortgaged Properties	S-26
Net Coupon Rate	S-108
Non-Offered Certificates	S-89
non-U.S. person	I-4
OC Floor	S-99
Offered Certificates	S-89
One-Month LIBOR	S-109
Original Combined Loan-to-Value Ratio	S-20
Original Loan-to-Value Ratio	S-20
Overcollateralization Amount	S-99
Plan	S-119
plan assets	S-120
Plan Assets Regulation	S-120
Prepayment Assumption	S-62
Principal Distribution Amount	S-99
prohibited transactions	S-120
Rating Agencies	S-109
RBS Group	S-114
Realized Loss	S-111
Record Date	S-99
Recoveries	S-99

Terms	Page

Reference Banks	S-110
REMICs	S-9
Remittance Period	S-99
Required Overcollateralization Amount	S-99
Restricted Group	S-120
S&P	S-109
Scheduled Notional Amounts	S-113
Securities Act	S-122
Sellers	S-26
Senior Certificates	S-89
Senior Enhancement Percentage	S-99
Senior Principal Distribution Amount	S-99
Servicer	S-88
Servicing Fee	S-115
Statistical Calculation Date	S-26
Statistical Calculation Date Loan Balance	S-26
Stepdown Date	S-100
Strike Rates	S-113
Structuring Assumptions	S-63
Subordinate Certificates	S-89
Subordination Deficiency	S-100
Subordination Increase Amount	S-100
Supplemental Interest Reserve Fund	S-108
Tax Counsel	S-116
Telerate Page 3750	S-110
Termination Price	S-114
Transition Expenses	S-100
Trigger Event	S-100
Trust	S-26
Trustee	S-88
Trustee Fee	S-115
U.S. person	I-4
Underwriters	S-121
Underwriting Agreement	S-121
Variable Rate Certificates	S-89
weighted average life	S-62

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except under limited circumstances, the globally offered Centex Home Equity Loan Asset-Backed Certificates, Series 2004-D (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

      Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers’ accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

      Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream, Luxembourg participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

      Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

      As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream, Luxembourg participant’s particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream, Luxembourg participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream, Luxembourg participant’s account would instead be valued as of the actual settlement date.

      Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant.

U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons and are individuals or entities treated as corporations for United States federal income tax purposes can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. Partnerships that are not U.S. persons and similar non-U.S. entities have additional reporting requirements. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

      Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

      Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States and are individuals or entities treated as corporations for United States federal income tax purposes can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Partnerships that are not U.S. persons and similar non-U.S. entities may have additional reporting requirements.

      Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

      U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective until the end of the third succeeding calendar year after the form is signed unless a change in circumstances makes any information of the form inaccurate. In such case a new form must be filed within 30 days of the change.

      U.S. Person. As used in this prospectus supplement the term “U.S. person” means a beneficial owner of an Offered Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	an entity treated as a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust and certain eligible trusts that elect to be treated as a United States person.

      As used in this prospectus supplement, the term “non-U.S. person” means a beneficial owner of an Offered Certificate that is not a U.S. person.

      This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

SCHEDULE 1

SCHEDULED NOTIONAL AMOUNTS AND STRIKE RATES

FOR THE CAP AGREEMENTS

Scheduled Notional Amounts and Strike Rates

for the Group II Cap Agreement

Distribution Date	Notional Balance	Strike Rate

October 2004	N/A	N/A
November 2004	$116,802,605.28	5.86%
December 2004	113,689,809.27	6.07
January 2005	110,659,385.27	5.86
February 2005	107,709,164.90	5.86
March 2005	104,837,036.69	6.54
April 2005	102,041,021.94	5.86
May 2005	99,319,037.09	6.07
June 2005	96,669,132.57	5.86
July 2005	94,089,409.99	6.07
August 2005	91,578,020.72	5.86
September 2005	89,133,164.65	5.87
October 2005	86,753,145.98	6.08
November 2005	84,436,197.84	5.87
December 2005	82,180,658.24	6.08
January 2006	79,984,908.78	5.87
February 2006	77,847,373.52	5.89
March 2006	75,766,741.99	6.58
April 2006	73,741,326.91	5.89
May 2006	71,769,629.46	6.10
June 2006	69,850,233.22	5.89
July 2006	67,981,759.00	6.14
August 2006	66,163,201.70	6.53
September 2006	64,398,388.24	7.36
October 2006	62,687,133.70	7.62
November 2006	61,021,017.90	7.36
December 2006	59,398,856.33	7.62
January 2007	57,819,495.47	7.38
February 2007	56,281,922.27	7.67
March 2007	54,786,852.29	9.00
April 2007	53,333,727.97	8.08
May 2007	51,918,868.82	8.41
June 2007	50,541,543.87	8.12
July 2007	49,200,491.49	8.43
August 2007	47,894,840.89	8.71

II-1

Scheduled Notional Amounts and Strike Rates

for the Group III Cap Agreement

Distribution Date	Notional Balance	Strike Rate

October 2004	N/A	N/A
November 2004	$408,822,281.57	5.91%
December 2004	397,940,032.56	6.12
January 2005	387,345,481.77	5.91
February 2005	377,031,061.63	5.91
March 2005	366,989,402.84	6.60
April 2005	357,213,665.00	5.91
May 2005	347,696,507.83	6.13
June 2005	338,431,127.01	5.91
July 2005	329,410,896.56	6.13
August 2005	320,629,364.23	5.91
September 2005	312,080,246.88	5.92
October 2005	303,757,672.24	6.13
November 2005	295,655,424.37	5.92
December 2005	287,767,701.98	6.13
January 2006	280,088,855.90	5.92
February 2006	272,613,385.09	5.92
March 2006	265,335,932.85	6.62
April 2006	258,251,463.67	5.93
May 2006	251,354,708.88	6.16
June 2006	244,641,373.49	5.95
July 2006	238,105,958.76	6.18
August 2006	231,744,457.87	6.60

II-2

PROSPECTUS

Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)

CHEC Funding, LLC

(Depositor)

Centex Home Equity Company, LLC

(Seller and Servicer)

OFFERED SECURITIES

      Asset-backed certificates and asset-backed notes will be sold from time to time pursuant to a prospectus supplement in amounts, at prices and on terms to be determined at the time of sale. Each series will include one or more classes of certificates or one or more classes of notes with differing payment terms, priority of payments and maturities.

      A series of certificates will evidence undivided interests in a trust fund created in connection with the issuance of the series. A series of notes will be issued pursuant to an indenture and secured by the trust fund. In each case, the certificates and notes will be payable only from the assets of the trust fund.

      Separate trust funds may be established for one or several classes of a series of notes or certificates, with each class or group of classes being entitled to payment only from the assets of their individual trust fund. Crosscollateralization among trust funds may be permitted.

      Credit enhancement will be provided for all offered securities.

TRUST FUND

      Each trust fund will include the following assets, among others:

•	closed-end home equity loans secured by first or second mortgages on one- to four-family residential or mixed properties

•	amounts received or due on the home equity loans

•	the mortgaged properties securing the home equity loans and certain proceeds of liquidation of these properties

•	funds on deposit in one or more prefunding, capitalized interest or other accounts

•	reserve funds, letters of credit, surety bonds, insurance policies and/or other forms of credit enhancement

      Prefunding accounts may be established to purchase additional home equity loans during a specified prefunding period.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED WHETHER
THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT ARE
TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

September 8, 2004

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND IN

THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the offered securities in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not be applicable to your series of notes or certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of notes or certificates.

      If the description of your notes or certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See “Reports to Holders”, “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You can request information incorporated by reference from Centex Home Equity Company, LLC by calling us at (214) 981-5000 or writing to us at Centex Home Equity Company, LLC, 2828 N. Harwood Street, Dallas, Texas, 75201. We have not authorized anyone to provide you with different information. We are not offering the notes or certificates in any state where the offer is not permitted.

PROSPECTUS SUPPLEMENT

      The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to the series of securities:

•	the aggregate principal amount, interest rate and authorized denominations of each class;

•	the type of securities to be issued with respect to each class;

•	certain information concerning the home equity loans;

•	the terms of any credit enhancement with respect to the series;

•	the terms of any insurance related to the home equity loans;

•	information concerning any other assets in the related trust fund, including any reserve fund;

•	the final scheduled distribution date of each class;

•	the method to be used to calculate the amount of interest and principal required to be applied to the securities of each class of the series on each distribution date, and the timing, order of priority and allocation of distributions of interest and principal among the classes;

•	the distribution dates on which payments of principal and interest on the securities, along with other amounts specified in the prospectus supplement, are made;

•	any assumed reinvestment rate with respect to funds held in any fund or account for the series;

•	the amount, if any, deposited in a prefunding account available to purchase additional home equity loans, the length of the prefunding period and the criteria for determining which additional home equity loans may become part of the trust fund;

•	additional information with respect to the plan of distribution of the securities; and

•	whether one or more real estate mortgage investment conduit (REMIC) elections will be made under U.S. federal income tax laws with respect to some or all of the trust fund for the series and, if so, the designation of the offered securities as regular interests or residual interests in a REMIC.

REPORTS TO HOLDERS

      Depending on whether a series of certificates or a series of notes is being issued, the agreements governing the transaction will include:

•	a pooling and servicing agreement for a transaction involving the issuance of certificates; or

•	a sale and servicing agreement, an indenture and a trust agreement for a transaction involving the issuance of notes.

      The agreements require periodic and annual reports concerning the related trust fund for a series of securities to be forwarded to holders of the securities. Unless otherwise specified in the related prospectus supplement, these reports will not be examined and reported on by an independent public accountant. If specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this case, owners of the notes or certificates will not be considered “holders” under the agreements and will not receive any reports directly. Instead, reports will be furnished to owners through the participants and indirect participants of the applicable book-entry system. References in this prospectus to the rights of “holders” will refer to the rights of owners as they may be exercised indirectly through these participants.

      We refer you to “THE AGREEMENTS—Reporting Requirements” for more detail.

INTRODUCTION

      This prospectus provides for the issuance of series of certificates or notes consisting of one or more classes, one or more of which may be classes of:

•	Compound Interest Securities

•	Variable Interest Securities

•	Planned Amortization Class Securities

•	Zero Coupon Securities

•	Principal Only Securities

•	Interest Only Securities

      Certain classes of securities may be subordinated to other classes, both as to payment priority and as to allocation of losses on the home equity loans. In addition, securities representing a retained interest in the residual value of the trust fund may be provided for. Each class may differ in, among other things, payment terms and priorities, final scheduled distribution dates and distribution dates with respect to distributions of interest and principal.

      The certificates will represent interests in, and the notes will be secured by, all or a portion of the assets in the trust fund with respect to the series issued. Where one or more classes of securities are backed by only a portion of the assets in the trust fund, it will, unless crosscollateralization is permitted pursuant to the related agreement, only be entitled to payment out of the assets of its portion of the trust fund.

      This prospectus provides for various features, including a prefunding account to be used to purchase assets after the closing date for a specified prefunding period, revolving and amortizing periods, and optional termination of the trust. Credit enhancement is available in a number of forms, which are discussed in this prospectus.

THE DEPOSITOR

      Unless otherwise specified in the prospectus supplement, CHEC Funding, LLC will act as depositor. CHEC Funding, LLC is a Delaware limited liability company formed in December 1999, and is a wholly-owned subsidiary of the seller, Centex Home Equity Company, LLC. The depositor maintains its principal offices at 2728 N. Harwood Street, Dallas, Texas, 75201. Its telephone number is (214) 981-5000.

      The depositor does not have, nor is it expected in the future to have, any significant assets.

THE SELLER AND THE SERVICER

General

      The seller and servicer, Centex Home Equity Company, LLC, a Delaware limited liability company, is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming home equity loans, through five major origination sources. The seller was originally named Nova Credit Corporation and was headquartered in Denver, Colorado. In the first calendar quarter of 1997, the seller’s operations were moved to Dallas, Texas and the seller underwent a reorganization and the hiring of a new management team. In April 1997, the seller’s name was changed to Centex Credit Corporation. In September of 2001, the seller merged into its wholly-owned subsidiary, Centex Home Equity Company, LLC, a Delaware limited liability company, with Centex Home Equity Company, LLC becoming the surviving entity. The seller is a wholly-owned subsidiary of Centex Financial Services, Inc., a financial services subsidiary of Centex Corporation, headquartered in Dallas, Texas. Centex Corporation is a publicly traded, diversified company with a market capitalization of approximately $6.2 billion and is primarily engaged in the home building, financial services and construction services industries. The seller is also affiliated with CTX Mortgage Company, LLC, a Delaware limited liability company, which originates home mortgage loans conforming to the guidelines of the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). Since inception, the seller has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories. The seller’s home equity loans to these borrowers are made for many purposes such as debt consolidation, refinancing, home improvement and educational expenses. Substantially all of the seller’s home equity loans are secured by first or second mortgage liens on one- to four-family residences, and have amortization schedules ranging from 5 to 30 years.

      The seller is currently licensed to do business in 47 states and employs approximately 2,210 people located in 142 offices in 38 states. The seller originates home equity loans through its retail branch network of 78 branch offices located in 31 states. In addition, the seller originates home equity loans through a broker referral network from five division offices with a total of 20 regions. A third production source for the seller is referral of home equity loans from its affiliate conforming mortgage company, CTX Mortgage Company, LLC. A fourth source of origination of home equity loans for the seller is purchases of loans from wholesale sources approved by the seller. The final source of origination of home equity loans is the seller’s direct sales unit which sources loans through telemarketing and direct mail efforts. The seller’s strategy is to utilize these origination channels to generate growth in the volume of the home equity loans originated while diversifying sources of the home equity loans and maintaining emphasis on its underwriting standards.

      The seller has centralized its underwriting, servicing and quality control functions in its Dallas offices. Those offices include executive offices located at 2828 N. Harwood Street, Dallas, Texas, 75201. Its telephone number is (214) 758-7000. Servicing operations are located at 350 Highland Drive, Lewisville, Texas, 75067.

      The seller will sell home equity loans to the depositor, which will then transfer the loans to the relevant trust fund. In addition, as specified in the related prospectus supplement, certain affiliates of the seller may sell home equity loans to the depositor if such loans were originated or acquired by the seller. References in this prospectus to the transfer of home equity loans by the seller to the depositor will be deemed to include, unless the context indicates otherwise, sales of home equity loans by affiliates of the seller to the depositor as provided in the related prospectus supplement.

Underwriting Guidelines Applicable to the Home Equity Loans

      The Pre-Underwriting Process. The seller’s home equity loan application process is conducted by the seller’s branch officers and approved mortgage brokers who compile information necessary for the seller’s underwriting department to evaluate the home equity loan. The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers and usually sent by facsimile transmission to the processing department at one of the seller’s offices. Branch personnel communicate with the seller’s centralized underwriting staff, located in Lewisville, Texas and Tempe, Arizona, which consists of approximately 38 underwriters. The seller also employs 22 other underwriters in five divisional offices, which have loan approval authority on a limited basis. Branch operation personnel review the applicant’s credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given the seller’s underwriting guidelines. A credit report from one approved repository is required for pre-approval and one preferred credit bureau report or two credit reports are required prior to underwriting review. These credit reports are the primary means utilized to verify each borrower’s mortgage and other debt payment histories. Based on this review, the proposed terms of the home equity loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the home equity loan applicant. If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing and funding of the loan.

      The Standard Non-Conforming Program. The home equity loans were originated under, or, if acquired by the seller from wholesale sources, were reunderwritten to comply with, the seller’s Standard Non-Conforming Program. The Standard Non-Conforming Program is applicable to residential loans which, for credit reasons, do not conform to “traditional lenders” underwriting guidelines comparable to those employed by savings and loans and commercial banks. The seller began underwriting home equity loans in accordance with the Standard Non-Conforming Program in May 1997.

      The seller’s underwriting standards under the Standard Non-Conforming Program are primarily intended to assess the creditworthiness of the mortgagor and the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the home equity loan. While the seller’s primary consideration in underwriting a home equity loan is the borrower’s employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the home equity loan is another critical factor. In addition, it also considers, among other things, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property.

      The seller currently employs approximately 60 underwriters and has its underwriting functions primarily centralized in its Dallas, Texas headquarters. The seller does not delegate underwriting authority to any broker or correspondent lender. The seller’s underwriting department functions independently of its mortgage origination departments. Underwriters are compensated on a salary basis, and not through commissions.

      The seller’s policy is that every home equity loan is reviewed and approved by an underwriter with assigned approval authorities. Home equity loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting supervisor.

      The seller has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings “A+” through “D”. Terms of loans made by the seller as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Home equity loan applicants with less favorable credit ratings are generally offered home equity loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

      The home equity loans underwritten under the seller’s Standard Non-Conforming Program are fixed and adjustable rate loans. Except for balloon loans and interest only loans, the fixed rate home equity loans originated by the seller have amortization schedules ranging from 5 to 30 years, and generally require equal monthly payments that are due as of a scheduled day of each month which is fixed at the time of origination. The fixed rate balloon loans originated by the seller generally provide for scheduled amortization over 30 years, with a maturity date and a balloon payment at the end of the 15th year. The seller originates adjustable rate mortgage (ARM) loan products called six-month ARMs, 2/28 ARMs, 3/27 ARMs or 5/25 ARMs, each of which bear interest at rates which adjust based on the six-month (or, in the case of the 5/25 ARMs, one-year) London interbank offered rate (LIBOR), with the initial rate adjustment date being either six months, 24 months, 36 months or 60 months after the date of origination of the loan, respectively. The six-month ARMs amortize over 15 to 30 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.50%. The maximum adjustment over the life of a six-month ARM is capped at 7.00% above the initial interest rate of the loan and the minimum interest rate is generally equal to the initial interest rate. The 2/28 and the 3/27 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 24 months or 36 months, respectively, after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 3.00%. After the initial rate adjustment date, the 2/28 ARMs and the 3/27 ARMs adjust every six months, allow for a maximum periodic rate adjustment of 1.50%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan. Certain of the seller’s fixed, 2/28 ARM and 3/27 ARM loans contain an interest only feature whereby the mortgagor initially makes monthly payments of interest only on the outstanding balance. At the expiration of this interest only period, the mortgagor makes monthly payments of principal and interest sufficient to fully repay the loan over the remaining term. The 5/25 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 60 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%. After the initial rate adjustment date, the 5/25 ARMs adjust every 12 months, allow for a maximum periodic rate adjustment of 2.00%, have a lifetime cap on interest rate adjustments of 6.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan. The seller does not currently originate ARMs with a balloon feature.

      The principal amounts of the home equity loans originated by the seller generally range from a minimum of $5,000 to a maximum of $750,000. The collateral securing loans originated by the seller are generally one- to four-family residences, including condominiums, townhomes and manufactured housing treated as real property under applicable state law. These properties may or may not be occupied by the owner. It is the seller’s policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property. The seller generally does not originate second lien home equity loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

      The seller has established a “piggyback” program under which the seller may originate a first and second lien home equity loan with the same borrower and secured by the same property simultaneously. Under the “piggyback” program, the loan-to-value ratio of the first mortgage must meet standard “A+”, “A-1” or “A-2” product guidelines. The second mortgage is allowed a combined loan-to-value ratio of up to 100%. Under the program, second mortgages must meet, in addition to standard program requirements, certain other requirements, including a maximum loan size of $100,000, a maximum loan term of 240 months, collateral consisting of a single family owner occupied property, “Full Documentation” from the borrower as described below and an “A-2” or better credit standard.

      The home equity loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the “Full Documentation” residential loan program, the “Limited Documentation” residential loan program or the “Stated Income” residential loan program. Under each of these programs, the seller reviews the home equity loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the home equity loan, reviews the type and use of the property being financed and reviews the property for compliance with the seller’s standards. In determining an applicant’s ability to repay a six-month ARM, the seller uses a qualifying rate equal to six-month LIBOR plus a margin. In determining an applicant’s ability to repay a 2/28 ARM, a 3/27 ARM or a 5/25 ARM, the seller uses a qualifying rate equal to six-month LIBOR plus a margin, minus a percentage amount up to 2.50%. It is the policy of the seller for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each home equity loan by its underwriting department. In addition, the seller performs a separate appraisal review by the seller’s appraisal review department on home equity loans considered to be higher risk loans. These include Limited Documentation Program loans, Stated Income Program loans, loans secured by multi-unit properties, loans secured by non-owner occupied collateral, loans with higher loan-to-value ratios, loans not appraised by a seller preferred appraisal management company and loans involving non-approved appraisers. Finally, the seller performs a full compliance review to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion and all federal and state regulations properly complied with. Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by the seller’s staff appraiser and generally conforming to current Fannie Mae and/or Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

      The seller’s underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable). Under the Full Documentation Program, it is the policy of the seller that home equity loans to borrowers who are salaried employees be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on any of the following: written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns. In addition, a telephone confirmation of employment is made. Under the Limited Documentation Program, self-employed borrowers are qualified based upon monthly income stated on the home equity loan application. Current tax return or six to twelve months of current bank statements and a copy of business license are obtained to verify existence of business and acceptable cash flow. Under the Stated Income Program, borrowers are qualified based upon monthly income as stated on the home equity loan application and telephone confirmation of employment. Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements and verification with directory assistance to ensure existence of the business.

      Verification of the applicant’s source of funds (if any) is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation. Twelve months of mortgage payments or rental history must be verified by lender or landlord. If appropriate compensating factors exist, the seller may waive certain documentation requirements for individual borrowers. All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan. Upon completion of a home equity loan’s underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by the seller. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and the seller’s operating procedures. Title insurance that insures the seller’s interest as mortgagee and evidence of adequate homeowner’s insurance naming the seller and its assignees as an additional insured party are required on all loans.

      Mortgage Life Insurance. The seller is currently underwriting some of its home equity loans with mortgage life insurance that is underwritten by an unrelated third party. This insurance provides for the payment of indebtedness upon the death of the insured. This insurance may be underwritten as either joint insurance (covering both borrower and co-borrower) or single insurance (covering the primary borrower only). The maximum coverage amount of the mortgage life insurance is $100,000 and is based upon a net payoff basis. The term of the coverage is generally limited to five years. Borrowers pay for the mortgage life insurance by payment of monthly premiums that are not financed as part of the home equity loan balance. The insured can voluntarily cancel the policy at any time and the policy can be cancelled by the insurer if three monthly premiums become delinquent.

      Involuntary Unemployment Insurance. The seller is currently underwriting some of its home equity loans with involuntary unemployment insurance that is underwritten by an unrelated third party. This insurance provides for the payment of monthly loan payments upon the insured’s loss of income due to (i) individual or mass layoff, (ii) general strike, unionized labor dispute or lockout or (iii) termination by an employer, unless such termination occurred because of willful misconduct. The insurance covers the primary borrower only. The maximum coverage amount of the involuntary unemployment insurance is $1,000 per month. The insurance payments are generally limited to six months. Borrowers pay for the involuntary unemployment insurance by payment of monthly premiums that are not financed as part of the home equity loan balance. The insured can cancel the policy at any time, and the insurer can cancel the policy if three monthly premiums become delinquent.

Underwriting Criteria of the Seller

      “A+” Risk. Under the “A+” risk category, the prospective borrower must have repaid installment or revolving consumer debt according to its terms with no 30-day late payments within the last 12 months and within the prior 12 month period no 30-day late payments are permitted on an existing mortgage. No collection accounts, unpaid charge-offs, judgments or a derogatory public record is permitted within the past two years (except medical collections under $500). No bankruptcy or foreclosure may have occurred during the preceding four years commencing from the date of discharge or the date the foreclosure was filed. No state or federal tax liens (paid or unpaid) are permitted in the last year. No delinquent property taxes over one year are permitted. A maximum loan-to-value ratio of 90% for home equity loans originated under the Full Documentation Program (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan of less than $750,000 on an owner-occupied property. A maximum loan-to-value ratio of 85% for a home equity loan originated under the Full Documentation Program (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan of less than $500,000 on non-owner occupied property. The maximum debt service-to-income ratio is 45%. The prospective borrower must also have a minimum risk (FICO) score of 580.

      “A-1” Risk. Under the “A-1” risk category, the prospective borrower must have generally repaid installment or revolving debt according to its terms with no 60-day late payments within the last 12 months. A maximum of one 30-day late payment is acceptable in the last 12 months on an existing mortgage. Consecutive 30-day delinquencies may be considered as a single late. This is limited to 30-days late only. Minor derogatory items are allowed as to non-mortgage credit. No unpaid collection accounts, charge-offs or judgments over $500 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding three years. A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of up to 85% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $750,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $350,000 for a home equity loan on a one-to-four family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the seller on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 560.

      “A-2” Risk. Under the “A-2” risk category, the prospective borrower must have generally repaid installment or revolving debt according to its terms with no 90-day late payments within the last 12 months. A maximum of three 30-day late payments and no 60-day late payments within the last 12 months is acceptable on an existing home equity loan. Minor derogatory items are allowed as to non-mortgage credit. No unpaid collection accounts, charge-offs or judgments over $1,000 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding three years. A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner occupied property. A maximum loan-to-value ratio of up to 80% (75% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate of the home equity loan. The maximum loan amount is $750,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $350,000 for a home equity loan on a one-to-four family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the seller on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 525.

      “B” Risk. Under the “B” risk category, the prospective borrower must have generally repaid consumer debt according to its terms with no 120-day late payments within the last 12 months. No 60-day late payments within the last 12 months are allowed on an existing home equity loan on the subject property. As to non-mortgage credit, some prior defaults may have occurred. Isolated and insignificant collections and/or charge-offs and judgments within the last 24 months less than $2,500 are permitted and are not required to be paid from the proceeds of the home equity loan. No bankruptcy or foreclosure by the borrower may have occurred during the preceding 24 months. A maximum loan-to-value ratio of 85%

(80% for the Limited Documentation Program or 75% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner occupied property. A maximum loan-to-value ratio of 75% (70% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $500,000 for a one-to-four family property under the Full Documentation Program. The maximum loan amount is $350,000 for home equity loans originated under the Limited Documentation Program or Stated Income Program. The prospective borrower must also have a minimum risk (FICO) score of 500.

      “C-1” Risk. Under the “C-1” risk category, the prospective borrower may have experienced significant credit problems in the past. Installment debt may have been up to 120 days delinquent within the last twelve months. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing home equity loan. The existing home equity obligation can be up to 60 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs within the last 24 months up to $5,000. However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 80% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of 70% (65% for the Limited Documentation Program) is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000 for a home equity loan on a one-to-four family owner-occupied or non-owner occupied property. The maximum loan amount is $250,000 on the Limited Documentation Program. The prospective borrower must also have a minimum risk (FICO) score of 500.

      “C-2” Risk. Under the “C-2” risk category, the prospective borrower may have experienced significant credit problems in the past. Installment debt may have been up to 120 days delinquent within the last twelve months. A maximum of two 60-day late payments or one 90-day late payment within 12 months is acceptable on an existing home equity loan on the subject property. The existing home equity obligation can be up to 90 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs during the past 24 months and collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 75% is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000. The prospective borrower must also have a minimum risk (FICO) score of 500.

      “D” Risk. Under the “D” risk category, the prospective borrower may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing home equity loan on the subject property, the home equity loan may be no more than one time 120 days late and may be in foreclosure proceedings. The existing home equity loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if the amount exceeds $5,000. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum loan-to-value ratio of 70% is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan to value ratio of 50% is permitted for a home equity loan on non-owner occupied one-to-four family property. The maximum loan amount is $350,000. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The prospective borrower must also have a minimum risk (FICO) score of 500.

      In addition to the above credit risk criteria, the seller has established a “Revolving Override Program”, a “Reduced Lookback Program” and an “Express Grade Program”. Under the “Revolving Override Program”, the seller does not consider revolving credit history on “A” credit grade loans, provided the borrower’s risk (FICO) score is 620 or greater on “A+” credit, 600 or greater on “A-1” credit and 580 or greater on “A-2” credit. All other criteria above apply.

      Under the “Reduced Lookback Program”, the seller may reduce the lookback period on collections, charge-offs, judgments and tax liens from 2 years to 1 year on “A+” through “C-2” credit provided the primary borrower’s risk (FICO) score is 580 or greater. Under this program, the bankruptcy lookback periods on “A-1” and “A-2” credit also may be reduced from 3 years to 2 years provided the borrower’s risk (FICO) score is 580 or greater.

      Under the seller’s “Express Grade Program”, the seller will consider only the mortgage, bankruptcy and foreclosure credit history, and not the installment debt or other credit history, of a prospective borrower to determine the borrower’s credit risk grade. To be eligible for this program, a prospective borrower must (1) be applying for a first lien home equity loan secured by owner occupied, single family detached residential housing under the seller’s Full Documentation program and (2) have a minimum risk (FICO) score of 610 for “A+” credit, 590 for “A-1” credit, 560 for “A-2” credit and 540 for “B” credit. Under the “Express Grade Program”, the mortgage, bankruptcy and foreclosure credit history requirements for “A+”, “A-1”, “A-2” and “B” credit risk borrowers differ in certain respects from the seller’s standard requirements for these credit risk categories, depending on the loan-to-value ratio and other factors. Under the program, the guidelines for debt service-to-income ratio and loan-to-value ratio are the same as those for the seller’s standard programs for these credit risk categories.

      Exceptions. As described above, the seller uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category. An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others:

•	reduced loan-to-value ratio;

•	good property maintenance;

•	mortgage history consistent with the risk category upgrade;

•	stable employment;

•	disposable income;

•	the length of residence in the subject property; and

•	credit score greater than or equal to 580.

Accordingly, the seller may classify certain home equity loan applications in a more favorable risk category than other home equity loan applications that, in the absence of these compensating factors, would satisfy only the criteria of a less favorable risk category.

Servicing

      The servicer has been servicing loans since March 1997, when it assumed the default management cycle of loans previously handled by CTX Mortgage Company, LLC, a seller/servicer of primarily conforming mortgage loans. The servicer or one of its affiliates originates all of the loans it services, other than those purchased by it from wholesale sources. Servicing encompasses, among other activities, the following processes: billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, customer help, reconveyance, recovery of delinquent installments, instituting foreclosure and liquidation of the underlying collateral. As of June 30, 2004, the servicer was servicing a loan portfolio of approximately $7.9 billion. The servicer’s most current rating as a residential subprime loan servicer is “RPS2+” by Fitch Ratings, dated June 9, 2004. The servicer was ranked “above average” as a residential subprime loan servicer by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. in November 2002.

      The servicer services all loans in its Dallas, Texas servicing facility using a mid-range AS-400 based servicing platform, known as LSAMS, for which the servicer purchased a separate user license in August of 1997. The LSAMS system is also employed by other large servicers in the subprime and prime mortgage loan industries. The servicer has purchased an additional servicing system from London Bridge Corporation, known as FORTRACS. This event-tracking system, working in tandem with LSAMS, can separately track (i) mortgaged properties in foreclosure, (ii) borrower bankruptcies and (iii) mortgaged properties acquired by foreclosure or otherwise in connection with defaulted home equity loans (commonly referred to as REO property). FORTRACS has generally increased the servicer’s ability to track and monitor loans in the default process.

      The servicer’s operating and compliance policies and procedures are published on the servicer’s intranet system and updated to comply with state and federal legal and regulatory requirements.

      The servicer’s default management policy has been designed to identify collection problems so as to facilitate a prompt response to the delinquent borrower’s situation. Early identification of a significant collection problem is especially critical in the subprime mortgage environment.

      Borrowers are mailed a monthly billing statement approximately two weeks prior to their payment’s scheduled due date. Collection activity on an account begins as soon as five days after the scheduled due date if a payment is not made. The servicer uses a custom behavioral risk scoring model to prioritize the calling of customers in the early stages of delinquency and utilizes a Davox predictive power dialer to assist with productivity of calls. New loans that do not perform in accordance with their loan terms are specifically identified for collection work performed by managers and, if necessary, the originating operation. Notices and special collection letters are used in the normal collection process.

      The collection strategy is to determine the facts surrounding the delinquency, obtain customer agreement for the solution and attempt to preclude future delinquency on the part of the borrower. Generally, when a promise for payment is obtained from the borrower by the collector, LSAMS will target the loan in the “queue” for the date of the promised payment. If the payment is made, the account is removed from the collection queue. If the arrangement for payment was not kept, the loan is placed back in the call route for the collector to contact and follow up on the previous arrangements for payment. If the payment is received per the arrangements and no future promise or target dates are noted on LSAMS, the loan will be removed from the collection cycle unless the account becomes delinquent in the future.

      Generally, when a loan appears in the LSAMS default management system, the collector will telephone the borrower to discuss the past due payment situation. Standard collection form letters, approved by the servicer’s legal department, are generally utilized in conjunction with telephone calling, in order to reach the delinquent borrower. Documentation of collection activity is critically important in the default management process. Collectors have access on LSAMS to borrower demographics, telephone numbers, loan payment history and all previous collection notes, to assist in the collection of a past due account. The servicer’s policy requires that managers in the collection department monitor the collectors’ work on LSAMS and offer them appropriate guidance and training.

      The servicer’s policy is to send out a notice of demand when an account is classified as a 60-day delinquent account. This may be done sooner if the circumstances of a particular account indicate that legal action appears likely. This letter will give the customer 30 days’ notice of the servicer’s intent to initiate foreclosure action on the loan. If an alternative to foreclosure is appropriate, a recommended course of action will be prescribed by senior servicing management. Servicing and collection practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower vary from state to state.

      Prior to any foreclosure action, and intermittently updated throughout the process, the servicer performs an in-depth market value analysis of the mortgaged property on all defaulted loans. This analysis which is performed by the appraisal review department, includes a current appraisal or broker price opinion of the mortgaged property conducted by an independent vendor from the servicer’s approved network of appraisers or real estate brokers. The servicer uses the market value analysis to develop its strategy for bidding, repairs, and sale of the property.

      If the servicer acquires title to a property at a foreclosure sale or through other means, the REO property department immediately begins working on the file by obtaining at least two local real estate brokers to inspect the property and provide an estimate of repairs needed and a recommended list price. Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

      If the property is not vacated when it is acquired, a local attorney will be hired to commence eviction proceedings or small cash incentives may be offered the customer to vacate the property in marketable condition. Once it has listed a foreclosed property, the REO property department will follow up closely with the listing agent to ensure that the collateral is secure and that it is being aggressively marketed.

      The servicer outsources the tracking and follow-up on homeowners and flood insurance for home equity loans without escrows. The service provider follows an established process of sending servicer-approved letters notifying the customer of non-receipt of proof of insurance renewal. This three-letter process is supplemented with phone calls made to the homeowner’s insurance agent. If proof of insurance has still not been received following this process, the servicer will obtain a collateral protection insurance policy on the borrower’s behalf and at the borrower’s expense. The servicer has a master policy with the collateral protection insurance provider, which protects against errors and omissions with a blanket policy covering the servicer’s balance on the loan. For property taxes on home equity loans without escrows, the servicer obtains tax service contracts on the loans from a major vendor, which tracks all properties for the payment of property taxes by the homeowner.

      The servicer offers full tax and insurance escrow services to its new customers. These escrow services involve collecting monthly pro-rated tax and insurance amounts from borrowers and controlling the payments to taxing authorities and insurers.

DESCRIPTION OF THE SECURITIES

General

      Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee with respect to the series. In addition, for a series of notes, a sale and servicing agreement will be entered into among the depositor, the seller, the servicer, the trust fund and the indenture trustee, and a trust agreement will be entered into among the depositor, the seller and an owner trustee. A form of indenture, sale and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. Certificates will be issued in series pursuant to a pooling and servicing agreement among the depositor, the seller, the servicer and the entity named in the related prospectus supplement as the trustee. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates. For purposes of this prospectus, the term “trustee” will be used to refer to the trustee with respect to a series of certificates or the indenture trustee with respect to a series of notes. The term “agreement” or “agreements” will refer to the relevant agreement or agreements in the context in which the term appears.

      The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

      Each series of securities will consist of one or more classes of securities, one or more of which may be:

•	Compound Interest Securities, with respect to which, for a certain specified period of time, instead of requiring payment of interest, all or a portion of the accrued interest is capitalized, that is, added to the principal balance on each distribution date. At the end of this period, interest payments will be made on a principal balance that includes the capitalized interest;

•	Variable Interest Securities, with respect to which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, as set forth in the related prospectus supplement;

•	Planned Amortization Class Securities, with respect to which payments of principal are made in accordance with a schedule specified in the related prospectus supplement, based on certain assumptions stated in the prospectus supplement;

•	Zero Coupon Securities, which are entitled to receive payments of principal only;

•	Principal Only Securities, which are entitled solely or primarily to distributions of principal and identified as set forth in the prospectus supplement; or

•	Interest Only Securities, which are entitled solely or primarily to distributions of interest as set forth in the related prospectus supplement.

      A series may also include one or more classes of subordinated securities. The right to receive principal and/or interest on a subordinated security is subordinated to the rights of more senior classes to distribution of principal and/or interest, and the subordinated securities may also be allocated losses and shortfalls prior to senior classes. Securities may also be issued to represent a retained interest in the residual value of the trust fund.

      The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

      Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement (which may be different for each class for the payment of principal and interest) by check mailed to holders of the securities of the series registered as holders at the close of business on the record date applicable to the relevant distribution date, as specified in the related prospectus supplement, at their addresses appearing on the security register. However, payments may be made by wire transfer (which, unless otherwise specified in the related prospectus supplement, will be at the expense of the holder requesting payment by wire transfer) in certain circumstances described in the related prospectus supplement. In addition, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

      Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the home equity loans for a series, together with reinvestment income on these payments, amounts withdrawn from any reserve fund and amounts available pursuant to any other credit enhancement will be deposited into the Certificate Account (in the case of a series of certificates) or the Distribution Account (in the case of a series of notes), as specified in the related agreement. If provided in the related agreement, these amounts may be net of certain amounts payable to the servicer or other persons specified in the agreement. These net amounts will then be available to make payments on the securities of the series on the next applicable distribution date. See “Accounts—Certificate and Distribution Accounts.”

      The securities will not represent an interest in or obligation of, and the home equity loans are not guaranteed by, the depositor, the trustee, the owner trustee (if applicable), the seller, the servicer or any of their affiliates, except as described in this prospectus or the accompanying prospectus supplement.

Book-Entry Securities

      If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”) in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing its security.

      Unless and until physical certificates representing the securities are issued, it is anticipated that the only certificateholder or noteholder, as applicable, will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through DTC or, in Europe, Clearstream, Luxembourg and Euroclear, and their participants.

      The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for this purpose. In turn, the financial intermediary’s ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Beneficial owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates or notes, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

      Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of these securities, which account must be maintained with their participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg was originally incorporated in 1970 under the name of “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. In January 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”), merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company, Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. In connection with the merger, the Board of Directors of New CI decided to rename the companies in the group to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. Effective

January 14, 2000, New CI was renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”. In addition, on January 17, 2000, DBC was renamed “Clearstream Banking AG”. As a result, there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the operator of Euroclear (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

      Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant European depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited due to the lack of physical certificates for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

      DTC has advised the trustee that, unless and until physical certificates representing the securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the relevant agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the relevant operating agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Physical certificates representing the securities of a series will be issued to beneficial owners, or their nominees, rather than to DTC, only if:

•	DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller or the trustee is unable to locate a qualified successor; or

•	after the occurrence of a servicer termination event or an event of default, the beneficial owners of each class of the series of securities representing percentage interests aggregating at least 51% of such class advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of beneficial owners. We refer you to “The Agreements—Removal and Resignation of Servicer” and “— Optional Termination—Events of Default; Termination Under Indenture” for a discussion of what constitutes a servicer termination event and an event of default.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable beneficial owners of the occurrence of the event and the availability through DTC of physical certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue physical certificates representing the securities, and thereafter the trustee will recognize the holders of the physical certificates as certificateholders or noteholders, as applicable, under the applicable agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

      Neither the depositor, the seller, the servicer, the owner trustee (if applicable), the trustee or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Valuation of the Home Equity Loans

      If specified in the related prospectus supplement for a series of certificates or notes, each home equity loan included in the related trust fund for a series will be assigned an initial “asset value.” Generally, the related agreement will specify that at any time the asset value of the home equity loans will be equal to the product of the asset value percentage as set forth in the related agreement and the lesser of:

•	the stream of remaining regularly scheduled payments on the home equity loans, net of certain amounts payable as expenses, together with income earned on each scheduled payment received through the day preceding the next distribution date at the “assumed reinvestment rate,” if any, discounted to present value at the highest interest rate on the certificates or notes of the series over periods equal to the interval between payments on the certificates or notes; and

•	the then principal balance of the home equity loans.

      Generally, the related agreement will specify that the initial asset value of the home equity loans will be at least equal to the principal amount of the certificates or notes of the related series at the date of issuance.

      The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the relevant rating agency or a rate insured by means of a surety bond, guaranteed investment contract or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is insured in this manner, the related prospectus supplement will set forth the terms of the relevant insurance arrangement.

Payments of Interest

      The securities of each class by their terms entitled to receive interest will bear interest (which is generally calculated on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on these securities will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal with respect to the class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the home equity loans included in the related trust fund and/or as prepayments occur with respect to these home equity loans. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to principal on the related distribution date.

      Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

Payments of Principal

      On each distribution date, principal payments will be made to the holders of securities on which principal is then payable, to the extent set forth in the related prospectus supplement. These payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the relevant classes in the manner, at the times and in the priority set forth in the prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to the applicable class of securities be distributed directly to the holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the relevant principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

Final Scheduled Distribution Date

      The final scheduled distribution date with respect to each class of notes is the date no later than the date on which principal will be fully paid. The prospectus supplement may use the term “final payment date” or “final maturity date” to refer to the final scheduled distribution date with respect to a class of notes. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the relevant series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the home equity loans will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of a class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the home equity loans in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series. See “—Weighted Average Life of the Securities” below.

Special Redemption

      If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of securities of the series may be subject to special redemption, in whole or in part, on a special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the home equity loans relating to the securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series as will cause the amount available for payment of interest to equal the amount of interest that will have accrued through the designated interest accrual date for the series outstanding immediately after the special redemption has occurred.

Weighted Average Life of the Securities

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Generally, the weighted average life of a class of securities will be influenced by the rate at which the amount financed under the home equity loans included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities, and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the home equity loans included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      There is, however, no assurance that prepayment of the home equity loans included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the home equity loans either from time to time or over the lives of the home equity loans.

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the home equity loans for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the home equity loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the home equity loans. If any home equity loans for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate for the series.

Ratings

      Any class of securities issued under this prospectus and the related prospectus supplement may be rated by one or more of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings or other rating agencies, as specified in the related prospectus supplement. Any such rating will be based on, among other things, the adequacy of the value of the assets of the related trust fund and any credit enhancement with respect to the class of securities, and will reflect the rating agency’s assessment solely of the likelihood that holders of the class of securities will receive payments to which the holders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related home equity loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The ratings should not be deemed a recommendation to purchase, hold or sell the securities, because they do not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.

      There is also no assurance that any security rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.

THE TRUST FUNDS

General

      The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include:

•	the home equity loans;

•	amounts available from the reinvestment of payments on the home equity loans at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

•	any credit enhancement or the rights to any credit enhancement;

•	any mortgaged property that secured a home equity loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession so as to become an REO property; and

•	the amount, if any, initially deposited in the Prefunding Account, Capitalized Interest Account, Principal and Interest Account, Certificate Account or Distribution Account for a series as specified in the related prospectus supplement.

      The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series or class of securities will serve as collateral only for that series or class of securities unless the related prospectus supplement specifies that the assets will serve as collateral for another series or class. Holders of a series or class of notes, as applicable, may only proceed against the collateral securing their series or class of notes in the case of a default with respect to their series or class of notes and may not proceed against any assets of the depositor, the seller or the servicer or the related trust fund not pledged to secure their notes.

      The home equity loans for a series will be transferred by the seller to the depositor and from the depositor to the trust fund. Home equity loans relating to a series will be master serviced by the servicer pursuant to the related agreement.

      If specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the trust fund specified in the related prospectus supplement.

      With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related home equity loans and other assets contemplated in this prospectus and in the related prospectus supplement and proceeds of the assets, issuing securities, making payments and distributions on the securities and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      An agreement may provide that additional home equity loans may be added to the trust fund if:

•	the home equity loans were originated or acquired by the seller in the ordinary course of its business;

•	the inclusion of the home equity loans will maintain or increase the level of overcollateralization; and

•	the inclusion of the home equity loans will not result in the withdrawal or downgrading of the ratings then assigned to the series.

In addition, an agreement may provide that home equity loans may be removed from a trust fund from time to time if the actual level of overcollateralization exceeds the amount of overcollateralization required to be maintained and removal will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

The Home Equity Loans

      The home equity loans for a series may consist, in whole or in part, of closed-end home equity loans secured by first or second mortgages primarily on one-to four-family residential properties. The home equity loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below.

      The full principal amount of a home equity loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the applicable home equity loan interest rate and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on an actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date for each payment will not affect the relative applications of principal and interest. The home equity loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms, and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

      The mortgaged properties will include single family property, which consists of one- to four-family attached or detached residential housing, including condominium units and cooperative dwellings, and may include mixed-use property. A condominium unit is an individual housing unit in a multi-unit building, buildings or group of buildings (whether or not attached to each other), with respect to which the owner has exclusive ownership and possession, and also includes the owner’s individual interest in all common areas of the building or buildings. By contrast, a cooperative dwelling is an individual housing unit owned by a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code (as defined under “Federal Income Tax Consequences” in this prospectus). Mixed-use properties may consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. These uses, which may not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related prospectus supplement. The properties may be located in suburban or metropolitan districts. Any non-residential use must be in compliance with local zoning laws and regulations.

      The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Except for condominium units and cooperative dwellings, each single family property must be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least as long as the term of the related home equity loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

      The aggregate principal balance of home equity loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the home equity loans are secured by single family property that is owner-occupied will be either (1) the making of an oral representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor’s mailing address as reflected in the servicer’s or the applicable sub-servicer’s records. The mortgaged properties also may include non-owner occupied investment properties and vacation and second homes.

Additional Information About the Home Equity Loans

      The related prospectus supplement for each series will provide information with respect to the home equity loans that are home equity loans as of a statistical calculation date specified in the prospectus supplement. This information will include, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the home equity loans;

•	the range of interest rates, and the weighted average interest rate, on the home equity loans, and, in the case of adjustable rate home equity loans, the range and weighted average of the current home equity loan interest rates and any lifetime rate caps;

•	the range of the outstanding principal balances, and the average outstanding principal balance, of the home equity loans;

•	the weighted average original and remaining term-to-stated maturity of the home equity loans and the range of original and remaining terms-to-stated maturity, if applicable;

•	the range and weighted average of “combined loan-to-value ratios” (defined below) for the home equity loans;

•	the percentage (by outstanding principal balance as of the statistical calculation date) of home equity loans that accrue interest at adjustable or fixed interest rates;

•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the home equity loans;

•	the geographic distribution of the mortgaged properties securing the home equity loans;

•	the percentage of home equity loans (by principal balance as of the statistical calculation date) that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

•	the lien priority of the home equity loans; and

•	the delinquency status and year of origination of the home equity loans.

      The related prospectus supplement will also specify any other limitations on the types or characteristics of home equity loans for a series. The characteristics of the home equity loans for a series as of the cut-off date established for the assignment of the home equity loans to the trust fund may differ from the characteristics presented in the prospectus supplement as of the statistical calculation date.

However, the depositor does not believe that the home equity loans as they will be constituted on the cut-off date will deviate in any material respect from the home equity loan pool characteristics that are described in the prospectus supplement.

      The “combined loan-to-value ratio” of a home equity loan is the percentage equivalent of a fraction, the numerator of which is the sum of (1) the original principal amount of the home equity loan at its date of origination and (2) the outstanding principal amount of any senior loan on the mortgaged property at the time of origination of the home equity loan, and the denominator of which is the “appraised value” (defined below) of the mortgaged property at the date of origination.

      “Appraised value” means, with respect to property securing a home equity loan, the lesser of the appraised value determined in an appraisal obtained at origination of the home equity loan or sales price of the property at that time.

      If information of the nature described above about the home equity loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days after the initial issuance of the securities.

ACCOUNTS

Certificate and Distribution Accounts

      A separate Principal and Interest Account will be established for each series of securities for receipt of all amounts received on or with respect to the home equity loans. Certain amounts on deposit in the Principal and Interest Account and certain amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, will be deposited into one or more Certificate Accounts (in the case of a series of certificates) or Distribution Accounts (in the case of a series of notes). Funds in these accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Principal and Interest Account, than the day preceding the date the funds are due to be deposited in the Certificate or Distribution Account or otherwise distributed and, in the case of funds in the Certificate or Distribution Account, than the day preceding the next distribution date for the related series of securities. For purposes of this prospectus, the term “Certificate Account” may be used in place of “Distribution Account.”

      We refer you to “—Eligible Investments” and “The Agreements—Deposits to Principal and Interest Account and Certificate Account” below for more detail.

Prefunding and Capitalized Interest Accounts

      If specified in the related prospectus supplement, a trust fund will include one or more Prefunding Accounts, that are segregated trust accounts established and maintained with the trustee for the related series. If so specified, on the closing date for the series, a prefunded amount representing a portion of the proceeds of the sale of the securities limited to 50% of the aggregate principal amount of the series may be deposited in the Prefunding Account and may be used to purchase additional home equity loans during a prefunding period, not to exceed six months, specified in the related prospectus supplement. Pending the purchase of additional home equity loans, funds deposited in the Prefunding Account will be invested in eligible investments. If any prefunded amount remains on deposit in the Prefunding Account at the end of the prefunding period, this amount will be applied in the manner specified in the related prospectus supplement to prepay the notes or the certificates of the applicable series.

      Each additional home equity loan must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. This eligibility criteria will be determined in consultation with the relevant rating agencies and any credit enhancer prior to the issuance of the related series and are designed to ensure that if the additional home equity loans were included as part of the initial home equity loans, the credit quality of the assets as a whole would continue to be consistent with the initial rating on the securities. The eligibility criteria will apply to the aggregate pool of home equity loans, including the original and the additional home equity loans, and must include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined loan-to-value ratio. Depending on the composition of the original home equity loans and the type of credit enhancement, additional eligibility criteria, such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of home equity loans such as balloon loans or loans secured by other than primary residences, may need to be satisfied. The seller will certify to the trustee that all conditions precedent to the transfer of the additional home equity loans, including the satisfaction of the eligibility criteria applicable to the trust fund, have been satisfied. It is a condition to the transfer of any additional home equity loans to the trust fund that no rating agency, after receiving prior notice of the proposed transfer of the additional home equity loans to the trust fund, advises the seller or the trustee or any credit enhancer that the conveyance of the additional home equity loans will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional home equity loans to the trust fund, the aggregate characteristics of the home equity loans then held in the trust fund may vary from those of the initial home equity loans. As a result, the additional home equity loans may adversely affect the performance of the related securities.

      If a Prefunding Account is established, one or more Capitalized Interest Accounts, which must be segregated trust accounts, may be established and maintained with the trustee for the related series. On the relevant closing date, a portion of the proceeds of the sale of the securities will be deposited in the Capitalized Interest Account and used to pay interest accrued on the securities and, if specified in the related prospectus supplement, certain fees or expenses (such as trustee fees and credit enhancement fees) that are not covered by interest generated by the home equity loans in the trust fund during the prefunding period and available to pay these amounts. If specified in the related prospectus supplement, amounts on deposit in the Capitalized Interest Account may be released to the seller prior to the end of the prefunding period subject to the satisfaction of certain tests specified in the related prospectus supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the prefunding period will be distributed to the person specified in the related prospectus supplement.

Eligible Investments

      Each agreement generally will define eligible investments to include the following (if the rating agencies that rate the relevant series of securities do not include Standard & Poor’s or Moody’s, the ratings referred to below will instead refer to the equivalent ratings of any other rating agency that rates the series):

•	direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, if these obligations are backed by the full faith and credit of the United States;

•	repurchase agreements with a term of 30 days or less collateralized by obligations specified in the subparagraph above, if the unsecured short-term or long-term debt obligations of the party agreeing to repurchase these obligations are rated “A-1+” or “AA” (or better), respectively, by Standard & Poor’s and “P-1” or “Aa2” (or better), respectively, by Moody’s;

•	federal funds, certificates of deposit, time deposits and bankers’ acceptances of any domestic bank, if the unsecured short-term debt obligations of the bank have been rated by each of Standard & Poor’s and Moody’s in its highest unsecured short-term debt rating category;

•	commercial paper (having original maturities of not more than 270 days) which has been rated by each of Standard & Poor’s and Moody’s in its highest unsecured short-term debt rating category;

•	interests in any money market fund which has a rating of either “AAAm” or “AAAm-G” by Standard & Poor’s and “Aaa” by Moody’s; and

•	deposits of any bank or savings and loan association which has a long-term deposit rating of “BBB” or better by Standard & Poor’s and “A2” or better by Moody’s and has combined capital, surplus and undivided profits of at least $50,000,000.

      However, no instrument described above may evidence either the right to receive (1) only interest with respect to the obligations underlying the instrument or (2) both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. In addition, no instrument may be purchased at a price greater than par if the instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

      To the extent any investment would require registration of the trust fund as an investment company, that investment will not constitute an eligible investment.

Revolving Period and Amortization Period; Retained Interest

      If the related prospectus supplement so provides, there may be a revolving period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the prospectus supplement during which limited or no principal payments will be made to one or more classes of notes or certificates of the related series identified in the prospectus supplement. Some or all collections of principal otherwise allocated to these classes of notes or certificates may be:

•	utilized during the revolving period to acquire additional home equity loans which satisfy the criteria specified above and the criteria set forth in the related prospectus supplement;

•	held in an account and invested in eligible investments for later distribution to holders;

•	applied to those notes or certificates, if any, specified in the related prospectus supplement that are in amortization; or

•	otherwise applied as specified in the related prospectus supplement.

      An amortization period is a period during which an amount of principal is payable to holders of a series which, during the revolving period, were not entitled to payments of principal. If specified in the related prospectus supplement, during an amortization period all or a portion of principal collections on the home equity loans may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates specified in the related prospectus supplement as then being entitled to payments of principal. In addition, if specified in the related prospectus supplement, amounts deposited in certain accounts for the benefit of one or more classes of notes or certificates may be released from time to time or on a specified date and applied as a payment of principal on those classes of notes or certificates. The related prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

      Each series which has a revolving period may also issue to the depositor or one of its affiliates a retained interest security, which is an undivided beneficial interest in the series not represented by the other securities issued by the depositor. As further described in the related prospectus supplement, the value of the retained interest security will fluctuate as the outstanding amount of notes and certificates of the related series is reduced.

ENHANCEMENT

      The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and afterwards be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

      To the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following:

•	a financial guaranty insurance policy, which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal of, the applicable class or classes of securities;

•	overcollateralization, which will equal the excess of the aggregate principal balance of the home equity loans over the aggregate principal balance of the securities. Overcollateralization may be created by the initial or subsequent deposit of home equity loans or may build over time from the application of certain excess cash amounts generated by the home equity loans to accelerate the amortization of the applicable class or classes of securities;

•	a letter of credit, which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the home equity loans. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

•	a cash reserve fund, which may be partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the home equity loans. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

•	insurance policies, such as mortgage insurance, hazard insurance and other insurance policies, which may insure a portion of the home equity loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

•	subordinated securities, which will be subordinated in the right to receive distributions to one or more other classes of more senior securities of the same series, some or all of which may themselves be subordinated to other classes in the series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the home equity loans may be allocated to one or more classes of subordinate securities prior to their allocation to other classes of more senior securities in the applicable series; or

•	derivative products, which may include a swap to convert floating or fixed rate payments, as applicable, on the home equity loans into fixed or floating rate payments, as applicable, on the securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the home equity loans and/or the securities.

      The presence of credit enhancement is intended to increase the likelihood of receipt by the holders of securities of the full amount of principal and interest due on their securities and to decrease the likelihood that the holders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, such as basis risk and liquidity risk, to the extent and under the conditions specified in the related prospectus supplement. Forms of credit enhancement may provide for one or more classes of securities to be paid in foreign currencies. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of all principal and interest on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, holders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, holders of one class will be subject to the risk that the credit enhancement will be exhausted by the claims of holders of other classes.

THE AGREEMENTS

      The provisions of the applicable pooling and servicing agreement, trust agreement, sale and servicing agreement and indenture will vary depending on the nature of the securities to be issued thereunder and the nature of the related trust fund. The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

General

      At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the depositor and the depositor will transfer, convey and assign to the trust fund all right, title and interest of the seller and the depositor in the home equity loans and other property to be transferred to the depositor and the trust fund for that series. The assignment will include all principal and interest due or received on or with respect to the home equity loans after the cut-off date to the extent specified in the related prospectus supplement (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

Repurchase and Substitution of Non-Conforming Home Equity Loans

      Under the applicable agreement, as of the closing date for a series of securities, the seller will make certain representations and warranties about the home equity loans transferred by it to the depositor, and the servicer will make certain representations and warranties about any home equity loans transferred to the depositor by affiliates of the seller. Pursuant to the related agreement, upon the discovery by the depositor, the seller, the credit enhancer, if any, the servicer, any sub-servicer, any holder, the custodian for the home equity loans or the trustee that the representations and warranties of the seller or the servicer about the home equity loans are untrue in any material respect as of the closing date, with the result that the interests of the holders or of the credit enhancer are materially and adversely affected, the party discovering the breach is required to give prompt written notice to the other parties.

      Upon the earlier of the seller’s discovery, or its receipt from any of the other parties of notice, of breach of a representation or warranty with respect to a home equity loan or the time that an existing untrue statement results in a situation that materially and adversely affects the interests of the holders or the credit enhancer, if any, in the home equity loan, the seller will be required promptly to cure the breach in all material respects or the seller will, on or prior to the second Monthly Remittance Date (defined under “Deposits to Principal and Interest Account and Certificate Account” below) immediately succeeding the discovery, receipt of notice or applicable time:

•	substitute each home equity loan which has given rise to the requirement for action by the seller with a “Qualified Replacement Mortgage” (as defined in the related agreement) and deliver an amount equal to the applicable Substitution Amount (defined below) to the trustee, to be deemed part of the collections remitted by the servicer on the applicable Monthly Remittance Date; or

•	purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price (defined below), which will be delivered to the trustee along with the Monthly Remittance Amount (defined under “Deposits to Principal and Interest Account and Certificate Account” below) remitted by the servicer on the applicable Monthly Remittance Date.

      Despite any contradictory provision of the related agreement, if a REMIC election is made with respect to the trust fund, no repurchase or substitution of any home equity loan not in default or as to which no default is imminent may be made unless the seller obtains for the trustee and any credit enhancer an opinion of counsel experienced in federal income tax matters stating that a repurchase or substitution of this kind would not constitute a “prohibited transaction” (within the meaning of the Code) for the REMIC or otherwise subject the REMIC to tax and would not jeopardize the status of the REMIC as such (a “REMIC Opinion”), addressed and acceptable to the trustee and any credit enhancer. The seller will also deliver an officer’s certificate to the trustee and any credit enhancer concurrently with the delivery of a Qualified Replacement Mortgage stating that the home equity loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to substitution of the Qualified Replacement Mortgage have been satisfied.

      Any home equity loan as to which repurchase or substitution was delayed pursuant to the related agreement will be repurchased or substituted for (subject to compliance with the provisions of the related agreement) upon the earlier of the occurrence of a default or imminent default with respect to the home equity loan and receipt by the trustee and the credit enhancer, if any, of a REMIC Opinion.

      The obligation of the seller to so substitute or repurchase any home equity loan as to which a representation or warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the holders and the trustee.

      “Loan Purchase Price” means an amount equal to the outstanding principal balance of a home equity loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the servicer on the applicable Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on the home equity loan at the coupon rate to but not including the date of purchase together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and Servicing Advances already made with respect to the home equity loan, (2) all Delinquency Advances which the servicer has so far failed to remit with respect to the home equity loan, (3) all reimbursed Delinquency Advances and Servicing Advances to the extent that the reimbursement is not made from the mortgagor and (4) any costs and damages incurred by the trust fund in connection with any violation by the home equity loan of any predatory or abusive lending law.

      “Substitution Amount” means an amount equal to the excess, if any, of the outstanding principal balance of the home equity loan being replaced over the outstanding principal balance of the replacement home equity loan, together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and unreimbursed Servicing Advances made, (2) all accrued and unpaid interest and (3) any costs and damages incurred by the trust fund in connection with any violation by the home equity loan of any predatory or abusive lending law, with respect to the home equity loan being replaced.

      See “—Advances; Compensating Interest” for a definition of what constitutes a “Delinquency Advance” and a “Servicing Advance”.

      We refer you to “FEDERAL INCOME TAX CONSEQUENCES” and “ERISA CONSIDERATIONS” for a more detailed discussion of federal income tax and ERISA implications.

Assignment of Home Equity Loans

      Pursuant to the related agreement, the seller will transfer, assign, set over and otherwise convey without recourse to the depositor and the depositor will transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the holders all right, title and interest of the seller in and to each home equity loan and all its right, title and interest in and to principal received and interest due on each home equity loan on and after the cut-off date. However, the seller will reserve and retain all its right, title and interest in and to principal received (including prepayments of the home equity loans) and interest due on each home equity loan prior to the cut-off date. As a protective measure only, the seller will also grant to the depositor and the depositor will also grant to the trustee a security interest in the trust fund in case the transfer of the home equity loans is considered by a court of law or equity to be a loan and not a sale.

      In connection with the transfer and assignment of the home equity loans, the seller will be required to:

(i)	deliver without recourse to the trustee or a custodian (which may be an affiliate or agent of the trustee) on behalf of the trustee, on the date the home equity loans are assigned to the trust fund, with respect to each of the loans, which will be identified in a schedule of home equity loans in the relevant agreement:

•	the original mortgage note, endorsed in blank or to the order of the trustee;

•	either (1) the original title insurance policy or a copy certified by the issuer of the title insurance policy or, if not available, the original title insurance commitment or a copy certified as a true copy by the closing agent or the seller, (2) if title insurance is not available in the applicable state, the relevant attorney’s opinion of title, or (3) for home equity loans the original principal balance of which is $40,000 or less, a property report describing the status of title to the mortgaged property and a related indemnity in favor of the seller, issued by a title company qualified to do business in the jurisdiction where the mortgaged property is located;

•	originals or copies certified by the closing agent or the seller of all intervening assignments, if any, showing a complete chain of title from origination to the seller, including warehousing assignments, if recorded;

•	originals of all assumption and modification agreements, if any;

•	either the original mortgage, with evidence of recording (if the original mortgage has been returned to the seller from the applicable recording office), a copy of the mortgage (if the original mortgage has not been returned to the seller) certified by the closing agent or the seller, or a copy of the mortgage certified by the public recording office in those instances where the original recorded mortgage has been lost or retained by the recording office; and

•	the original assignment of mortgage to the trustee in recordable form;

(ii)	cause, within 60 days following the date the home equity loans are assigned to the trust fund, assignments of the mortgages to the trustee to be submitted for recording in the appropriate jurisdictions. Alternatively, except as provided in the related agreement, the seller may furnish to the trustee, any credit enhancer and the rating agencies, by the date that the home equity loans are assigned to the trust fund, at the seller’s expense, an opinion of counsel with respect to the relevant jurisdiction that recording is not required to perfect the trustee’s interests in the related home equity loans (in form satisfactory to the trustee, any credit enhancer and the rating agencies); and

(iii)	deliver (1) the title insurance policy, attorney’s opinion of title or property report, (2) the original mortgages and (3) the recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the custodian on behalf of the trustee within 15 days of receipt by the seller (but in any event, with respect to a mortgage as to which original recording information has been made available to the seller, within one year after the date the home equity loans are assigned to the trust fund).

      With respect to up to 50% of the home equity loans in a trust fund, the depositor may deliver all or a portion of each related mortgage file to the trustee or the custodian not later than 20 days after the date the home equity loans are assigned to the trust fund.

      The trustee will agree, for the benefit of the holders, to cause the custodian to review each file with respect to the home equity loans within 45 days after the date that the home equity loans are assigned to the trust fund (or the date of receipt of any documents delivered to the trustee after the closing date), to ascertain that all required documents (or certified copies of documents) have been executed and received.

If during this 45-day period the custodian finds any document constituting a part of a file which is not properly executed, has not been received or is unrelated to the home equity loans or that any home equity loan does not conform in a material respect to the description set forth in the schedule of home equity loans in the relevant agreement, the custodian will promptly notify the depositor, the seller, the holders and the credit enhancer, if any. The seller will agree in the related agreement to use reasonable efforts to remedy a material defect in a document constituting part of a file of which it is notified by the custodian.

      If, however, within 90 days after notice to it with respect to the defect, the seller has not remedied the defect and the defect materially and adversely affects the interest in the related home equity loan of the holders or any credit enhancer, the seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the seller to) (1) substitute in lieu of the home equity loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the trustee (to be deemed part of the collections remitted by the servicer on the Monthly Remittance Date) or (2) purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price, which will be delivered to the trustee along with the Monthly Remittance Amount remitted by the servicer on the Monthly Remittance Date. If a REMIC election is made with respect to the trust fund, no substitution or purchase of a home equity loan that is not in default or as to which no default is imminent will be made unless the seller obtains for the trustee and any credit enhancer a REMIC Opinion acceptable to the trustee and any credit enhancer.

      In addition, the custodian on behalf of the trustee has agreed to undertake a review during the 12th month after the closing date indicating the current status of the exceptions previously indicated on the pool certification with respect to the applicable agreement. After delivery of this final certification, the custodian, on behalf of the trustee, and the servicer will provide to the trustee and the credit enhancer, if any, at least monthly, updated certifications indicating the then current status of exceptions, until all exceptions have been eliminated.

Deposits to Principal and Interest Account and Certificate Account

      Pursuant to the related agreement, the servicer will be required to create and maintain a Principal and Interest Account, in the name of the trustee, as a segregated account with one or more depository institutions, which may be affiliates of the servicer. All funds in the Principal and Interest Account are required to be held uninvested or invested in eligible investments, as defined in the related agreement. Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the next Monthly Remittance Date. Any investment earnings and losses on funds held in the Principal and Interest Account are for the account of the servicer, and net losses must be promptly replenished by the servicer.

      Within two business days of receipt, the servicer will be required to deposit to the Principal and Interest Account all principal received and interest due on the home equity loans (net of the servicing fee) on and after the related cut-off date, including any prepayments of the home equity loans, any Net Liquidation Proceeds (defined below) and any income from REO properties, but net of the following:

•	Net Liquidation Proceeds to the extent that Net Liquidation Proceeds exceed the sum of (a) the loan balance of the related home equity loan immediately prior to liquidation, (b) accrued and unpaid interest on the home equity loan (net of the servicing fee) to the date of liquidation and (c) the amount of any reduction of the loan balance of the related home equity loan by a court in an insolvency proceeding;

•	principal (including prepayments of the home equity loans) collected and interest due on the home equity loans prior to the cut-off date;

•	reimbursements for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related home equity loan); and

•	reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal or interest on a home equity loan by a mortgagor which are subsequently returned by a depository institution as unpaid.

      The servicer may make withdrawals for its own account from the Principal and Interest Account for the following purposes:

•	on each Monthly Remittance Date, to pay itself the servicing fee to the extent not otherwise retained;

•	to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

•	to withdraw amounts that have been deposited to the Principal and Interest Account in error;

•	to reimburse itself for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related home equity loan);

•	to reimburse itself for nonrecoverable Delinquency Advances and nonrecoverable Servicing Advances to the extent provided under “Advances; Compensating Interest” below or as described in the related prospectus supplement; and

•	to clear and terminate the Principal and Interest Account following the termination of the trust fund.

      The servicer will remit to the trustee for deposit in the Certificate Account the Monthly Remittance Amount (defined below) allocable to a Remittance Period (defined below) not later than the related Monthly Remittance Date (defined below). On each distribution date for a series of securities, the trustee will withdraw amounts from the Certificate Account and make the distributions with respect to the securities in accordance with the provisions of the related agreement.

      “Monthly Remittance Amount” means as of any Monthly Remittance Date:

•	all interest received during the related Remittance Period with respect to the home equity loans;

•	all Compensating Interest (defined under “Advances; Compensating Interest” below) paid by the servicer on the Monthly Remittance Date;

•	the portion of the Loan Purchase Price amounts and Substitution Amounts relating to interest on the home equity loans paid by the seller or the servicer on or prior to the Monthly Remittance Date;

•	the interest portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period;

•	the principal actually collected by the servicer with respect to home equity loans during the related Remittance Period;

•	the outstanding principal balance of each home equity loan that was purchased from the trustee on or prior to the Monthly Remittance Date, to the extent the outstanding principal balance was actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

•	any Substitution Amounts relating to principal delivered by the seller in connection with a substitution of a home equity loan to the extent these Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

•	the principal portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period; and

•	investment losses required to be deposited on the Monthly Remittance Date.

      “Monthly Remittance Date” means the date specified in the related prospectus supplement on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account.

      “Net Liquidation Proceeds” means the proceeds of any liquidation of a home equity loan net of (1) expenses incurred by the servicer (including unreimbursed Servicing Advances) in connection with the liquidation and (2) unreimbursed Delinquency Advances relating to the home equity loan.

      “Remittance Period” means with respect to any Monthly Remittance Date, the calendar month preceding the Monthly Remittance Date

Advances; Compensating Interest

      Delinquency Advances. On each Monthly Remittance Date, the servicer will be required to advance to the trustee for deposit to the Certificate Account, out of the servicer’s own funds or from collections on any home equity loans that are not required to be distributed on the distribution date occurring during the month in which the advance is made (but which will be reimbursed by the servicer on or before any subsequent Monthly Remittance Date on which the collection used to make the advance is required to be part of the Monthly Remittance Amount), any delinquent payment of interest with respect to each delinquent home equity loan, which was not received on or prior to the last day of the related Remittance Period and was not already advanced by the servicer. Advances out of the servicer’s own funds are called “Delinquency Advances”. The servicer may reimburse itself for any Delinquency Advances paid from the servicer’s own funds, from late collections on the related home equity loan or from certain amounts on deposit in the Certificate Account as provided in the related agreement. The servicer will also be entitled to recover unreimbursed Delinquency Advances from the proceeds realized upon liquidation of the related home equity loan.

      If the servicer determines in its reasonable business judgment in accordance with the servicing standards of the related agreement that any proposed Delinquency Advance if made would not be recoverable, the servicer will not be required to make a Delinquency Advance with respect to the home equity loan. To the extent that the servicer previously has made Delinquency Advances with respect to a home equity loan that the servicer subsequently determines to be nonrecoverable, the servicer will be entitled to reimbursement for the Delinquency Advance from collections on any of the home equity loans in the related trust fund.

      Servicing Advances. Except to the extent that the servicer determines they will not be recoverable, the servicer will be required to pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including:

•	expenditures in connection with a foreclosed home equity loan prior to its liquidation, including expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation;

•	the cost of any enforcement or judicial proceedings, including foreclosures; and

•	the cost of the management and liquidation of REO property (including broker’s fees).

      These costs and expenses are “Servicing Advances”. The servicer may recover a Servicing Advance from the mortgagor on whose behalf the advance was made to the extent permitted by the related home equity loan or, if not recovered from the mortgagor, from proceeds realized upon the liquidation of the related home equity loan or from certain amounts on deposit in the Certificate Account as provided in the related agreement. Except as otherwise specified in the related prospectus supplement, the servicer may not recover Servicing Advances from the principal and interest payments on any other home equity loan.

      Compensating Interest. If any prepayment in full of a home equity loan occurs during any calendar month, the servicer must deposit any difference between the interest collected from the mortgagor in connection with the payoff and the full month’s interest at the coupon rate on the home equity loan that would be due on the related due date for the home equity loan (the “Compensating Interest”) (but not in excess of the aggregate servicing fee for the related Remittance Period), to the Principal and Interest Account on the next succeeding Monthly Remittance Date. This Compensating Interest will be included in the Monthly Remittance Amount to be made available to the trustee on such Monthly Remittance Date. The servicer will be entitled to reimbursement for any unreimbursed payments of Compensating Interest from certain amounts on deposit in the Certificate Account as provided in the related agreement.

Advance Facility

      If specified in the related agreement, the servicer may enter into a facility with any person which provides that the person — called an “advancing person” — may fund Delinquency Advances and/or Servicing Advances, although no facility of this type shall reduce or otherwise affect the servicer’s obligation to fund the Delinquency Advances and/or Servicing Advances. Any Delinquency Advances and/or Servicing Advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

Optional Repurchase of Defaulted Home Equity Loans

      Subject to certain limitations contained in the related agreement, the servicer will have the right and the option, but not the obligation, to purchase for its own account any home equity loan which becomes delinquent for the number of consecutive monthly installments set forth in the related prospectus supplement or any home equity loan as to which enforcement proceedings have been brought by the servicer. However, the servicer may not purchase a home equity loan unless it has delivered a REMIC Opinion to any credit enhancer and the trustee, at its own expense. The purchase price for this home equity loan will be equal to the Loan Purchase Price, which must be deposited in the Principal and Interest Account on the next Monthly Remittance Date.

Realization Upon Defaulted Home Equity Loans

      The servicer is required to have liquidated any home equity loan relating to an REO property that has not been liquidated within 35 months of effecting ownership at a price that the servicer deems necessary to comply with this requirement, or within a period of time that, in the opinion of counsel nationally recognized in federal income tax matters, is permitted under the Code.

Hazard Insurance

      The servicer will be required to have hazard insurance maintained with respect to mortgaged property and to advance sums on account of the premiums if not paid by the mortgagor if permitted by the terms of the home equity loan.

Servicing

      Unless otherwise set forth in the related prospectus supplement, the seller will also serve as the servicer of each home equity loan. The servicer will be entitled to a periodic servicing fee as compensation in an amount specified in the prospectus supplement. The servicer may retain the servicing fee from the interest portion of each monthly payment on the home equity loans. In addition, the servicer will be entitled to retain, as additional servicing compensation, prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, any other servicing-related fees or Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the related agreement, and similar items.

      The servicer may assign its obligations under the related agreement, provided it obtains the written consent of the trustee and any credit enhancer; however, the assignee must meet the eligibility requirements for a successor servicer set forth in the related agreement.

General Servicing Standard

      The servicer will be required to service the home equity loans in accordance with the related agreement and the terms of the home equity loans.

      The servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the home equity loans, and, to the extent the procedures are consistent with the related agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all home equity loans at least as rigorous as those described in Fannie Mae’s Servicing Guide.

      The servicer may in its discretion waive or permit to be waived (if the waiver or permission is occasioned by the default or reasonably foreseeable default of a home equity loan or is consistent with the continued treatment of the homes equity loan as a “qualified mortgage” (as defined in the related agreement)) any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a home equity loan or any other fee or charge which the servicer would be entitled to retain as additional servicing compensation. In the event the servicer consents to the deferment of the due dates for payments due on a home equity loan, the servicer must nevertheless pay any required Delinquency Advances with respect to the interest payments extended by the servicer as if the interest portion of the installment had not been deferred.

      The servicer will have the right under the related agreement (upon receiving the prior written consent of the credit enhancer, if any) to accept applications of mortgagors for consent to partial releases of mortgages, alterations and removal, demolition or division of mortgaged properties. No application for approval may be considered by the servicer unless:

•	the provisions of the related mortgage have been complied with;

•	the loan-to-value ratio and debt-to-income ratio after any release does not exceed the loan-to-value ratio and debt-to-income ratio of the home equity loan on the cut-off date or any later date that the home equity loan was acquired by the trust;

•	any increase in the loan-to-value ratio does not exceed 5% unless approved in writing by the credit enhancer, if any; and

•	the lien priority of the related mortgage is not affected.

      The servicer may not agree to any modification, waiver or amendment of any provision of any home equity loan unless, in the servicer’s good faith judgment, the modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the home equity loan and only in the event of a payment default with respect to the home equity loan or if a payment default with respect to the home equity loan is reasonably foreseeable by the servicer. However, no modification, waiver or amendment may extend the maturity date of the home equity loan beyond the date that is six months after the latest final scheduled distribution date of all the classes of securities then outstanding issued by the trust fund. Despite any conflicting provisions in the related agreement, the servicer will be permitted to modify, waive or amend any provision of a home equity loan if required by statute or a court of competent jurisdiction to do so.

Sub-Servicing Arrangements

      The servicer, with the prior written consent of any credit enhancer, may under the related agreement enter into sub-servicing agreements with qualified sub-servicers for any servicing and administration of home equity loans. A qualified sub-servicer must be in compliance with the laws of each state necessary to enable it to perform its obligations under the sub-servicing agreement, have experience servicing home equity loans that are similar to the home equity loans in the related trust fund and have equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

      The servicer will be required to provide notice of the appointment of any sub-servicer to the trustee, the holders, any credit enhancer and each rating agency and to obtain confirmation from each rating agency that the appointment of a sub-servicer will not result in any withdrawal or downgrade of the then-current ratings on the securities (without giving effect to any credit enhancement provided by the credit enhancer). A sub-servicing agreement will not relieve the servicer of its obligations under the related agreement, and the servicer’s obligations will be the same as if it alone were servicing and administering the home equity loans. The servicer will be entitled to enter into any agreement with a sub-servicer for indemnification of the servicer by the sub-servicer and nothing contained in the sub-servicing agreement will limit or modify the terms of the related agreement.

Certain Matters Regarding the Servicer

      The servicer has agreed to indemnify and hold the trustee and any credit enhancer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the trustee and any credit enhancer may sustain in any way related to the failure of the servicer to perform its duties and service the home equity loans in compliance with the terms of the related agreement, except to the extent limited in the related agreement. The servicer must immediately notify the trustee and any credit enhancer if a claim is made by a third party with respect to the related agreement, and the servicer must assume the defense of any claim and pay all expenses in connection with the claim, including reasonable counsel fees. It must also promptly pay, discharge and satisfy any judgment or decree that may be entered against the servicer, the trustee and/or any credit enhancer with respect to the claim. The trustee must reimburse the servicer from amounts otherwise distributable on residual interest securities for the related series for all amounts advanced by the servicer as described in this paragraph, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the servicer to perform its duties in compliance with the related agreement. The indemnification provisions will survive the termination of the related agreement and the payment of the outstanding securities.

      The servicer will be required to deliver to the trustee, the credit enhancer, if any, and the rating agencies on or before July 31 of each year:

•	an officer’s certificate stating that (1) a review of the activities of the servicer during the preceding calendar year and of performance under the related pooling and servicing agreement or the sale and servicing agreement has been made under the officer’s supervision, and (2) to the best of the officer’s knowledge, based on his review, the servicer has fulfilled all its obligations under the related agreement for the year, or, if there has been a default in the fulfillment of any of the servicer’s obligations, specifying each default known to the officer and the nature and status of each default including the steps being taken by the servicer to remedy the default; and

•	a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the credit enhancer, if any, stating that it has examined the servicer’s overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating its conclusions relating to its examination.

Removal and Resignation of Servicer

      The credit enhancer, if any, or the trustee (with the consent of the credit enhancer, if any), or, if there is no credit enhancer, the holders of at least 51% of the interests represented by the securities of the series then outstanding, will have the right, pursuant to the related agreement, to remove the servicer upon the occurrence of certain events specified in the related agreement, including:

•	certain acts of bankruptcy or insolvency of the servicer;

•	certain failures of the servicer to perform its obligations under the related agreement (which may include certain performance tests related to the delinquency rate and cumulative losses of the home equity loans, which tests may be amended or eliminated by the credit enhancer, if any, without the consent of the holders); or

•	the failure of the servicer to cure material breaches of its representations in the related agreement.

      The servicer is not permitted to resign from the obligations and duties imposed on it under the related agreement except upon determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, as long as the activities in question are of a type and nature carried on by the servicer on the date of the related agreement. Any determination permitting the resignation of the servicer must be evidenced by an opinion of counsel confirming these matters, which must be delivered, and reasonably acceptable, to the trustee and any credit enhancer.

      Upon removal or resignation of the servicer, the trustee may solicit bids for a successor servicer as described in the related agreement. Until a successor servicer is appointed pursuant to the terms of the related agreement, the servicer must serve in the capacity of successor servicer. The credit enhancer, if any, may appoint any successor servicer other than the trustee. If the credit enhancer does not appoint a successor servicer, the trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint or petition a court of competent jurisdiction to appoint any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by Freddie Mac or Fannie Mae that has equity of not less than $5,000,000, and is acceptable to any credit enhancer, as the successor to the servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

      No removal or resignation of the servicer will become effective until the trustee or another successor servicer shall have assumed the servicer’s responsibilities and obligations in accordance with the related agreement.

The Trustee

      The trustee or indenture trustee under each pooling and servicing agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will also be named in the related prospectus supplement. The commercial bank, national banking association, trust company or other person serving as trustee, indenture trustee or owner trustee may have normal banking relationships with the seller, the depositor and the servicer and their affiliates.

Reporting Requirements

      On each distribution date the trustee will be required to report in writing (based on information provided to the trustee by the servicer) to each holder, each rating agency and the credit enhancer, if any:

•	the amount of the distribution with respect to each class of securities (based on a security in the original principal amount of $1,000);

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments in full or partial prepayments or other recoveries of principal included in the principal amount paid on the home equity loans (based on a security in the original principal amount of $1,000);

•	the amount of the distribution allocable to interest (based on a security in the original principal amount of $1,000);

•	if the distribution (net of any payment by any credit enhancer) to the holders of any class of securities on the distribution date was less than the amounts distributable to these holders on the distribution date, the related carry-forward amount resulting from the shortfall;

•	the amount of any payment by any credit enhancer included in the amounts distributed to the holders of each class of securities on the distribution date;

•	the principal balance of each class of securities which will be outstanding after giving effect to any payment of principal on the distribution date;

•	the amount of any overcollateralization amount, target overcollateralization amount or collateralization deficit remaining after giving effect to all distributions and transfers on the distribution date;

•	the total of any Substitution Amounts or Loan Purchase Price amounts included in the distribution;

•	the weighted average coupon rate of the home equity loans in the aggregate or in each home equity loan group (if applicable);

•	other information that the credit enhancer or any holder of securities may reasonably request with respect to delinquent home equity loans;

•	the largest home equity loan balance with respect to all the home equity loans or in each home equity loan group (if applicable);

•	the interest rate for each class of securities on the distribution date and the home equity loan pass-through rate on any securities subject to an available funds or weighted average coupon limitation;

•	during any prefunding period, the loan balance of any home equity loans added to the trust during the related Remittance Period;

•	during any prefunding period, the remaining amounts in the Prefunding Account as of the last day of the related Remittance Period; and

•	any other information specified in the related prospectus supplement or related agreement.

      Certain obligations of the trustee to provide information to the holders are conditioned upon the trustee’s having received the information from the servicer.

      In addition, on each distribution date the trustee will be required to distribute to each holder, the credit enhancer, if any, and the rating agencies, together with the information described above, the following information prepared by the servicer and furnished to the trustee:

•	the number and aggregate principal balances of home equity loans (1) 30-59 days delinquent, 60-89 days delinquent, or 90 or more days delinquent, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, (2) the number and aggregate loan balances of all home equity loans, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, and (3) the percentage that each of the amounts specified in clause (1) represents as a percentage of the amounts specified in clause (2);

•	the status and the number and dollar amounts of all home equity loans in foreclosure proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

•	the number of mortgagors and the loan balances of the related mortgages involved in bankruptcy proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

•	the number of mortgagors and the loan balances of the home equity loans that are “balloon” loans as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

•	the existence and status of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

•	the book value of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

•	the realized losses incurred on the home equity loans for the Remittance Period immediately preceding the distribution date and the cumulative realized losses incurred on the home equity loans from the closing date to and including the Remittance Period immediately preceding the distribution date; and

•	the amount of Net Liquidation Proceeds realized on the home equity loans during the Remittance Period immediately preceding the distribution date.

Removal of Trustee for Cause

      The trustee may be removed upon the occurrence of any one of the following events, whatever the reason for the event and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	failure by the trustee to make distributions of available amounts;

•	breaches of covenants and representations by the trustee;

•	certain acts of bankruptcy or insolvency on the part of the trustee; or

•	failure to meet the standards of trustee eligibility as set forth in the related agreement.

      If any of these events occurs and is continuing, then (1) the credit enhancer, if any, or (2) with the prior written consent of any credit enhancer (which may not be unreasonably withheld), the depositor and the holders of a majority of the interests represented by the securities of the series then outstanding, or (3) if there are no securities then outstanding, the owners of the residual interest securities, may appoint a successor trustee.

Governing Law

      The agreements and each security will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed in New York.

Amendments

      The trustee, the depositor, the seller and the servicer, with the consent of the credit enhancer, if any, may, at any time and from time to time and without notice to or the consent of the holders, amend the related agreements:

•	if accompanied by a REMIC Opinion, to remove the restriction against the transfer of a residual interest security to a “disqualified organization” (as defined in the Code);

•	to comply with the requirements of the Code, including any amendments necessary to maintain REMIC status;

•	to cure any ambiguity;

•	to correct or supplement any provision in the related agreement that is inconsistent with any other provisions in the agreement; or

•	for any other purpose, if the amendment will not adversely affect in any material respect the interest of the holders (an amendment will be deemed not to have such an effect if it will not result in a reduction of the rating of the securities of a series without regard to any financial guaranty insurance policy or other credit enhancement).

      In no event may the amendment change in any manner the amount of, or delay the timing of, payments required to be distributed to any holder without the consent of that holder, change the percentage interest of the holders required to consent to any amendment, without the consent of the holders of all outstanding securities of the class or classes affected, or affect the terms or provisions of any financial guaranty insurance policy.

Termination of the Trust

      Unless otherwise specified in the related prospectus supplement, the related agreement will provide that the trust will terminate upon the payment to the holders (from amounts other than those available under any financial guaranty insurance policy) of all amounts required to be paid to the holders upon the later to occur of:

•	the final payment or other liquidation of the last home equity loan in the trust fund (or any advance made with respect to the home equity loan);

•	the disposition of all property acquired in respect of any home equity loan remaining in the trust fund; and

•	any time that an optional termination of the trust is effected as described below under “—Optional Termination”.

      To effect an optional termination, the trustee must be furnished with an opinion of counsel experienced in federal income tax matters acceptable to the credit enhancer, if any, and the trustee to the effect that the optional termination constitutes a “qualified liquidation” under the Code.

Optional Termination

      By Servicer or Credit Enhancer. At its option, the servicer (or, if specified in the related prospectus supplement, an affiliate of the servicer or the credit enhancer, if any, if the servicer or such affiliate fails to exercise its option) may effect an optional termination of the trust (which may also be referred to as a clean up call) to the extent specified in the related prospectus supplement either (1) on any date that the aggregate outstanding principal balance of the securities is 10% (or such other percentage as is specified in the related agreement) or less than the initial aggregate outstanding principal balance of the securities or (2) on any date when the aggregate outstanding loan balance of the home equity loans is 10% (or such other percentage as is specified in the related agreement) or less than the sum of the loan balances of all the home equity loans in the trust as of the date the home equity loans were transferred to the trust.

      Unless otherwise specified in the related prospectus supplement, the servicer (or affiliate) may effect an optional termination of the trust by purchasing from the trust fund all (but not fewer than all) remaining home equity loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the trust fund, at a purchase price which will equal an amount up to the sum of (a) the greater of (i) 100% of the fair market value of the home equity loans (disregarding accrued interest) and (ii) 100% of the then outstanding principal balance of the securities, plus (b) all accrued and unpaid interest on the securities (other than any interest rate cap carryover amounts) plus (c) certain reimbursement amounts. Upon such termination of the trust, the holders will be paid the principal balance of the securities plus any previously accrued but unpaid interest on the securities (other than any interest rate cap carryover amounts) in accordance with the payment priorities described in the related prospectus supplement, thereby effecting early retirement of the securities.

      Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, from which no appeal is taken within the permitted appeal period, or if any appeal is taken, following a final determination with respect to the appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a “REMIC” pursuant to Section 860D of the Code, the credit enhancer, if any, or the holders with the consent of the credit enhancer, if any, may within 30 calendar days following the final determination, direct the trustee on behalf of the trust fund to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

      Events of Default; Termination Under Indenture. Events of default under the indenture for each series of notes include:

•	a default for 30 days or more in the payment of any principal of or interest on any note;

•	failure to perform any other covenant of the trust fund in the indenture which continues for a period of 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	any representation or warranty made with respect to or affecting the series by the seller or the trust fund in the indenture or in any certificate or other writing delivered pursuant to or in connection with the indenture having been incorrect in any material respect as of the time made, and the breach is not cured within 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust fund; or

•	any other event of default provided with respect to the notes.

      If an event of default with respect to any outstanding notes occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes with, if specified in the related prospectus supplement, the consent of the credit enhancer, may declare the principal amount (or, if the notes are Zero Coupon Securities, the portion of the principal amount specified in the terms of that series, as provided in the related prospectus supplement) of all the notes to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

      If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been any acceleration of payment. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default unless:

•	the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes at the date of the sale; or

•	the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been accelerated, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes.

      In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

      In the event that the principal of the notes of a series is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of their notes less the amount of the discount which is unamortized.

      Subject to the provisions of the indenture relating to the duties of the trustee, even if an event of default has occurred and is continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction of the holders. Subject to these provisions for indemnification and certain other limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The holders of a majority of the then aggregate outstanding amount of the notes may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.

      The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

      In addition to this discharge, with certain limitations, the indenture will provide that, if specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations with respect to the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any resulting defeasance and discharge of the notes, holders of notes would be able to look only to this money and/or direct obligations for all further payment of principal and interest, if any, on their notes.

REMIC Administrator

      For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

      The following discussion contains summaries of certain legal aspects of home equity loans which are general in nature. Because certain of these legal aspects are governed by applicable state law (which may differ substantially from state to state), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the home equity loans are situated.

Home Equity Loans

      The home equity loans for a series will be secured by either mortgages, deeds of trust, security deeds, deeds to secure debt or similar security instruments, depending upon the prevailing practice in the state in which the property subject to a home equity loan is located. The filing of a mortgage, deed of trust, deed to secure debt or similar security instrument creates a lien or title interest upon the real property covered and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

      Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

      Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen’s liens, and other liens given priority by applicable law.

      There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a home equity loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust or similar security instrument, the homeowner or borrower, called the “grantor,” grants the security property to a third-party grantee, called the “trustee,” for the benefit of the lender, called the “beneficiary.” The deed of trust gives the trustee the authority, if the borrower defaults and upon the instructions of the beneficiary, to sell the security property in a “foreclosure” or “trustee’s sale” and to apply the sale proceeds to the secured debt. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, particularly in deed of trust transactions, the directions of the beneficiary.

Foreclosure

      Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in effecting service on necessary parties and from restrictions imposed by bankruptcy courts. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee’s sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure (either judicially or non-judicially) prior to other efforts to collect the balance of the promissory note. Whether a lender may thereafter collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state governing the collectibility of deficiency balances.

      The trustee’s sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder’s final bid in cash (or an equivalent satisfactory to the trustee) prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a “credit bid” up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee’s fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

      A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee’s deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser’s title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee’s sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a “due-on-sale” clause contained in the senior deed of trust.

      We refer you to “—Due-on-Sale Clauses in Home Equity Loans” below for more detail.

      The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of the foreclosure action and sale and expenses related to maintaining and servicing the mortgage loan during such time (e.g., taxes) and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

      Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action is equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was excusable or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title to and other facts about the property and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is relatively uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment can be obtained. Afterward, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender (or other purchaser at the foreclosure sale) will assume the burdens of ownership, including servicing any senior mortgage or deed of trust, obtaining hazard insurance, paying taxes and making any repairs at its own expense necessary to render the property suitable for sale. The lender commonly will attempt to resell the property and will obtain the services of a real estate broker and pay the broker’s commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of Redemption

      In some states, after foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a statutory or non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest, expenses of foreclosure and reasonable expenses incurred in maintaining the property. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption will defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In many states, there is no right to redeem property after a trustee’s sale under a deed of trust, unless a deficiency judgment is sought by the lender. As a result, lenders may choose to forego their right to a deficiency judgment to expedite the start of the marketing process for such foreclosed mortgage.

      When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for the cure generally becomes a part of the indebtedness secured by the junior deed of trust.

Junior Home Equity Loans; Rights of Senior Home Equity Loans

      The home equity loans included in the trust fund for a series of securities will be secured by mortgages or deeds of trust which may be junior to one or more other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the holders of the securities), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior mortgage loan in full and, in some states, may cure the default and bring the senior mortgage loan current, in either event adding the amounts expended to the balance due on the junior home equity loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust fund may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller’s standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller’s best interests to do so.

      The standard form of the mortgage or deed of trust used by most institutional lenders, like that used by the seller, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the mortgage or deed of trust securing its loan, to apply any proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the mortgage or deed of trust, in any order that the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the junior indebtedness.

      Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the grantor or mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right to perform the obligation itself, at its election, with the mortgagor or grantor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other states require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security; however, in some of these states, the lender, following judgment on its personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors and military personnel, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Foreclosure is permitted during the pendency of this proceeding only with court permission Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the federal bankruptcy code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (as long as no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the home equity loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications cannot be applied to the terms of a home equity loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

      In a Chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The federal bankruptcy code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted home equity loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In most cases, this liability will affect assignees of the loans.

Due-on-Sale Clauses in Home Equity Loans

      Due-on-sale clauses permit the lender to accelerate the maturity of the home equity loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to home equity loans that were originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and that were originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment Charges and Late Payment Fees

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for a prepayment charge or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment charges are typically retained by servicers of home equity loans as additional servicing compensation. The regulations of the Office of Thrift Supervision (“OTS”) prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender. The absence of a restraint on prepayment or the inability to enforce prepayment charge provisions in the home equity loan documents (particularly with respect to home equity loans having higher interest rates) may increase the likelihood of refinancing or other early retirements of the home equity loans.

      Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permitted the collection of prepayment charges in connection with certain types of eligible home equity loans preempting any contrary state law prohibitions. However, recent changes to the OTS regulations implementing the Parity Act make home equity loans originated on or after July 1, 2003 subject to state law restrictions on prepayment charges.

Equitable Limitations on Remedies

      In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family home equity loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of these home equity loans.

Applicability of Usury Laws

      Many states have usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to certain types of residential first home equity loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to home equity loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on home equity loans covered by Title V. State laws apply to residential second mortgages; however, some state usury limitations do not apply to residential second mortgages.

Environmental Legislation

      A federal statute, the Comprehensive Environmental Response, Compensation and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. A lien of this type generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage or deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable trust fund) if it promptly marketed the foreclosed property for resale. In the event that a trust fund acquired title to a property securing a home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay or a reduction in the payment if the costs were required to be paid by the trust fund.

Servicemembers Civil Relief Act of 1940

      Under the Servicemembers Civil Relief Act of 1940, borrowers who enter military service after the origination of their home equity loan, including a borrower who was a member of the National Guard or was in reserve status and is called to active duty after the origination of their home equity loan:

•	are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including home equity loans) incurred prior to the commencement of military service for the duration of military service;

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service; and

•	may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

      The Servicemembers Civil Relief Act of 1940 applies to borrowers who are in military service, including members of the Air Force, Army, Navy, Marines, National Guard, Reserves, Coast Guard and U.S. Public Health Officers assigned to duty with the military. If a borrower’s obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the Servicemembers Civil Relief Act of 1940, none of the trust fund, the servicer, the seller, the trustee or the owner trustee (if applicable) will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the securities. California has a law very similar to the Servicemembers Civil Relief Act of 1940.

USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

•	to establish any reserve fund, Prefunding Account or Capitalized Interest Account;

•	to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement; and

•	to acquire the home equity loans from the seller, who in turn will use the proceeds for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

General

      This section sets forth certain federal income tax opinions of McKee Nelson LLP, special counsel to the seller (“Federal Tax Counsel”) and a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of the securities offered hereby. The summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the “holder” means the beneficial owner of a security.

      The summary is based upon the provisions of and the regulations promulgated under the Code including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

      The federal income tax consequences to holders will vary depending on whether:

•	the securities of a series are classified as indebtedness for federal income tax purposes;

•	an election is made to treat the trust fund (or certain assets of the trust fund) relating to a particular series of securities as a real estate mortgage investment conduit (REMIC) under the Code;

•	the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

•	for federal income tax purposes the trust fund relating to a particular series of securities is classified as a partnership or is disregarded as an entity separate from its owner.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series.

Opinions

      Federal Tax Counsel is of the opinion that:

(i) if a prospectus supplement indicates that one or more classes of non-REMIC securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness for federal income tax purposes and, for federal income tax purposes, the related trust fund will not be an association, publicly traded partnership, or taxable mortgage pool taxable as a corporation;

(ii) if a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these elections are timely made and all of the provisions of the applicable agreement are complied with:

•	each segregated pool of assets specified as a REMIC in the agreement will constitute a REMIC for federal income tax purposes;

•	the class or classes of securities of the related series which are designated as “regular interests” in the prospectus supplement will be considered “regular interests” in a REMIC for federal income tax purposes; and

•	the class of securities of the related series which is designated as the “residual interest” in the prospectus supplement will be considered the sole class of “residual interests” in the applicable REMIC for federal income tax purposes; and

(iii) if a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement, the trust fund will be a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code and will not be an association taxable as a corporation, and a holder of the related certificates will be treated for federal income tax purposes as the owner of an undivided interest in the home equity loans included in the trust fund.

      Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service (“IRS”) or any third-party.

Taxation of Debt Securities (Including Regular Interest Securities)

      Interest and Acquisition Discount. Securities representing regular interests in a REMIC (“Regular Interest Securities”) are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount (“OID”)) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities are referred to in this section collectively as “Debt Securities.”

      Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued under these provisions of the Code (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities, and certain provisions expressly provide that they do not apply to debt instruments that have prepayment provisions such as those applicable to the Debt Securities.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include the OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. OID must be included in income in advance of the receipt of the cash representing that income. However, the amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). In the case of Debt Securities that are Regular Interest Securities, if less than a substantial amount of a particular class is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. For other Debt Securities if less than a substantial amount is sold the issue price would be the price paid by the underwriter or may not be established for Debt Securities retained by the Depositor or a affiliate of the Depositor until such Debt Securities are transferred to third parties. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

      Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are “unconditionally payable.” The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (an “interest weighted security”).

      Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID Regulations either as part of the issue price and the stated redemption price at maturity of the Debt Securities or as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether OID is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price. The term “interest period” may also be used to refer to the “accrual period” with respect to interest on a class of notes or certificates.

      Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See “—Election to Treat All Interest as Original Issue Discount.”

      The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions’ of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the home equity loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the Debt Security in all prior periods, other than qualified stated interest payments.

      The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing these debt instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the home equity loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the home equity loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the

Prepayment Assumption, no representation is made to holders that home equity loans will be prepaid at that rate or at any other rate.

      The seller may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the home equity loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

      Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a Debt Security will also be required to include OID in gross income, but a holder who purchases a Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset OID by comparable economic accruals of portions of excess.

      Effects of Defaults and Delinquencies. Holders will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the home equity loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of these losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

      Interest Weighted Securities. It is not clear how income should be accrued on Debt Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on home equity loans underlying Pass-Through Securities (defined below) (“Interest Weighted Securities”). The trust fund intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below.

      Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a “Variable Rate Debt Security”) are subject to special rules. A Variable Rate Debt Security will qualify as a “variable rate debt instrument” if:

•	its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount;

•	it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•	it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except the de minimis amount specified above.

      A “qualified floating rate” is any variable rate where the rate variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (1) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (2) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.

      In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Nevertheless, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

      An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Nevertheless, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the variable rate during the first half of the Variable Rate Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security’s term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a “qualified inverse floating rate” if the objective rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

      The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

      For Variable Rate Debt Securities that qualify as a “variable rate debt instrument” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Debt Security”), OID is computed as described above based on the following:

•	stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest;

•	by assuming that the variable rate on the Single Variable Rate Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for the Single Variable Rate Debt Security; and

•	the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described above.

      In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a “Multiple Variable Rate Debt Security”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that the Multiple Variable Rate Debt Security be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security.

      In the case of a Multiple Variable Rate Debt Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

      Once the Multiple Variable Rate Debt Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the OID rules to the “equivalent” fixed rate debt instrument in the manner described above. A holder of the Multiple Variable Rate Debt Security will account for this OID and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

      If a Variable Rate Debt Security does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if the Debt Security were treated as a contingent payment debt obligation.

      The IRS has issued final regulations (the “Contingent Regulations”) governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply however to debt instruments to which Code Section 1272(a)(6) is applicable, such as a Pay-Through Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation of OID on Pay-Through Securities as described in this prospectus. However, because no regulatory guidance exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

      Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (2) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the home equity loans underlying the Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the home equity loans underlying the Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the home equity loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying home equity loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the Debt Security (or in the case of a Pass-Through Security, an underlying home equity loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

      Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired afterwards by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      Current treasury regulations (the “Amortizable Bond Premium Regulations”) dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Pay-Through Securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

      Sale or Exchange. A holder’s tax basis in its Debt Security is the price the holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security’s basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security. In addition, if the loss from the Sale of a Security exceeds a threshold amount (which may require aggregating with other senior losses) a holder may be required to disclose to the IRS by filing a Form 8886. Investors should consult their tax advisors about the need to file such forms.

Status of Regular Interest Securities

      Regular Interest Securities and securities representing a residual interest in a REMIC (“Residual Interest Securities”) (both types of securities collectively referred to as “REMIC Securities”) will be “real estate assets” for purposes of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, “qualifying assets”) to the extent that the REMIC’s assets are qualifying assets. However, if at least 95 percent of the REMIC’s assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to home equity loans, the REMIC’s assets will include payments on home equity loans held pending distribution to holders of REMIC Securities, amounts in reserve accounts (if any) and other credit enhancements (if any). The home equity loans generally will be qualifying assets under both of the foregoing sections of the Code. However, home equity loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a home equity loan exceeds the value of the property securing the home equity loan, it is unclear and Federal Tax Counsel is unable to opine whether the home equity loans will be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on loans and held pending distribution to holders of Regular Interest Securities (“cash flow investments”) will be treated as qualifying assets.

REMIC Expenses; Single Class REMICs

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), these expenses will be deductible only to the extent that these expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over a threshold amount (which is adjusted for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to this type of holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

      Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on these securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and (2) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to home equity loans, and servicing fees and other expenses of the REMIC.

      A holder of a Residual Interest Security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the home equity loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. Further, through 2010 such deductions are subject to an additional reduction based on the income of the holder. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the closing date (generally, the day that the interests are issued). This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules.

      We refer you to “Taxation of Debt Securities (Including Regular Interest Securities)” above for more detail.

      A REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that the premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

      It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the closing date. The holders of Residual Interest Securities will generally be responsible for the payment of any of these taxes imposed on the REMIC. To the extent not paid by these holders or otherwise, however, these taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

      The holder of a Residual Interest Security will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

      The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to this income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the home equity loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument.

      Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest Security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which holders should consult their tax advisers.

      Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of the excess.

      Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

      Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations.

      We refer you to “Tax Treatment of Foreign Investors” for more detail.

      The REMIC provisions of the Code provide three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

      The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of (1) 120% of the long term applicable federal rate on the closing date multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded.

      We refer you to “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “Tax Treatment of Foreign Investors” below for more detail.

      Inducement Fees. The tax treatment of any payment made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate (an “inducement fee”) is unclear. Regulations have been proposed regarding the federal income tax treatment of inducement fees received by transferees of non-economic REMIC residual certificates. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published. Thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a REMIC residual certificate. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the tax treatment of inducement fees and the effect of these proposed regulations.

      Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “disqualified organization.” Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee has furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

      If a Residual Interest Security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners (“electing large partnerships”) will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

      The REMIC Regulations provide that a transfer of a “noneconomic residual interest” will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a “noneconomic residual interest” unless, at the time of the transfer:

•	the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent; and

•	the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on this excess inclusion accrue, sufficient to pay these taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had “improper knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if:

•	the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future;

•	the transferee represents to the transferor that the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and intends to pay the taxes associated with owning the residual interest as they come due;

•	the transferee represents to the transferor that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Interest Security, is, in fact, not transferred to such permanent establishment or fixed base; and

•	one of the following two tests is satisfied, either:

        (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

(b) (i)	the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)	the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)	the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that the test contained in either clause (a) or (b) be met as a condition to transfer of a Residual Interest Security. Holders of Residual Interest Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

      A different formulation of these transfer restriction rules applies to transfers of Residual Interest Securities by or to foreign transferees.

      We refer you to “Tax Treatment of Foreign Investors” for more detail.

      Mark to Market Rules. A Residual Interest Security cannot be marked to market under Code Section 475.

Administrative Matters

      The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

      General. As further described below, each holder of a security issued by a grantor trust (a “Pass-Through Security”) must report on its federal income tax return the gross income from the portion of the home equity loans that is allocable to its Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to its Pass-Through Security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly this interest in the home equity loans and received or accrued directly its share of the payments on the home equity loans and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

      A holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for these expenses only to the extent that the sum of those expenses and the holder’s other miscellaneous itemized deductions exceeds 2% of the holder’s adjusted gross income. Further, through 2010 the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over a threshold amount (which is adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. Moreover, a holder of a Pass-Through Security that is not a corporation cannot deduct these expenses for purposes of the alternative minimum tax (if applicable). These deductions will include servicing, guarantee and administrative fees paid to the servicer of the home equity loans. As a result, the trust fund will report additional taxable income to holders of Pass-Through Securities in an amount equal to their allocable share of these deductions, and certain holders of Pass-Through Securities may have taxable income in excess of the cash received.

      Status of the Pass-Through Securities. The Pass-Through Securities will be “real estate assets” for purposes of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, “qualifying assets”) to the extent that the trust fund’s assets are qualifying assets. Further, the Pass-Through Securities may not be “real estate assets” to the extent loans held by the trust are not secured by real property, and may not be “loans secured by an interest in real property” to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

      Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are securities (“Stripped Securities”) subject to the “stripped bond” rules of section 1286 of the Code. The Pass-Through Securities will be Stripped Securities if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the servicer’s servicing fee, or other amounts, if any, paid to (or retained by) the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm’s length consideration for servicing the home equity loans and should be characterized for federal income tax purposes as an ownership interest in the home equity loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a “stripped coupon” under the rules of Code Section 1286.

      If interest retained for the servicer’s servicing fee or other interest is treated as a “stripped coupon,” the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A holder of a Pass-Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (1) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the home equity loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

      If the OID rules apply, the holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each mortgage underlying the Pass-Through Security) to the holder. This yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the holder’s share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the Pass-Through Security. With respect to certain categories of debt instruments including “any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulations, by reason of other events),” Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. If required to report interest income on the Pass-Through Securities to the IRS under the stripped bond rules, it is anticipated that the trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the home equity loans (although the yield may differ from the yield to any particular holder that would be used in calculating the interest income of the holder). The prospectus supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the home equity loans will prepay at that rate or at any other rate.

      If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see “Sales of Pass-Through Securities” below) that is allocable to the home equity loan. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

      Taxation of Pass-Through Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the holder will be required to include in income its share of the interest payments on the home equity loans in accordance with its tax accounting method. In addition, if the holder purchased the Pass-Through Security at a discount or premium, the holder will be required to account for this discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount. In the case of OID, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of this discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the home equity loans. However, OID could arise with respect to a home equity loan (“ARM”) that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in “Taxation of Debt Securities (Including Regular Interest Securities)—Variable Rate Debt Securities.”

      If discount other than OID exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of the discount accrued through this month and not previously included in income, but limited, with respect to the portion of the discount allocable to any home equity loan, to the amount of principal on the home equity loan received by the trust fund in that month. Because the home equity loans will provide for monthly principal payments, this discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues (and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID). The holder may elect to accrue the discount under a constant yield method based on the yield of the Pass-Through Security to the holder (or possibly based on the yields of each home equity loan). In the absence of such an election, it may be necessary to accrue the discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (1) 0.25% of the principal amount of the home equity loans allocable to the Pass-Through Security and (2) the weighted average life (in complete years) of the home equity loans remaining at the time of purchase of the Pass-Through Security.

      If a holder purchases a Pass-Through Security at a premium, the holder may elect under Section 171 of the Code to amortize the portion of the premium that is allocable to a home equity loan under a constant yield method based on the yield of the home equity loan to the holder, provided that the home equity loan was originated after September 27, 1985. Premium allocable to a home equity loan originated on or before that date should be allocated among the principal payments on the home equity loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

      It is not clear whether the foregoing adjustments for market discount or premium would be made based on the scheduled payments on the home equity loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

      If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see “Sales of Pass-Through Securities” below) that is allocable to the home equity loan. Adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

Miscellaneous Tax Aspects

      Backup Withholding. A holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security:

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•	under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain foreign investors, that is, investors that for United States federal income tax purposes are treated as:

•	corporations or partnerships created outside of the United States;

•	individuals that are not citizens or residents of the United States; or

•	foreign estates or trusts within the meaning of Code Section 7701.

Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

      Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be “effectively connected” with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax.

      See “—Tax Consequences to Holders of the Certificates Issued by a Partnership—Tax Consequences to Foreign Certificateholders.” Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from these interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the home equity loans were originated on or before July 18, 1984.

      Interest and OID of a foreign investor are not subject to withholding if they are effectively connected with a United States business conducted by the holder and the holder timely provides an IRS Form W-8ECI. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of Residual Interest Securities who are foreign investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as “portfolio interest.” The extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax.

      Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a foreign investor will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a Residual Interest Security to a United States person (that is, a person that is not a foreign investor), and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code.

      We refer you to “Taxation of Holders of Residual Interest Securities—Excess Inclusions” for more detail.

      Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) this gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Tax Characterization of the Trust as a Partnership

      If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the trust fund as a partnership (such as election to treat the trust fund as a corporation for federal income tax purposes). If, however, the trust fund has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the trust fund as a corporation for federal income tax purposes.

      Certain entities classified as “taxable mortgage pools” are subject to corporate level tax on their net income. A “taxable mortgage pool” is generally defined as an entity that meets the following requirements:

(1) the entity is not a REMIC or a FASIT;

(2) substantially all of the assets of the entity are debt obligations, and more than 50 percent of these debt obligations consists of real estate mortgages (or interests in real estate mortgages);

(3) the entity is the obligor under debt obligations with two or more maturities; and

(4) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets.

      With respect to requirement (3), equity interests that have maturities that correspond to maturity classes of debt may be treated as debt for purposes of determining whether there are two or more maturities. If the trust fund were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a trust fund which is intended to be a partnership for federal income tax purposes, as specified in the related prospectus supplement, generally to the effect that the trust fund will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the agreements and related documents will be complied with, and on Federal Tax Counsel’s conclusion that either the number of classes of debt obligations issued be the trust fund, or the nature of the assets held by the trust fund will exempt the trust fund from treatment as a taxable mortgage pool.

Tax Consequences to Holders of the Notes Issued by a Partnership

      Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Federal Tax Counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in “Taxation of Debt Securities (Including Regular Interest Securities)” above for Debt Securities which are not Regular Interest Securities.

      Debt Securities generally will be subject to the same rules of taxation as Regular Interest Securities issued by a REMIC, as described above, except that:

(1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method;

(2) the special rule treating a portion of the gain on sale or exchange of a Regular Interest Security as ordinary income is inapplicable to Debt Securities. See “— FEDERAL INCOME TAX CONSEQUENCES — Taxation of Debt Securities (including Regular Interest Securities) — Sale or Exchange” above and

(3) the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

      Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign investors generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, income to certain tax-exempt entities would be “unrelated business taxable income,” and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates Issued by a Partnership

      Treatment of the Trust Fund as a Partnership. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership, or if there is a single certificateholder for federal income tax purposes, to disregard the trust fund as an entity separate from the certificateholder. However, the proper characterization of the arrangement involving the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Generally, provided the certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to these certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account its allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the home equity loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of home equity loans. The trust fund’s deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of home equity loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

(1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(2) prepayment premium payable to the certificateholders for the applicable month; and

(3) any other amounts of income payable to the certificateholders for the applicable month.

      All remaining taxable income of the trust fund will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      If a certificate is purchased at a discount or a premium to its stated balance, the timing and character of income associated with such discount or premium is uncertain. The rules that relate to the timing and character with respect to discount and premium on a debt instrument do not apply to equity interests in a partnership. If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

      An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part (including for purposes of calculating alternative minimum taxes) and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each home equity loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the home equity loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the home equity loans may be greater or less than the remaining principal balance of the home equity loans at the time of purchase. If so, the home equity loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a home equity loan by home equity loan basis.)

      If the trust fund acquires the home equity loans at a market discount or premium, the trust fund will elect to include this discount in income currently as it accrues over the life of the home equity loans or to offset the premium against interest income on the home equity loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership. The trust fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the related certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the home equity loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      Losses on the sale of a certificate in excess of a threshold amount (which may require inclusion of other losses) could trigger the requirement to disclose the loss by filing an IRS Form 8886 and investors should discuss the need to file such form with their tax advisors.

      Allocations Between Sellers and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make an election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and these nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

•	the name, address and identification number of the relevant person;

•	whether this person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

•	certain information on certificates that were held, bought or sold on behalf of this person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign investors because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for these purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold pursuant to Section 1446 of the Code on the portion of its taxable income that is allocable to certificateholders that are foreign investors, as if the income were effectively connected to a U.S. trade or business, at the maximum rate applicable to corporations for foreign holders that are taxable as corporations and at the maximum rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

      Each certificateholder that is a foreign investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign investor generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments (absent a reduction pursuant to an applicable treaty), certificateholders should expect to be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, adequately demonstrates this status.

STATE TAX CONSEQUENCES

      In addition to the federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES,” potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”). Such transactions are treated as “prohibited transactions” under Section 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The underwriters of the securities, each master servicer or other servicer, any credit enhancer, any swap or cap provider, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

      Plan Assets. In 29 C.F.R §2510.3-101 (the “Plan Assets Regulation”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code. The Plan Assets Regulation provides that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulation applies. The certificates offered hereby (the “Certificates”) will be deemed an equity interest for purposes of the Plan Assets Regulation, and the seller can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Assets Regulation. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the trust fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

      The DOL has issued to each of a number of underwriters of mortgage and asset-backed securities individual prohibited transaction exemptions each of which was amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”), was further amended by Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and was most recently amended pursuant to Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”), which is applicable to Certificates which meet its requirements whenever one of such underwriters or their affiliates is the sole underwriter, the manager or co-manager of an underwriting syndicate or the selling or placement agent for the offering of the Certificates. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include (1) the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single-family, mixed-use and multi-family residential mortgage loans, home equity loans or receivables and (2) the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of such trusts.

      General Conditions of Exemption. Included among the general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for relief under the Exemption are:

•	First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

•	Second, the loans held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, home equity loans, obligations and receivables will be collectively referred to herein as “loans.”)

•	Third, the Certificates may be subordinated, provided they are issued in “designated transactions” (as described below) and are backed by fully-secured loans.

•	Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch Ratings (each, a “Rating Agency”).

•	Fifth, the trustee and the indenture trustee generally cannot be affiliates of any other member of the “Restricted Group” other than an underwriter. The Restricted Group consists of (i) any underwriter as defined in the Exemption, (ii) the seller, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest swap” (as described below) held as an asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the Certificates.

•	Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the seller pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any other servicer must represent not more than reasonable compensation for such person’s services under the related agreement and reimbursement of such person’s reasonable expenses in connection therewith.

•	Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must generally have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.

•	Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

      Types of Trust Funds. Under the Exemption, permitted trust funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the seller in the event of bankruptcy or other insolvency and must provide certain legal opinions.

      Designated Transactions. In the case where the Certificates are backed by trust fund assets which are residential, home equity, manufactured housing, multi-family or commercial loans which are described and defined in the Exemption as designated transactions (“Designated Transactions”), the Exemption permits the Certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The assets in the trust funds will be considered Designated Transactions for purposes of the Exemption unless otherwise specified in the related prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same trust fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

      Insurance Company General Accounts. In the event that Certificates do not meet the requirements of the Exemption solely because they are subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Permitted Assets. The exemption permits an interest-rate swap to be an asset of a trust fund which issues Certificates acquired by Plans in an initial offering or in the secondary market. If such certificates are purchased by a qualified plan investor, an interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it: (a) is an “eligible Swap;” (b) is with an “eligible swap counterparty;” (c) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap”; and (d) permits the trust fund to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

      An “eligible Swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid; and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a)-(d) above.

      An “eligible swap counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that if a swap counterparty is relying on its short-term rating to establish such eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency and provided further that if the class of certificates with which the swap is associated has a final maturity date of more than one year from the date of issuance of such certificates, and such swap is a ratings dependent swap such counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the Rating Agencies in the event of a ratings downgrade of the swap counterparty.

      A “qualified plan investor” is a Plan or Plans on whose behalf the decision to buy such class of Certificates is made by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary is either: (a) a “qualified professional asset manager” under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (see below), (b) an “in-house asset manager” under 96-23 PTCE 96-23 (see below) or (c) has total assets (both, Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap and the rating of the counterparty), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plans that hold Certificates must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

      “Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may be held as an asset of the trust fund with respect to Certificates purchased by Plans if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty; and (f) it has an Allowable Notional Amount.

      Pre-Funding Accounts. The Exemption extends exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided the pre-funding arrangements satisfy a number of conditions.

      Revolving Pool Features. The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding is used). Accordingly, Certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

      Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from certain restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief to fiduciaries of plans, other than Excluded Plans, from certain self-dealing and conflict of interest prohibited transactions if the following requirements are met; each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class; after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust fund containing assets which are sold or serviced by the same entity; in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates in which Plans have invested, and at least 50% of the aggregate interests in the trust fund, are acquired by persons independent of the Restricted Group, and no plan’s fiduciary (or any affiliate of such fiduciary) is an obligor with respect to more than 5% of the fair market value of the obligations contained in the investment pool.

ERISA Considerations Relating to Notes

      Under the Plan Asset Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes offered hereby (the “Notes”) are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

      The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

      In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption (“PTCE”) 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

      Each prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related securities. Before purchasing securities in reliance on the Exemption, the Investor-Based Exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

      Any Plan investor who proposes to use “plan assets” of any Plan to purchase securities of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of such securities.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of ERISA or Code Section 4975. However, they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Code Section 4975. A fiduciary of any such plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any such similar law.

LEGAL INVESTMENT

      The securities will not constitute “mortgage-related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 unless the related prospectus supplement specifies that the securities will constitute “mortgage related securities.” Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

PLAN OF DISTRIBUTION

      The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

(1)	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

(2)	by placements by the depositor with institutional investors through dealers; and

(3)	by direct placements by the depositor with institutional investors.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

      The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and resales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or resale.

LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the securities will be passed upon for the seller by McKee Nelson LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

      The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in the prospectus supplement and this prospectus, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, we refer investors to the registration statement and the related exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279. The SEC maintains an internet web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of the internet web site is (http://www.sec.gov).

      Each trust fund will be required to file certain reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The depositor and the seller may cause each trust fund to suspend filing reports if and when these reports are no longer required under the Exchange Act.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any prospectus supplement. Investors should not rely on any information or representations not contained in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered under this prospectus and the applicable prospectus supplement and are not an offer of the securities to any person in any state or other jurisdiction in which an offer would be unlawful. The delivery of this prospectus does not imply that information contained in the prospectus is correct as of any time subsequent to its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed with the SEC by or on behalf of the trust fund referred to in the accompanying prospectus supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of

1934 after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus should be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement modified or superseded in this manner should not be deemed, except as modified or superseded, to constitute a part of this prospectus.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless these exhibits are specifically incorporated by reference into the information incorporated in this prospectus). Requests should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

$900,000,000 (Approximate)

Centex Home Equity Loan Trust 2004-D

Centex Home Equity Loan

Asset-Backed Certificates, Series 2004-D

Centex Home Equity Company, LLC

as Originator and Servicer

CHEC Funding, LLC

as Depositor

PROSPECTUS SUPPLEMENT

Citigroup

Banc of America Securities LLC
Credit Suisse First Boston
RBS Greenwich Capital

September 8, 2004